U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            SELECT THERAPEUTICS INC.
                 (Name of small business issuer in its charter)

           Delaware                        2834                   98-0169105
  (State or jurisdiction of     (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

          50 Cummings Park, Woburn, Massachusetts 01801 (781) 939-0995 (Address and telephone number of principal executive offices)

                  50 Cummings Park, Woburn, Massachusetts 01801
         (Address of principal place of business or intended principal place of business)

                   Steve M. Peltzman, Chief Executive Officer
          50 Cummings Park, Woburn, Massachusetts 01801 (781) 939-0995
            (Name, address and telephone number of agent for service)

Copy to: Richard G. Klein,  Esq.,  Hofheimer  Gartlir & Gross,  LLP,  530 Fifth
         Avenue, New York, New York 10036 (212) 818-9000

Approximate date of commencement of proposed sale to the public: On such date as the selling stockholders shall elect to commence sales to the public following the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         Calculation of Registration Fee

-------------------------------------------------------------------------------------------------------------
Title of each                                   Proposed                Proposed
class of                                        maximum                 maximum
securities to be         Amount                 offering price per      aggregate            Amount of
registered               to be registered       share (1)               offering price       registration fee
-------------------------------------------------------------------------------------------------------------
Common Stock                8,894,989           $2.60                   $23,126,971.40       $5,781.74
-------------------------------------------------------------------------------------------------------------
Total                                                                                        $5,781.74
Registration Fee
-------------------------------------------------------------------------------------------------------------

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the closing price of our common stock on July 25, 2001 as reported by The American Stock Exchange.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Prospectus

                            Select Therapeutics Inc.

                        8,894,989 shares of common stock
                             by selling stockholders

     This is an offering of up to 8,894,989 shares of our common stock by selling stockholders. The selling stockholders may sell the shares from time to time on the American Stock Exchange at the prevailing market price or in negotiated transactions. Of the shares offered,

     o    5,254,137 are presently outstanding,

     o 2,960,852 shares may be issued upon the exercise of outstanding warrants (the "Warrants"), and

     o 680,000 shares may be issued upon the exercise of outstanding options (the "Options").

     We have agreed to bear all the expenses (other than underwriting discounts and commissions and fees and expenses of counsel and other advisors to the shareholders) in connection with the registration and sale of the shares covered by this prospectus. We will not receive any of the sale proceeds from the sale of any shares by the selling stockholders. However, we may receive up to $6,766,354 from our issuance of 2,960,852 shares of common stock upon exercise of the Warrants, and $2,261,500 from our issuance of 680,000 shares of common stock upon exercise of the Options. The shares may be offered in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may be deemed to be underwriters within the meaning of the Securities Act of 1933. If any broker-dealers purchase any shares as principals, any profits received by them on the resale of such shares may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the selling stockholders may be deemed to be underwriting commissions.

     Our common stock is listed on The American Stock Exchange (trading symbol:
XZL).

                       -----------------------------------

     Investing in Select Therapeutics' common stock involves a high degree of risk. An investor should read the "Risk Factors" section of this prospectus, commencing on page 8, before deciding whether to invest in these securities.

                       -----------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                    The date of this prospectus is July __, 2001

                                Table of Contents

                                                                            Page
                                                                            ----

Prospectus summary.........................................................   5

Summary financial information..............................................   6

Risk factors...............................................................   8

Use of proceeds............................................................  18

Management's discussion and analysis of
    financial condition and results of operations..........................  19

Business...................................................................  25

Management.................................................................  42

Certain relationships and related transactions.............................  51

Principal stockholders.....................................................  52

Market for common equity and related stockholder matters...................  53

Selling stockholders.......................................................  55

Description of securities..................................................  63

Plan of distribution.......................................................  66

Legal matters .............................................................  67

Experts ...................................................................  67

Limited liability of directors.............................................  67

Where you can find more information........................................  68

Index to financial statements..............................................  70

                               Prospectus Summary

     In this prospectus, unless the context indicates otherwise, all references to the business and affairs of Select Therapeutics Inc. include the business and affairs of Cell Science Therapeutics, Inc. (the "Joint Venture"), a joint venture we own equally with Cytomatrix, LLC. We refer to Select Therapeutics as "Select", "us", "we" or "our".

     This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all the information you should consider before buying the offered common stock. You should read the entire prospectus carefully, including the "Risk factors" section.

The company

     We are a development stage biopharmaceutical company incorporated in Delaware in January 1997, under the name VT Development, Inc. In July 1997, we changed our name to Select Therapeutics Inc. Our principal place of business is located at 50 Cummings Park, Woburn, Massachusetts 01801, and our telephone number is (781) 939-0995.

     Effective January 2, 2001, our "virtual" business operations ceased when, for reasons of product development as well as technology synergy, we and Cytomatrix, LLC ("Cytomatrix"), a California limited liability company in the development stage, formed a joint venture named Cell Science Therapeutics, Inc. ("CST" or the "Joint Venture"), a Delaware corporation of which we and Cytomatrix each own 50% of the outstanding common stock. Hence, in this prospectus, unless the context indicates otherwise, all references to the business and affairs of Select include the business and affairs of the Joint Venture.

     We are pioneering the discovery of novel cellular therapeutic products based on proprietary tissue engineering, cell-growth and cell-targeting technologies. We are focused on two major areas of medical application: hematopoietic (blood) and immunology (dendritic cells and T-cells) cell therapy. Our goal is to introduce a novel class of biopharmaceuticals that effectively treat and/or cure certain cancers, immune system deficiencies and infectious diseases. The growth of cells ex vivo (outside the body) is a common and integral requirement for the majority of our programs, which rely upon our proprietary technology based upon a patented three-dimensional biomatrix product called Cytomatrix(TM), the use of which has been exclusively licensed to us for cell culture applications.

     The following core therapeutics programs leverage the unique characteristics of our proprietary ex vivo Cytomatrix(TM) cell biomatrix (collectively, the "Cytomatrix(TM) Programs"): (1) the expansion of adult Hematopoietic Stem Cells ("HSC") for use in autologous bone marrow transplants for cancer patients; (2) the expansion of stem cells derived from umbilical cord blood for use in allogeneic stem cell transplants; and (3) regenerative immunotherapy, a T cell expansion program whose goal is to reconstitute the immune system with newly generated T cell populations, thereby enhancing a patient's ability to recognize and fight an array of diseases. In addition, we have two core therapeutics programs based on proprietary technologies involving verotoxin ("VT"), a bacterial protein: (a) a CD77 receptor-specific cytotoxic therapeutic exploring the ability of VT's toxic subunit to selectively destroy tumor cells and (b) a novel antigen delivery system for adoptive immunotherapy and therapeutic vaccines that utilizes the apparent binding ability of VT's non-toxic subunit to act as the targeting mechanism to enhance the immunogenicity of dendritic cells against certain cancers and infectious diseases. Our portfolio of core therapeutic candidates and technologies currently is in the preclinical stage, although in July 2001 we began enrolling the first of an expected total of 20 patients undergoing bone marrow transplantation at the Dana

Farber Cancer Institute in a Phase I/II dose escalation trial involving the use of our HSC expansion technology as an adjunct treatment for certain malignancies.

     Our common stock is listed on The American Stock Exchange under the symbol "XZL".

The offering

     Total shares outstanding prior
     to the offering                        12,572,784 (includes 5,254,137
                                            unregistered shares which are being
                                            offered pursuant to this prospectus)

     Shares being offered for resale
     to the public                          8,894,989 (includes 3,640,852 shares
                                            issuable upon exercise of the
                                            Warrants and Options)

     Total shares outstanding after
     the offering                           16,213,636 (assumes 3,640,852 shares
                                            are issued upon exercise of the
                                            Warrants and Options)

     Price per share to the public          Market price at the time of resale,
                                            prices related to the market price,
                                            negotiated prices, or fixed prices,
                                            which may be changed

     Total proceeds raised by the
     offering None; however, we may receive up to $6,766,354 from the issuance of 2,960,852 shares of common stock upon exercise of the Warrants, and $2,261,500 from the issuance of 680,000 shares of common stock upon exercise of the Options. We plan to use the net proceeds, if any, of such sales for working capital and general corporate purposes.

     American Stock Exchange Symbol         XZL

Summary financial information

     This summary financial information should be read in conjunction with the section of this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations", our financial statements and related notes appearing elsewhere in this prospectus, and financial information previously filed by us with the Securities and Exchange Commission. The historical results presented below are not necessarily indicative of future results.

Select Therapeutics Inc.
------------------------

                                                    Fiscal Year          Year Ended           Nine Months         Nine Months Ended
                                                   Ended June 30,       June 30, 2000       Ended March 31,         March 31, 2001
                                             -------------------------  ------------- --------------------------  -----------------
                                                   1999         2000      Pro forma        2000        2001            Pro forma
Statement
of Operations Data:
-------------------
Revenue                                       $   130,000  $   187,600   $        --  $   170,600  $        --      $        --
Cost of revenue                                        --           --            --           --           --               --
------------------------------------------------------------------------------------------------------------------------------------
                                                  130,000      187,600            --      170,600           --               --

Operating expenses:
Research and development                        1,424,500    1,604,600       664,500    1,050,000    2,369,500        1,184,500
Selling, general and administration             1,019,900    2,487,500     1,082,800    1,969,000    2,050,500        1,567,700
Write down of intangible assets                        --      640,800            --           --           --               --
Depreciation and amortization                     186,600      283,200           600      224,700        6,600              400
------------------------------------------------------------------------------------------------------------------------------------
Loss from operations                           (2,501,000)  (4,828,500)   (1,747,900)  (3,073,100)  (4,426,600)      (2,752,600)

Interest and other income                          33,700      106,100       106,100          500      267,100          266,100
Equity in loss of Cell Science Therapeutics            --           --    (1,339,900)          --     (771,800)      (1,989,600)
------------------------------------------------------------------------------------------------------------------------------------

Net loss                                      $(2,467,300) $(4,722,400)  $(2,981,700) $(3,072,600) $(4,931,300)     $(4,476,100)
------------------------------------------------------------------------------------------------------------------------------------
Basic and diluted net loss per share          $     (0.46) $     (0.58)  $     (0.36) $     (0.44) $     (0.41)     $     (0.37)

Weighted average number
of shares used in computing
basic and diluted net loss
per share                                       5,318,743    8,175,936     8,175,936    6,956,082   12,003,216       12,003,216

                                                  June 30, 2000                    March 31, 2001
                                                  -------------                  -----------------
Balance Sheet Data:
-------------------
Working capital                                   $  7,193,700                     $  1,002,900
Investment in Cell Science Therapeutics                     --                        2,228,200
Total assets                                         8,113,700                        4,281,900
Total liabilities                                      811,100                        1,049,800
Total stockholders' equity                           7,302,600                        3,232,100

                                  Risk factors

     An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, as well as the other information set forth in this prospectus, including our financial statements and the related notes, before deciding to invest in our common stock. Should any of the following risks occur, in addition to risks and uncertainties not presently known to us, our business, the price of our stock, our financial condition, and the results of our operations could be materially impacted, and you could lose all or part of your investment in our common stock. Additional risks not listed below, known or unknown, may also effect the value of our shares.

1.   Risks Related To Our Financial Condition

We are a development stage company with a history of operating losses; we expect to continue to incur losses and we may never be profitable.

     We are still considered to be in our development stage, we have been unprofitable since our inception and have incurred significant losses. From inception to March 31, 2001, we had an accumulated deficit of $14,239,300. These losses have resulted principally from costs incurred in our research and development programs and from our general and administrative costs. We have derived no significant revenues from product sales or royalties. We do not expect to achieve significant product sales or royalty revenue for a number of years and are not able to predict when we might do so. We expect to incur substantial additional operating losses in the future. These losses may increase significantly as we expand development and clinical trial efforts. Our audited June 30, 2000 financial statements contain an explanatory paragraph, in note 1 thereto and in the auditor's report, to the effect that our ability to continue as a going concern is dependent upon our ability to raise additional financing and to develop an economically viable product, as to neither of which can we give any assurances.

     Our ability to achieve long-term profitability is dependent upon successfully developing either (1) a line of bench top glass and plastic bioreactors for growing and engineering cells or (2) efficacious and safe therapeutic products, obtaining regulatory approvals for marketing some of such products, and successfully commercializing such products alone or with third parties. The clinical development of a therapeutic product is a very expensive and lengthy process and may be expected to utilize $5 to 20 million over a three to six year development cycle, whereas non-clinical products such as our research bioreactors have a lower development cost structure and faster time to market than therapeutic products principally due to the absence of the clinical studies required for governmental premarketing approval. We currently do not have available the financial resources to complete the clinical development of any of our therapeutic products without a strategic partner, and we are in need of and are seeking to raise additional capital. Accordingly, we cannot assure you that any of our product development efforts will be successfully completed, that any of our products will be proven to be safe and effective, that regulatory approvals will be obtained at all or be as broad as sought, that our products will be capable of being produced in commercial quantities or that any of our products, if introduced, will achieve market acceptance or generate significant revenues. Although we believe we could license the manufacturing and marketing rights to our products in return for up-front licensing and other fees and royalties on any sales, there can be no assurance that we will be able to do so in the event we seek to do so. Accordingly, we expect our substantial losses to continue as we develop our portfolio and, even if one or more of our products under development should be commercialized, there can be no assurance that we can ever generate significant revenues or achieve or sustain profitability.

We need to obtain additional funds to develop our therapeutics products and our future access to capital is uncertain.

     The allocation of limited resources is an ongoing issue for us as we move from research activities into the more costly clinical investigations required to bring therapeutic products to market. Even though we believe that our cash on hand should be sufficient to meet our projected operating and capital requirements through October 31, 2001, within this time period we will require substantial additional funds, the amount of which will depend, among other things, on the rate of progress and the cost of our research and product development programs and clinical trial activities, the cost of preparing, filing, prosecuting, maintaining and enforcing patent claims and other intellectual property rights, and the cost of developing manufacturing and marketing capabilities, if we decide to undertake those activities. We do not have any commitments or arrangements to obtain any such funds and there can be no assurance that any additional funds, whether through exercise of the Warrants and Options, additional sales of securities or collaborative or other arrangements with corporate partners or from other sources, will be available to us when needed or upon terms acceptable to us. If we are unable to obtain additional financing when we need it, we likely will be required to delay, scale back or eliminate certain of our research and product development programs or clinical trials or to license third parties to commercialize products or technologies that we would otherwise undertake ourselves, any of which would have a material adverse effect upon us. If we raise additional funds by issuing equity securities, dilution to stockholders may result, and new investors could have rights superior to holders of shares purchased in this offering.

2.   Risks Related to our Operations

We are subject to extensive regulation which can be costly and time consuming and subject us to unanticipated delays; even if we obtain regulatory approval for a product, the product may still face regulatory difficulties.

     All of our potential products and manufacturing activities are subject to comprehensive regulation by the Food and Drug Administration ("FDA") in the United States and by comparable authorities in other countries. The process of obtaining FDA and other required regulatory approvals, including foreign approvals, is expensive and often takes many years and can vary substantially based upon the type, complexity and novelty of the products involved. Preclinical studies involve laboratory evaluation of product characteristics and often animal studies to assess the efficacy and safety of the product. The FDA regulates preclinical studies under a series of regulations called the current Good Laboratory Practices regulations. If the sponsor violates these regulations the FDA, in some cases, may invalidate the studies and require that the sponsor replicate them.

     Certain of our potential products may be novel, and regulatory agencies may lack experience with them, which may lengthen the regulatory review process, increase our development costs and delay or prevent their commercialization. There is little or no precedent for the successful commercialization of products based on technology such as ours. In addition, we have had only limited experience in filing and pursuing applications necessary to gain regulatory approvals, which may impede our ability to obtain timely FDA approvals, if at all. We will not be able to commercialize any of our potential therapeutic products until we obtain FDA approval, and so any delay in obtaining, or inability to obtain, FDA approval would harm our business. We have not yet sought FDA approval for any cancer vaccine or other therapeutic product.

     If we violate regulatory requirements at any stage, whether before or after marketing approval is obtained, we may be fined, forced to remove a regulated product from the market and experience other adverse consequences including delay, which could materially harm our financial results. Additionally, we may not be able to obtain the labeling claims necessary or desirable for the promotion of our therapeutic products. We may also be required to undertake post-marketing trials. In addition, if we or others identify side effects after any of our therapeutic products are on the market, or if manufacturing problems occur, regulatory approval may be withdrawn and reformulation, additional clinical trials, changes in labeling, and additional marketing applications may be required.

     An investigational new drug application ("IND") must become effective before human clinical trials may commence. The IND is automatically effective 30 days after receipt by the FDA, unless before that time the FDA requests an extension to review the application or raises concerns or questions about the conduct of the trials as outlined in the application. In the latter case, the sponsor of the application and the FDA must resolve any outstanding concerns before clinical trials can proceed. However, the submission of an IND may not result in the FDA authorizing us to commence clinical trials in any given case.

The process of developing therapeutic products requires significant research and development, preclinical testing and clinical trials, as well as regulatory filings and patent prosecution, all of which are extremely expensive and time-consuming. If testing of a particular product does not yield successful results, then we will be unable to commercialize that product.

     All of our potential therapeutic programs are in research or preclinical development, the results of which do not necessarily predict or prove safety or efficacy in humans. Therefore, we must demonstrate each product's safety and efficacy in humans through extensive clinical testing. Although for planning purposes we project the commencement, continuation and completion of our clinical trials, we may experience numerous unforeseen events during or as a result of the testing process that could delay or prevent commercialization of our products, including the following:

     o the results of preclinical studies may be inconclusive, or they may not be indicative of results that will be obtained in human clinical trials;

     o after reviewing test results, we or our collaborators may abandon projects that we might previously have believed to be promising;

     o we, our collaborators or regulators, may suspend or terminate clinical trials if the participating subjects or patients are being exposed to unacceptable health risks;

     o we may have to delay clinical trials as a result of scheduling conflicts with participating clinicians and clinical institutions, or difficulties in identifying and enrolling patients who meet trial eligibility criteria;

     o safety and efficacy results attained in early human clinical trials may not be indicative of results that are obtained in later clinical trials; and

     o the effects our potential products have may not be the desired effects or may include undesirable side effects or other characteristics that preclude regulatory approval or limit their commercial use if approved.

     Clinical testing is very expensive, can take many years and may not be completed on schedule, and the outcome is uncertain. The data collected from clinical trials may not be sufficient to support regulatory approval of any of our products, and the FDA may not ultimately approve any of our therapeutic products for commercial sale, which may adversely affect our business and prospects. If we fail to commence or complete, or experience delays in, any of our planned clinical trials, our stock price and our ability to conduct our business as currently planned could be harmed.

We are dependent on two sources of supply for our biomatrix product, Cytomatrix(TM), and there would be a material adverse effect on our business and prospects if we were unable to obtain adequate supplies of such biomatrix through these suppliers.

     We have two independent suppliers which produce our Cytomatrix(TM) biomatrix product which we use or plan to use in a substantial number of our technologies and in our bioreactors. One supplier manufactures the material in a facility which adheres to current Good Manufacturing Practices, or cGMP, regulations enforced by the FDA through its facilities inspection program, and the other does not. Only Cytomatrix(TM) which is cGMP grade can be used in or to produce therapeutic products. If these two suppliers are unable to produce and provide us with the biomatrix product, especially of cGMP grade, we will be forced to identify an alternative supplier or produce the product ourselves. In the case of the former, we are not currently aware of an alternative supplier capable of meeting our needs. In the case of the latter, we would be required to design, specify, construct, validate, staff and operate a biomatrix manufacturing facility. Currently, we do not have such a facility or the expertise or financial and other resources necessary to manufacture the product. In addition, if the suppliers produce an inadequate supply, or fail to produce or deliver the product on a timely basis, our clinical testing may be delayed, thereby delaying the submission of products for regulatory approval or the market introduction and subsequent sales of our products. Any such delay may lower our revenues and potential profitability and otherwise have a material adverse effect on us.

After August 1, 2002, we could be required to provide the Joint Venture with an additional capital contribution of at least $6 million.

     Under the Joint Venture agreement, if we do not exercise our option to acquire Cytomatrix, Cytomatrix has the right, exercisable from August 1, 2002 until December 31, 2002, to request that we seek to effect the acquisition of Cytomatrix in exchange for 8,741,706 shares of common stock. In the event that such acquisition does not occur for any reason, including the failure of our Board and/or our shareholders to approve such acquisition, then in connection with the required winding up and termination of the Joint Venture we would be obligated to provide the Joint Venture with additional funding of at least $6 million. The $6 million, along with any outstanding indebtedness of the Joint Venture to us, would be treated as a capital contribution from us to the Joint Venture and would not be repaid to us.

In the event of a dissolution of the Joint Venture, we cannot now determine which assets of the Joint Venture we would acquire, other than the assets we originally contributed.

     The Joint Venture agreement provides that in the event of a dissolution each party will be entitled to the return of the intellectual property assets it contributed, and the remaining assets of the Joint Venture will be split according to a plan of dissolution to be determined within the 12 months prior to the date of the dissolution. Accordingly, other than our contributed intellectual property assets, we cannot now determine which assets of the Joint Venture, if any, Select would acquire in the event of the dissolution of the Joint Venture.

We are substantially dependent upon licensed product opportunities.

     Our potential therapeutic products are not the result of our own internal basic research but rather arise from our ability to license technologies from third parties. Licenses may require us to achieve certain preclinical and clinical milestones within defined time periods. Our failure to meet any such obligations could result in the imposition of financial penalties or the non-exclusivity or termination of our licenses, which could have a material adverse effect upon our business and prospects.

We are dependent upon third parties for certain research and development, and all clinical studies and manufacturing and marketing of our therapeutic products, which could impair our ability to commercialize our products.

     Given our limited personnel resources and experience, we are dependent upon third parties to perform research and development related to our programs which do not involve our Cytomatrix(TM) based cell expansion technologies and to supervise and perform all our clinical trials, manufacture all our pharmaceutical products for use in clinical trials and prepare and submit applications for regulatory approval of our clinical testing and commercialization of our products. There can be no assurance that we will be able to obtain these services from third parties by entering into collaborative arrangements or license agreements on commercially reasonably terms, or at all, or that any or all of the contemplated benefits from such collaborative arrangements or license agreements will be realized. Failure to obtain such arrangements would result in delays in the development of our proposed products or the loss of exclusivity or termination of our licenses. If we were required to fund such product development internally, our future capital requirements would increase substantially, and there can be no assurance that we could obtain additional funds to meet such increased capital requirements on acceptable terms, or at all.

     For example, we intend to rely on third party contract manufacturers to produce materials needed for clinical trials and product commercialization. Third party manufacturers may not be able to meet our needs with respect to timing, quantity or quality. If we are unable to contract for a sufficient supply of needed materials at an acceptable price and other terms, or if we should encounter delays or difficulties in our relationships with manufacturers, our clinical testing may be delayed, thereby delaying the submission of products for regulatory approval or the market introduction and subsequent sales of our products. Any such delay may lower our revenues and potential profitability. Moreover, we and any third-party manufacturers that we may use must continually adhere to cGMP. If our facilities or the facilities of these manufacturers cannot pass a pre-approval plant inspection, the FDA premarket approval of our vaccines and other therapeutics will not be granted. In complying with cGMP and foreign regulatory requirements, we and any of our third-party manufacturers will be obligated to expend time, money and effort in production, record-keeping and quality control to assure that our products meet applicable specifications and other requirements. If we or any of our third-party manufacturers fail to comply with these requirements, we may be subject to regulatory action, which could disrupt our business development and delay our market entry.

     By relying on these partners and third parties we will have less control, and may have virtually no control, over the timing, resources and other aspects of clinical trials than if we performed them ourselves; and we may be unable to control the amount and timing of resources which our collaborative partners would devote to our programs or potential products. We can't assure you that collaborators will not pursue other technologies or product candidates either on their own or in collaboration with others. Should a collaborative partner fail to develop or commercialize successfully any product candidate to which it has rights, our business and stock price may be materially and adversely effected. Collaborative arrangements or license agreements may also require us to expend funds and to meet certain milestones, and there can be no assurance that we will be successful in doing so. In addition, we can't assure you that disputes will not arise in the future with respect to the ownership of rights to any technology developed with or by third parties. These and other possible disagreements with collaborators could lead to delays in the collaborative research, development or commercialization of certain product candidates or could require or result in litigation or arbitration, which would be time consuming and expensive, and would have a material adverse effect upon our business, financial condition and results of operations.

     In addition, we have limited experience with sales, marketing or distribution. We may choose to utilize one or more pharmaceutical companies with established distribution systems and direct sales forces to market our products. In the event we choose to utilize such a distribution network and are unable to reach an agreement with one or more pharmaceutical companies to market our products, we may be required to market our products directly and to develop a marketing and sales force with technical expertise and with supporting distribution capability. There can be no assurance that we will be able to establish, or have the financial and managerial resources to establish, in-house sales and distribution capabilities or relationships with third parties, or that we will be successful in commercializing any of our potential products. To the extent that we enter into co-promotion or other licensing arrangements, any revenues we receive will depend upon the efforts of third parties and we can't assure you that these efforts will be successful.

Technology with respect to cancer therapeutics and other biopharmaceutical fields is rapidly evolving, and there can be no assurance of our ability to respond adequately.

     We are engaged in biopharmaceutical fields characterized by extensive research efforts, rapidly evolving technology and intense competition from numerous organizations, including pharmaceutical companies, biotechnology firms, academic institutions and others. New developments are expected to continue at a rapid pace in both industry and academia. We cannot assure you that research and discoveries by others will not render any of our potential products obsolete, uneconomical or otherwise unmarketable or unprofitable. In order to compete successfully, we will need to complete the development of and obtain regulatory approval of one or more of our products that keep pace with technological developments on a timely basis. Any failure by us to anticipate or respond adequately to technological developments will have a material adverse effect upon our prospects and financial condition.

We may not be able to adequately protect our proprietary rights.

     Our success will depend in significant part on our ability to obtain and maintain elements of business protection practices, including but not limited to U.S. patent protection for our licensed technologies, preservation and defense of our trade secrets and proprietary rights, and operations that do not infringe upon the proprietary rights of third parties. Because of the length of time and expense associated with bringing new products through development and regulatory approval to the marketplace, the pharmaceutical industry has traditionally placed considerable importance on obtaining patent and trade secret protection for significant new technologies, products and processes. We can't assure you that patents will issue from the patent applications we own or have licensed or that the patent issued on Cytomatrix(TM), our biomatrix product used for our cell culture applications, and the other patents we own or have licensed, will provide us with significant protection against competitive applications or otherwise be commercially valuable. In addition, patent law relating to certain of our fields of interest, particularly as to the scope of claims in issued patents, is still evolving. Patent positions may not be as strong as in other more well-established fields, and it is unclear how this uncertainty will affect our patent rights. Litigation, which could be costly and time consuming, may be necessary to enforce any patents issued in the future to us or our licensors or to determine the scope and validity of the proprietary rights of third parties.

     The issuance of a patent is not conclusive as to its validity or enforceability and it is uncertain how much protection, if any, will be given to our patents if we attempt to enforce them and they are challenged in court or in other proceedings, such as oppositions, which may be brought in foreign jurisdictions to challenge the validity of a patent. A third party may challenge the validity or enforceability of a patent after its issuance by the U.S. Patent and Trademark Office. It is possible that a competitor may successfully challenge our patents or that a challenge will result in limiting their coverage. Moreover, the cost of litigation to uphold the validity of patents and to prevent infringement can be substantial. If the outcome of litigation is adverse to us, third parties may be able to use our patented invention without payment to us. Moreover, it is possible that competitors may infringe our patents or successfully avoid them through design innovation. To stop these activities we may need to file a lawsuit. These lawsuits are expensive and would consume time and other resources, even if we were successful in stopping the violation of our patent rights. In addition, there is a risk that a court would decide that our patents are not valid and that we do not have the right to stop the other party from using the inventions. There is also the risk that, even if the validity of our patents were upheld, a court would refuse to stop the other party on the ground that its activities are not covered by, that is, do not infringe, our patents.

     Our competitive position is also dependent upon unpatented technology and trade secrets which may be difficult to protect. We can't assure you that others will not independently develop substantially equivalent proprietary information and techniques which would legally circumvent our intellectual property rights, that our trade secrets will not be disclosed or that we can effectively protect our rights to unpatented trade secrets.

     As the biotechnology industry expands and more patents are issued, the risk increases that our potential products may give rise to claims that they infringe upon the patents of others. Any such infringement litigation would be costly and time consuming to us. Currently, we have not registered all of our potential trademarks and there can be no assurance that we will be able to obtain registration for such trademarks.

The use of our technologies could potentially conflict with the rights of others.

     Our competitors or others may have or acquire patent rights that they could enforce against us. If they do so, then we may be required to alter our products, pay licensing fees or cease activities in that area. If our products conflict with patent rights of others, third parties could bring legal actions against us or our collaborators, licensees, suppliers or customers, claiming damages and seeking to enjoin manufacturing and marketing of the affected products. If these legal actions are successful, in addition to any potential liability for damages we could be required to obtain a license in order to continue to manufacture or market the affected products. We may not prevail in any legal action and a required license under the patent may not be available on acceptable terms or at all.

We may suffer material adverse consequences as a result of litigation or other proceedings relating to patent and other intellectual property rights.

     The cost to us of any litigation or other proceeding relating to intellectual property rights, even if resolved in our favor, could be substantial. Some of our competitors may be better able to sustain the costs of complex patent litigation because they have substantially greater resources. If there is litigation against us, we may not be able to continue our operations.

     Should third parties file patent applications, or be issued patents claiming technology also claimed by us in pending applications, we may be required to participate in interference proceedings in the U.S. Patent and Trademark Office to determine priority of invention. We also may be required to participate in interference proceedings involving our issued patents and pending applications. As a result of an unfavorable outcome in an interference proceeding, we may be required to cease using the technology or to license rights from prevailing third parties, who may not offer us a license on commercially acceptable terms.

We are exposed to potential liability claims, and our insurance against these claims may not be sufficient to protect us.

     Our business exposes us to potential clinical trial and product liability risks, which are inherent in the testing, manufacturing, marketing and sale of pharmaceutical products. Although we have clinical trial and product liability insurance, there can be no assurance that the coverage it provides will be adequate to satisfy all claims that may arise. Regardless of merit or eventual outcome, such claims may result in decreased demand for a product, injury to our reputation, withdrawal of clinical trial volunteers and loss of revenues. Thus, even though we are insured, a product liability claim or product recall may result in losses that could be material.

Competition in our industry is intense and many of our competitors have substantially greater managerial resources than we have.

     Competition in the fields of cell expansion, cancer vaccines and other therapeutics is intense and is accentuated by the rapid pace of technological development. Many of our competitors have substantially greater research and development capabilities and manufacturing, marketing, financial and managerial resources than we do. Research and discoveries by others may result in breakthroughs which may render our products obsolete even before they generate any revenue. There are products currently under development by others that could compete with the products that we are developing. Competitors also may succeed in developing and marketing products that are more effective than or marketed before our products. Our competitors may develop safer or more effective therapeutic products, reach the market more rapidly and thereby reduce the potential sales of our products, or establish superior proprietary positions.

     We also anticipate that we will face increased competition in the future as new companies enter our markets and as scientific developments surrounding immunotherapy and other cancer therapies continue to accelerate. If any of our products receive marketing approval, the inability of our products to compete effectively in the marketplace will materially and adversely affect our business operations.

We must expand our operations to commercialize our products, which we may not be able to do.

     We will need to expand and effectively manage our operations and facilities to successfully pursue and complete future research, development and commercialization efforts. To grow, we will need to add personnel, including management, and expand our capabilities, which may strain our existing managerial, operational, financial and other resources. In addition, we will need to renew our current lease or locate different facilities when our lease expires in February 2002. To compete effectively and manage our growth, we must train, manage and motivate a substantially larger employee base, accurately forecast demand for our products and implement operational, financial and management information systems. In the event that we fail to expand or manage our growth effectively, our product development and commercialization efforts could be curtailed or delayed.

If we lose key management and scientific personnel or cannot recruit qualified employees, our product development programs and our research and development efforts will be harmed.

     Our success is dependent upon the continued services and performance of Steve M. Peltzman, our chief executive officer; Robert Bender, our chairman; Dr. Mark Pykett, Cytomatrix' co-founder and president and chief executive officer of the Joint Venture; and Dr. Michael Rosenzweig, Cytomatrix' co-founder and chief scientific officer of the Joint Venture.

Although the Joint Venture maintains $1 million key man insurance on Drs. Pykett and Rosenzweig, the loss of their services or the services of Messrs. Peltzman or Bender could delay our product development programs and our research and development efforts. In addition, competition for qualified employees among companies in the biotechnology and biopharmaceutical industry is intense and we cannot assure you that we would be able to recruit qualified personnel on acceptable terms to replace them.

The success of our products will depend in large part upon the availability of health care reimbursement.

     Our ability to commercialize our therapeutic products successfully will depend in part on the extent to which reimbursement for the cost of such products and related treatments will be available from government health administration authorities, private health insurers and other organizations. Significant uncertainty exists as to the reimbursement status of newly approved health care products, and we cannot assure you that reimbursement for any technology we may market will be available, or if available, that the payor's reimbursement policies will not materially adversely affect our ability or the ability of any of our corporate partners to sell these products profitably.

3.   Risks Related to our Common Stock

We are authorized to issue additional shares of our common stock without stockholder approval, which could have an adverse affect upon the rights of our stockholders and the market price of our common stock.

     We have a substantial number of shares of common stock unissued and not reserved for specific issuances, of which we could issue an amount equal to 20% of our outstanding shares of common stock, without any action or approval by our stockholders, thus substantially diluting the percentage ownership of Select held by purchasers of the securities offered hereby and potentially adversely affecting the market price of our common stock.

Market volatility may affect our stock price and the value of your investment may be subject to sudden decreases.

     The trading price for our common stock has been, and we expect it to continue to be, volatile. The price at which our common stock trades depends upon a number of factors, including our historical and anticipated operating results and general market and economic conditions, which are beyond our control. Factors such as fluctuations in our financial and operating results, the results of preclinical and clinical trials, announcements of technological innovations or new commercial products by us or our competitors, developments concerning proprietary rights and publicity regarding actual or potential performance of products under development by us or our competitors could also cause the market price of our common stock to fluctuate substantially. In addition, the stock market has from time to time experienced extreme price and volume fluctuations. These broad market fluctuations may lower the market price of our common stock. Moreover, during periods of stock market price volatility, share prices of many biotechnology companies have often fluctuated in a manner not necessarily related to their operating performance. Accordingly, our common stock may be subject to greater price volatility than the stock market as a whole.

This prospectus contains forward-looking statements. These statements may prove to be inaccurate.

     Some of the statements in this prospectus are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words: "believes," "intends," "expects," "may," "will," "should," "estimates," "plans," "projected," "contemplates," "anticipates," and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.

                                 Use of proceeds

     We will not receive any proceeds from the sale of shares of our common stock by selling stockholders. However, we may receive up to $6,766,354 from the sale of 2,960,852 shares of common stock to the holders of the Warrants, upon exercise of the Warrants, and $2,261,500 from the sale of 680,000 shares of common stock to the holders of the Options, upon exercise of the Options. We plan to use the net proceeds, if any, of such sales for working capital and general corporate purposes.

           Management's discussion and analysis of financial condition and results of operations


Overview

     We are a development stage biopharmaceutical company. Since our inception, we have focused our resources primarily on the development of cell-based therapeutics. To date, none of these proprietary programs has reached a commercial stage and hence, we do not have, nor do we anticipate in the next several years to have, revenues from our biopharmaceutical therapeutic products. We have incurred an accumulated deficit of $14,239,300 as of March 31, 2001. We have funded our operations through a series of private placements during this period. As of February 13th, 2001, our common stock has been listed on The American Stock Exchange ("AMEX") under the symbol "XZL".

     We have a series of therapeutic projects either in "discovery research", "product development" or "clinical development"; we utilize these formal stages of product progression to track progress, performance, competition, and cost for each project on an increasingly more detailed basis as we approach the commercialization phase. Our programs primarily are aimed at satisfying defined market needs in the areas of cancer, infectious diseases and tissue engineering, and are based on an intellectual property position that, we believe, is both broad and strong. Several of our development programs involve ex vivo technologies in which patients' tissues are manipulated outside the body and, as such, may be less costly to investigate and quicker to develop than in vivo agents. We have applied for and received regulatory approval from the U.S. FDA to use certain of our technologies to initiate human trials that are expected to commence in the near future.

     During the third quarter of fiscal 2001, which ended March 31, 2001, we concentrated our efforts on managing Cell Science Therapeutics, Inc., our Joint Venture with Cytomatrix, LLC, setting up the operations towards increasing efficiencies and streamlining structure. We have the benefit of a strong portfolio of opportunities each of which must compete for resources and priority status.

     It has been said, the key currency in the biotechnology and pharmaceutical market is patents and strong intellectual property. A central activity for us has been, and continues to be, the acquisition, development and maintenance of intellectual property positions directly in support of defined product development opportunities. We continue to expend significant funds and efforts on licenses and patent protection. In addition, we are continually examining our intellectual property positions in relation to competitive activities and our ability to operate and defend our positions in relation to products. We believe that this is a key value element for our development.

     We and the Joint Venture have on hand sufficient cash to cover our respective current levels of operating expenses through October 31, 2001. Hence, we are seeking additional equity funding for both Select and the Joint Venture. The Joint Venture will also continue to seek additional, non-dilutive funding from federal grants and other similar sources. To date, Cytomatrix has been granted approximately $8 million dollars from such funding sources. Select has been aggressively working with bankers, analysts, institutions and venture capital funds during the past couple of months and expects to continue to do so for the foreseeable future. Not surprisingly, as a small, newcomer to the AMEX and as part of the several hundred companies that constitute the public biotech industry, we are not particularly well known. It is our job as managers of this company to improve the awareness and understanding of Select. This is not a short-term job, nor is it one to be solely delegated to an Investor and/or Public Relations firm. We have to communicate our goals, the progress of our programs, the risks and the resources required; in other words, we have to tell the Select story and sell some equity to raise the necessary capital to complete the game plan. We believe, despite the external market conditions, we will be able to successfully accomplish this goal and move forward with building Select's value.

     The process of developing therapeutic products requires significant discovery research, product development as well as pre-clinical and clinical testing of those products in order to gain regulatory approval. These activities are expected to result in continuing cash outflows and operating losses. We do not expect to generate any meaningful product revenues from our biopharmaceutical programs until a clinical candidate completes its clinical trials, obtains regulatory approval for commercialization and is successfully marketed. Risks extend beyond technical and clinical development and, in particular, involve intellectual property rights, the need for substantial additional capital, competitive and medical economic factors which are continually changing and issues of insurance reimbursement, all of which apply also to the biotechnology industry in general. There can be no assurance that additional funding will be available to us when needed or on commercially reasonable terms if at all, or that we or the Joint Venture will be able to develop any viable product.

Product Strategy

     Our initial product focus is on diseases in which hematopoietic stem cells
(HSCs) and their progenitors play an important role. As such, under our open IND we are proceeding with a clinical program whose focus is on decreasing the morbidity, improving the clinical utility and, ultimately, increasing accessibility of stem cell transplants throughout the world. Last year, approximately 60,000 stem cell transplants were performed. We believe that this number could ultimately double when a safe, cost effective therapeutic system becomes commercially available that satisfies several important medical needs:
(1) expansion of pluripotent stem cells typically infused into a patient beyond the minimum number of these cells necessary for engraftment; and (2) establishing the safety and clinical utility of cord (umbilical) blood as an alternative, and ultimately, preferable source of stem cells for allogeneic (donor based) transplants. Currently, the stem cell-rich cord blood has sufficient number of cells to safely transplant patients up to about 50 pounds.

     We believe our products will become well accepted by this market as the clinical trials demonstrate important clinical benefits derived from our patented technology. For example, compared with the current gold-standard process, our stem cell transplantation system has been shown, in a pre-clinical model, to expand a population of stem cells that provide superior engraftment under conditions in which no cytokines or serum are added to the expansion process. The annual market potential for the types of products we intend to introduce into stem cell transplantation is estimated at approximately a quarter of a billion dollars and could double over the next five years. We view the clinical stem cell transplant program as part of our near-term, first wave of products. The first product is targeted at the autologous adult stem cell transplantation market; patient enrollment for a Phase I/II clinical trial began in July of 2001 at the Dana Farber Cancer Institute. A second trial, targeting umbilical cord blood, is planned to begin six to nine months later.

     Our mid-term focus is aimed at immunotherapy, a strategy that (1) recognizes the body's disease-fighting capabilities inherent in the immune system and (2) develops products that restore, repair, or boost this capability. One component of our development program entails the production of new T lymphocytes that can be used to replenish the immune system in bulk or to recognize specific disease-related antigens. That is, this technology is expected to enable the generation of key effector T-cells of the immune system in a timely and cost-effective manner. T lymphocytes are the effector cells that recognize and eliminate disease from the body. Our technology uses a patient's stem cells as a source to generate a new potent repertoire of T-cells which data suggest will be capable of fighting disease and restoring the patient's immunologic competency. We have developed a novel model of in vitro T lymphopoiesis that recapitulates the differentiation of functional T-cells from lineage negative bone marrow progenitor cells. To our knowledge, we (and our collaborators at the Massachusetts General Hospital) are the first to have achieved this scientific breakthrough.

     Select's Activate(TM) product is a non-viral vector engineered from a cyto-toxic bacterial protein from which the toxin component has been removed. The remaining molecule is a proprietary delivery system that enhances the presentation of antigens to specific components of the immune system (dendritic cells). By doing so, the sentinel dendritic system activates T-cells to mount an effective immune response against pathogens or malignant cells. The immunogens, vector system and any adjuvants utilized to boost immunogenicity are collectively referred to alternatively as therapeutic vaccines or adoptive immunotherapy. Our technology has been shown in both in vitro and in vivo experiments to present antigens specifically to dendritic cells and cause them to stimulate the activation of T-cells. Importantly, the technology by-passes the normal antigen processing pathways inside the cell that normally degrade and change the original antigen. This may allow for better retention of the immunogenicity of stimulatory proteins. Further, the antigen is presented on the surface of the dendritic cells directly in the context of MHC Class I molecules, an end-result that has been difficult to accomplish with other technologies. We are producing GLP-quality material to conduct further proof of principle experiments and we expect to authorize production of cGMP-quality material for use in human therapeutic-vaccine trials for cancer and/or infectious disease in 2002.

     These technologies are expected to enter early clinical trials next year
(2002) to demonstrate safety and initial efficacy as individual projects. It is possible the ultimate clinical benefit to be derived from this technical platform will incorporate both technologies (T-cell regeneration and dendritic cell activation) as part of a combined therapeutic regimen. This could potentially overcome one of the major hurdles associated with conventional ex vivo cell therapy: its inability to produce and stimulate sufficient numbers of antigen-specific cells. The goal of the Company's immunotherapy products is the generation of high quantities of the relevant immune cells in the body to enhance the body's natural ability to recognize and fight disease.

     In the long-term, we will focus on the development of advanced cell therapies that utilize the plasticity capabilities of certain stem cells to generate difficult-to-make or rare functional cells. Our strategy in addressing opportunities in this area is to build a base intellectual property portfolio that positions us with key process and composition of matter capabilities. We have already licensed from external sources and filed in-house a series of patent applications we believe will be central to practicing this area of tissue engineering. We will also focus on leveraging our existing technologies into new areas, such as the production of pancreatic islet cells, liver cells and neural cells for applications in other areas of cell therapy.

Results of Operations

Nine months ended March 31, 2001 and 2000

     For the nine months ended March 31, 2001, the net loss was $4,931,300, compared to $3,072,600 in the corresponding 2000 period. The net loss for the nine months ended March 31, 2000 included a noncash stock compensation charge of $1,281,300. Excluding this noncash charge, the large increase reflects our improved operating position and our ability to incur expenses to move development programs forward as well as unusually high legal, accounting and investment banking fees in relation to the formation of the Joint Venture. We had an accumulated deficit of $14,239,300 at March 31, 2001. The significant losses and deficit are the result of our research and development efforts in our development stage, and we expect losses and deficits to continue and increase for the next several years as we pursue development and commercialization of our intellectual property resources. Personnel costs, including retained consultants and external contractors, historically have been the largest ongoing cost of operations and in the future should be satisfied in large part through the operations of the Joint Venture.

     For the nine months ended March 31, 2001, the interest income was $266,100, compared to $500 in the corresponding 2000 period. For the nine months ended March 31, 2001, we generated no revenues from sales of products of Sierra Diagnostics, a 100% owned subsidiary, which was sold on November 3, 2000. The sale was effective as of October 1, 2000. We had no other product or license revenues. The significant reduction in our depreciation and amortization expense in the current nine month period results from disposition of the Sierra fixed assets. A minor gain of $1,000 was recorded on the disposition of Sierra in the three months ended December 31, 2000.

     All our research and development activities are expensed as incurred. Patent costs are expensed due to the uncertainties involved in realizing value from specific patents.

Years ended June 30, 2000 and 1999

     For the fiscal year ended June 30, 2000, Select incurred a net loss of $4,722,400 compared with a loss of $2,467,300 for the fiscal year ended June 30, 1999. The Company has been unprofitable from its formation and has an accumulated deficit of $9,308,000 through June 30, 2000. The net loss is a result of the routine operations of the Company in its development stage. We expect losses to continue and increase for the next several years as the Company pursues development and commercialization of its intellectual property resources.

     Revenues of $187,600 during the year ended June 30, 2000 were principally from the sale of Gonostat(TM) and there was interest income of $106,100 for the year. During 1999, there were revenues of $130,100 from sales and interest income was $33,700. Select's sole operating revenues to date (June 30, 2000) were from sales of diagnostic products through its wholly owned subsidiary, Sierra Diagnostics. The Company has no other product or license revenues.

Costs and Expenses

     Operating expenses for the year ended June 30, 2000 were $5,016,100 compared to $2,631,000 in fiscal year 1999. Expenditures required to advance the Company's development projects, notably initiation of manufacturing of GMP qualified materials, started to ramp up towards the end of the period.

     All research and development activities of the Company are expensed as incurred. Manufacturing, selling, general and administrative costs increased reflecting the need to add marketing efforts to Sierra Diagnostics and the continuing losses of Sierra's operations which were carried for a full year. In addition it was necessary to recruit a senior executive for corporate development functions. Personnel costs including retained consultants and external contractors are the largest ongoing cost of operations. The Company has no long term employment contracts or liabilities for severances. At June 30, 2000, the Company employed eight people, mainly at Sierra Diagnostics and retained services of four key consultants who are an integral part of the Company management.

     Recruiting and retaining qualified personnel resources is a priority and the Company anticipates that personnel costs will increase if adequate funding is obtained.

Capital Expenditures

     There were no significant capital expenditures during the last twelve months.

     Patent costs are expensed due to the uncertainties involved in realizing value from specific patents.

Liquidity and Capital Resources

     At March 31, 2001, we had a cash position of $1,862,400 principally as a result of the remaining net proceeds from a $9.5 million private placement closed in March 2000, reduced by cash used in operations since then and the investment of $3,000,000 in the Joint Venture in January 2001. Funds are kept in US Treasury Bills or equivalent securities. Management notes that significantly greater resources will be required in order to bring its current candidate therapeutic products into clinical investigations and to market.

     There were no significant capital expenditures during the nine months ended March 31, 2001. We have financed our operations since inception primarily through private placements of common stock. We believed our cash on hand at March 31, 2001 would be sufficient to meet our needs for the next three quarters. However, in order to accelerate the development of our programs, we accelerated the pace of our expenditures, and consequently our cash on hand at June 30, 2001 should be sufficient to meet our needs only until October 31, 2001. We are seeking to raise the additional equity financing required to fund the continued development of our technologies, including those of the Joint Venture. While we are optimistic that such funds will be obtained, especially in view of the February 13, 2001 listing of our common stock on the American Stock Exchange which we believe over time will significantly improve our access to capital markets, there can be no assurance that our financing efforts will be successful.

     The allocation of limited resources is an ongoing issue for us as we move from research activities into the more costly clinical investigations required to bring products to market. We will require substantial additional funding in order to complete research and development activities and sublicense potential products. Our future capital requirements will depend on many factors, including scientific progress in research and development programs, the size and complexity of our programs, the scope and results of preclinical studies and clinical trials, our ability to establish and maintain corporate partnerships, the time and costs involved in obtaining regulatory approvals, the costs involved in filing, prosecuting and enforcing patent claims, competing technological and market developments, the cost of manufacturing preclinical and clinical material and other factors not within our control. There can be no assurance that the additional financing necessary to meet our short and long-term capital requirements will be available on acceptable terms or at all.

     Insufficient funds in the future may require us to delay, scale back or eliminate some or all of our research or development programs, to lose rights under existing licenses or to relinquish greater or all rights to product candidates at an earlier stage of development or on less favorable terms than we would otherwise choose or may adversely affect our ability to operate as a going concern. If additional funds are raised by issuing equity securities, substantial dilution to existing stockholders may result.

                                    Business

Mission Statement

     We are a development stage biopharmaceutical company pioneering the discovery of novel cellular therapeutic products based on proprietary tissue engineering, cell-growth and cell-targeting technologies. We are focused on two major areas of medical application: hematopoietic (blood) and immunology (dendritic cells and T-cells) cell therapy. Our goal is to introduce a novel class of biopharmaceuticals that effectively treat and/or cure certain cancers, immune system deficiencies and infectious diseases. The growth of cells ex vivo (outside the body) is a common and integral requirement for the majority of our programs, which rely upon our proprietary cell reproduction technology based upon a patented three-dimensional biomatrix product called Cytomatrix(TM), the use of which has been exclusively licensed to us for cell culture applications.

     Our portfolio of core therapeutics candidates and technologies currently is in the preclinical stage, although in July of 2001 we enrolled the first of an expected total of 20 patients undergoing bone marrow transplantation at the Dana Farber Cancer Institute in a Phase I/II dose escalation trial involving the use of our hematopoietic stem cell expansion technology as an adjunct treatment for certain malignancies.

Business Strategy

     We plan to build three businesses based on our patented technologies in growing and engineering cells. Two of these business units relate to existing markets. The first business aims at providing cell biologists, academic researchers and production engineers a Cytomatrix(TM)-based product line of novel bioreactors capable of growing cells to extraordinary densities and providing additional performance and cost benefits. We have designed, and are in the prototype pre-production phase for, a line of several small, benchtop CytomatrixTM-based glass and disposable plastic cell culture systems. We initially intend to market these products to the cell biology research community in academia and industry, beginning in the second half of calendar 2001. We will target the large spinner flask culture customer base, as our product line will be compatible with their existing equipment and, we believe, has distinct performance advantages. Since these products will be for research use only, they do not require cGMP grade materials or FDA pre-marketing clearance. We anticipate that this opportunity will build valuable bridges into the academic and the industrial communities, thereby also giving us a window into leading edge laboratories and technologies that pertain to our cell-based therapeutic programs.

     In the second business, we intend to set a new standard for bone marrow transplantations in cancer patients by providing systems that enable a several-fold increase in the number of quality stem cells transplanted without using harmful cytokines (hormone-like growth factors). Furthermore, our expansion capability, if it can expand the number of quality stem cells to satisfy the needs of an adult patient, is expected to permit the establishment of large central banks of cord (umbilical) blood stem cells that have been identified as an alternative, and potentially preferable, source of stem cell transplants.


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     Our third business unit is "Regenerative Immunotherapy" and tissue engineering. Regenerative Immunotherapy is a process by which the T-cells of a person's immune system are re-generated and expanded from stem cells to generate a de novo repertoire of T-cells. The human body is bombarded daily with infectious agents and carcinogens and other potentially DNA damaging, cancer-causing entities. Viral infection or cancer may occur when these assaults overwhelm the ability of the body's immune system (T-cells) to eliminate diseased cells, often because certain of the patient's existing immune cells (T cells) are compromised, deficient or ineffectual. Our T-cell Regenerative Immunotherapy system is intended to make a fresh set of the patient's own T-cells which are then infused into the patient to help cure or contain the disease. The goal of T-cell therapy is to restore and amplify the number of the relevant immune cells in the body in order to enhance the body's natural ability to recognize and fight disease. In addition, we have a proprietary receptor-specific technology based on the non-toxic subunit of verotoxin, a bacterial protein, which has been shown in both in vitro (in the lab) and in vivo (animal models) experiments to be a potentially unique vector or delivery system for the presentation of antigens to specific components of the immune system known as dendritic cells. The vital role played by these dendritic cells has been recently recognized by immunologists. Dendritic cells are able to stimulate the activation of T-cells to direct them to mount an effective immune response against pathogens or malignant cells.

     We currently retain all rights to our portfolio of pharmaceutical product candidates. However, the process of developing therapeutic products requires substantial financial resources to undertake the research as well as preclinical and clinical testing required for regulatory approvals. These activities are expected to result in continuing cash outflows and operating losses, and we do not expect to generate any meaningful product revenues from our biopharmaceutical programs until one of our clinical candidates completes clinical trials, obtains regulatory approval for commercialization and is successfully marketed, as to none of which can any success be assured. In order to avoid the substantial costs and risks associated with commercialization, we may seek to sublicense and/or partner the manufacturing and marketing rights to one or more partners in exchange for license fees, milestone payments and royalty payments. Nonetheless, we can't assure you that we will be able to successfully develop any biopharmaceutical products directly or indirectly through sublicensees, or even that we will be able to obtain sublicensees.

Development Strategy

Near Term: Hematopoietic (blood) Stem Cell Transplants

     For a number of cancers, the use of high dose chemotherapy and ablative irradiation, followed by the infusion of stem cells, has been historically referred to as "bone marrow transplantation". Following this near-lethal treatment, hematopoietic (blood) cells must be transplanted to rescue the patient and restore his/her ability to make white cells and platelets. When stem cells accomplish this, it is called engraftment. The probability of a successful engraftment is typically proportional to the number of quality stem cells infused. Our technology will soon be tested in humans at Boston's Dana Farber Cancer Institute under our open IND to establish the benefits of a several fold increase in the number of available stem cells. We are developing two products for this market in which there currently are approximately 60,000 procedures per year :

     1. TranStem(TM), for expanding autologous (the patient's own) stem cells, whose Phase I/II trials began patient enrollment in July 2001; and

     2. TransCord(TM), for expanding allogeneic (donor based) stem cells from umbilical cord blood for pediatric and adult transplants, is scheduled for Phase I/II trials beginning in 2002.


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Mid Term: Regenerative Immunotherapy

     Our technology has been shown in both in vitro and in vivo experiments to deliver antigens specifically to dendritic cells and cause them to stimulate the antigen-specific activation of T-cells. We are producing GLP-quality product to conduct further proof of principle experiments and expect to authorize production of cGMP quality product for use in human therapeutic vaccine trials for cancer and/or infectious disease in 2002. We also are continuing to develop the de novo T-cell production technology. The mid-term product opportunities are as follows:

     1. RegenImmune(TM), de novo regeneration of a broad repertoire of T-cells; and

     2. Activate(TM), stimulation of the body's immune system to treat certain cancers or infectious diseases by using a novel antigen delivery system based on the apparent binding ability of verotoxin's non-toxic subunit to activate dendritic cells.

These programs are expected to enter their clinical development phase in 2002.

Long Term Discovery Research

     1. Tissue Repair. As part of our overall corporate strategy, we remain proactive in the pursuit of exceptional technology that adds depth and breadth to our cell-based therapeutic programs. As such, we have acquired certain technologies involving certain uses of basic, pluripotent stem cells which are derived from adults. These cells have been shown to have great potential in tissue repair and gene therapy and are not subject to the reservations on use which apply to embryo-derived stem cells. We recently licensed certain technology developed by Dr. Darwin Prockop, who has joined the Company's Scientific Advisory Board. Dr. Prockop is director of the recently opened Tulane Center for Gene Research, which is dedicated to using certain non-embryonic adult mesenchymal (non-blood producing) stem cells for treating certain diseases. At its opening, the Tulane Center announced the results of a medical breakthrough study marking the first successful use of these adult stem cells to treat osteogenesis imperfecta or brittle bone disease, a genetic disease that causes bone fragility leading to fractures during normal activity. The disease affects approximately 20,000 American children. Results of the study appeared in the March 1, 2001 issue of "Blood", the peer-reviewed journal of the American Society of Hematology. The stem cell technique, based on the research of Dr. Prockop and his associates, was successfully used by Dr. Ed Horwitz to treat five young patients suffering from brittle bone disease at St. Jude Children's Research Hospital in Memphis.


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     2. Tissue Plasticity and Engineering Technology. This research is aimed at developing programs for producing rare, unusual and/or difficult to generate cells for clinical applications.

     3. Cell Production. This research is aimed at developing programs for the production of cells to treat diabetes (Islet cells), liver failure (hepatocytes) and neuro-degenerative diseases such as Parkinson's and Alzheimer's diseases (neural cells).

     4. Mucolytic. We have maintained a research program on a proprietary mucolytic (thinning agent for mucous secretions) compound with potential applications in the management of cystic fibrosis and other lung diseases. This program has made good progress with the collaborative efforts of Beth Israel Deaconess Medical Center in Boston, and several key claims in a United States patent application have been allowed. We are proceeding with this program and, when appropriate, will seek a commercial partner or use an alternative strategy. Since this is not a cell-based product opportunity, we expect to partner this earlier than we would partner our core proprietary clinical products.

Corporate History

     We were incorporated in Delaware in January 1997 under the name VT Development, Inc., and in July 1997 we changed our name to Select Therapeutics Inc. Our principal focus was on the development of therapeutic interventions for cancer, and, in particular, on the application of the binding behavior of a bacterial toxin, named verotoxin, and its non-toxic fragments to the development of therapeutic agents.

     We initially operated as a "virtual" company; that is, we intentionally minimized the costs of infrastructure by relying on the services of consultants and other third parties and leveraged the research we sponsored in several medical and academic centers.

     In November 1998, we purchased Sierra Diagnostics, Inc. ("Sierra"), a developer and manufacturer of diagnostic products. This purchase was motivated by a perceived need for an in-house capability to develop diagnostic tests required by therapeutic programs, the need for a facility to develop and manufacture our then potential HIV diagnostic and the desire to develop earnings from operations to offset the development costs of our therapeutic programs, which continued to be managed on the basis of a "virtual" company business model. By the end of fiscal year 2000 (June 30, 2000), we recognized that sales of Sierra's products had been slower to develop than expected, and we wanted to discontinue our activities in the diagnostics area and focus our resources on opportunities in therapeutics. Accordingly, in November 2000, we accepted a management buyback of Sierra pursuant to which Sierra agreed to pay us a royalty on net sales of certain Sierra products.

     Also by June 30, 2000, certain of our core therapeutic programs had reached a stage where we felt it was time to adopt a more traditional (and company-dedicated) product development process.

     On December 13, 2000, to exploit related product development programs as well as technology synergy, we and Cytomatrix LLC ("Cytomatrix"), a California limited liability company in the development stage, entered into a Joint Venture and Shareholder Agreement (the "Agreement") providing for the formation of a joint venture to be organized as a Delaware corporation named Cell Science Therapeutics, Inc. (the "Joint Venture") and owned equally by the parties. Our "virtual" business operations ceased when the Joint Venture became effective on January 2, 2001. Including the Joint Venture, we now employ 25 people, including 11 with doctoral level degrees, working out of approximately 10,000 square feet of office and laboratory space in Cytomatrix' premises located at 50 Cummings Park, Woburn, Massachusetts. In addition, Steve Peltzman, formerly CEO of Cytomatrix, became our CEO and Chairman of the Joint Venture.


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     Since our inception, we have funded our operations through a series of private placements, and we have on hand sufficient cash to cover our current levels of operating expenses through approximately October 31, 2001. However, as we have increased our portfolio of opportunities and intend to enter clinical investigations in the near future, we will be seeking to raise additional capital and to obtain additional government grants. There can be no assurance that additional funding will be available to us when needed or on commercially reasonable terms.

The Joint Venture

     The purpose of the Joint Venture is to develop and commercialize biopharmaceutical products based on the proprietary technologies of Select and Cytomatrix in cell culture, tissue engineering and immunotherapy. Cytomatrix contributed to the Joint Venture its Cytomatrix(TM) Programs, including its governmental grants, the license agreement underlying its Cytomatrix(TM) proprietary three dimensional cell culturing biomatrix and its other intellectual property rights, constituting all its business. Select contributed all its intellectual property and other assets relating to its verotoxin-based technologies for chemotherapeutic stem cell purging (a program since discontinued), CD77 receptor-specific cytotoxic therapeutics and immunotherapeutic antigen delivery. These contributed assets were carried on Select's balance sheet at a net book value of nearly zero since all related costs have been expensed as research and development. The Joint Venture also includes the development facilities and personnel infrastructure Cytomatrix had established, which the Joint Venture utilizes to meet the technical, regulatory and managerial requirements of its programs, including the programs we contributed to it, thereby enabling us to avoid the costs and potential developmental delays we would have incurred if we had to create such capabilities.

     The Joint Venture has a six person Board of Directors. Cytomatrix appointed Dr. Mark Pykett, Dr. Michael Rosenzweig and Michael J.F. Du Cros, and we appointed Robert Bender, Dr. Allan Green and Steve M. Peltzman. The executive officers of the Joint Venture are: Mr. Peltzman - Chairman of the Board and Treasurer; Dr. Mark Pykett - President and Chief Operating Officer; and Dr. Michael Rosenzweig - Chief Scientific Officer. Mr. Peltzman was the Chief Executive Officer of Cytomatrix until January 2001 when he became our Chief Executive Officer. Drs. Pykett and Rosenzweig held similar positions with Cytomatrix, and Mr. Du Cros is a director of Cytomatrix. Additional biographical information for these individuals is set forth under "Management - The Joint Venture".

     Funding for the Joint Venture will be provided as follows: Upon effectiveness of the Joint Venture we contributed approximately $3,000,000 in cash and Cytomatrix contributed approximately $220,000 in cash; Cytomatrix will contribute, upon receipt, an aggregate of approximately $1,810,000 in approved grant funding which is to be paid to it until June 30, 2002 as well as any funding from grants which were in the approval process; and we will make loans to the Joint Venture to provide any additional monies needed to fund its annual operating plans.

     Subject to the authorization and approval of our Board of Directors, and if required, our shareholders, we have the right, but not the obligation, at any time from February 1, 2002 to


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July 31, 2002, to acquire Cytomatrix, and thereby Cytomatrix's 50% ownership interest in the Joint Venture, for 9,713,007 shares of our common stock. In the event that we do not exercise such option, Cytomatrix has the right, exercisable from August 1, 2002 to December 31, 2002, to request subject to the approval of our Board and, if required, our shareholders, that we seek to effect the acquisition of Cytomatrix in exchange for 8,741,706 shares of common stock. In the event Cytomatrix requests us to effect the acquisition of Cytomatrix and the acquisition does not occur for any reason, including the failure of our Board and/or our shareholders to approve such acquisition, then (1) during a one-year transition period (a) the Joint Venture would be wound up and terminated, (b) the intellectual property contributed to the Joint Venture by each of Cytomatrix and us would revert back to Cytomatrix and us, respectively, and any jointly developed intellectual property would be allocated between the parties as described in the Joint Venture Agreement, and (c) we would be obligated to provide the Joint Venture with additional funding of at least $6 million and (2) such $6 million and all the outstanding indebtedness of the Joint Venture to us, if any, would be treated as our capital contribution to the Joint Venture and would not be repaid to us.

     As used hereinafter in this Business section, all references to our business include the operations of the Joint Venture.

Core Therapeutic Technologies

1.   Cell Expansion

     A.   Autologous Stem Cell Expansion with TranStem(TM)

     Technology. Our Cytomatrix(TM) biomatrix is the foundation for our TranStem(TM) technology for the ex vivo growth, manipulation and storage of adult hematopoietic stem cells which live in the bone marrow ("HSCs") for transplantation back into the patient. There are more than 60,000 HSC transplantation procedures annually, and the market continues to grow. We estimate the total potential global market size for this use of TranStem(TM) to be between $150 and $250 million.

     Our TranStem(TM) culture system, consists of a piece of Cytomatrix(TM) inside a sterile vessel plus certain reagents for growing the cells. Cytomatrix(TM) is a patented three-dimensional material with certain physical attributes that mimic the microenvironment of bone marrow - a fully interconnected network of inert, contoured surfaces providing a very large surface area for uniform, high density cell growth. Extensive research has demonstrated that Cytomatrix(TM) supports the growth of many cell types that are considered very difficult to culture effectively, including blood, liver, bone and pancreas cells. Based on a preclinical animal model in which our TranStem(TM) system yielded high quality stem cells that provided engraftment following transplantation, we expect TranStem(TM) to expand the number of HSCs several-fold during a seven to ten day culture period. TranStem(TM) does not require cytokines (hormone-like growth factors) and can be used in an environment free of animal serum (which if contaminated may pose post-transplantation risks), factors which we believe will facilitate regulatory approval and


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clinical utility. We further believe we are currently the only company capable of expanding HSCs in this way.

     Conventional approaches to stem cell expansion thus far have emphasized cell quantity and neglected the fact that the quality of cells is equally important because of the patient's need for such multipotent cells to survive and be able to maintain biological funtionality. These traditional methodologies for growing HSCs ex vivo often have relied upon static, horizontal monolayers made of plastic. It is argued that unmodified monolayer plastic is not as effective in expanding HSCs because this platform lacks the natural three-dimensional topography and dynamics found in vivo. Supplemented cytokines have been used to promote HSC survival in vitro, but they induce complications in long-term cell culture: they promote HSC differentiation and lineage-specific expansion, exhaust the multipotent, long-lived phenotype of HSCs and decrease the ability of cultured HSCs to effect marrow repopulation. In short, existing HSC culture techniques have failed to sufficiently expand and maintain HSCs outside the body for extended periods and to sustain the quality of stem cells and their multipotency, both of which are critical for long term and complete engraftment.

     Development Status. Our IND for TranStem(TM) as an adjunct treatment for hematopoietic malignancies has been approved by the U.S. Food and Drug Administration ("FDA"). Patient enrollment for a Phase I/II dose escalation trial of 20 patients undergoing bone marrow transplantation began in July 2001 at the Dana Farber Cancer Institute. It is expected to take the remainder of the calender year to complete enrollment. In addition, in June 2001 we retained Haemonetics Corporation to design, prototype and fabricate in accordance with our specifications the second generation of our TranStem(TM) device.

     B.   Umbilical Cord Blood Stem Cell Expansion with TranStem(TM)

     Technology. To potentially utilize cord blood as a safe, alternative source for stem cells for adult patients undergoing a stem cell transplant, expansion of the number of stem cells typically found in cord blood will be required. Medical scientists have reported that a cord sample can be transplanted into a patient whose body weight is not more than 60 to 70 pounds. Hence, it is expected that a technology capable of increasing the number of quality stem cells in a cord sample by a minimum of three-fold may result in permitting that sample to be used to safely transplant an adult. We believe our technology would sufficiently expand the number of stem cells and make cord blood-based stem transplants clinically effective. The potential number of cord bloods that could be collected and stored for these life-threatening applications is measured in the millions per year. Last year in North America, more than three and a half million infants were born.

     It is important to note that our technology does not involve embryos or embroyonic stem cells; cord blood specifically refers to the material available in the umbilical cord post-delivery that is typically discarded and is not considered particularly controversial. Concomitant with this large number of births is the increased potential to collect cords from a very biologically diverse population, which increases the overall utility of this alternate source of stem cells. Furthermore,


                                      -31-
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this capability could be extended to permit the establishment of large central banks of cord blood stem cells that may become the preferred source for histocompatibly matched allogeneic cells.

     Development Status. This indication will require a separate IND and clinical trial program to demonstrate first if pediatric patients can safely and effectively receive matched allogeneic stem cells that have been sourced from cord blood that have been expanded in the TranStem(TM) system, and ultimately if a cord blood sample can be routinely expanded to safely and efficaciously transplant certain adult populations.

     C. Regenerative Immunotherapy: de novo generation of autologous T cells

     Technology. Cell therapy or regenerative immunology seeks to identify certain endogenous cells and their critical biological function, and then use novel technologies to either expand their number, repair or manipulate them, or re-generate them in a safe manner outside of the body (ex vivo). Effective clinical outcomes are expected to result from the infusion of these cells into certain patients whose immune system, for example, has been markedly compromised. Candidates for such therapies include patients having undergone organ transplants, AIDS patients, many patients being treated by chemo- or radiation-therapy, and a host of many other immunodeficiencies associated with autoimmune, infectious and malignant disorders. Regenerative immunotherapy aimed at effectively giving a patient a reconstituted immune system by re-supplying the patient with the same kind of T-cells which have been destroyed or weakened by his disease. Amplifying the number of relevant immune cells in the body could enhance the patient's natural ability to recognize and fight disease.

     One of our goals is to use the Cytomatrix(TM) as a proprietary technology to develop a series of T-cell-based cellular therapies. In the July 2000 issue of Nature Biotechnology, we and our collaborators at Massachusetts General Hospital described, in an animal model, an "artificial thymus". The article describes the ability to use stem cells to generate T-cell populations. Ultimately, we hope to use this technology to create both "broad-spectrum," diverse T-cell populations and T-cell populations primed to specific agents (e.g., pathogens). We believe this technology is unique and represents a significant advance in the capability to manipulate an important component of the immune system.

     Our technology incorporates Cytomatrix' expertise in stem cell culture and incorporates the patient's stem cells grown in a stroma that is primarily derived from epithelial/skin cells harvested through a punch biopsy. The stem cells are then manipulated ex vivo to produce an entire repertoire of new T-cells which are expected to be identical to the patient endogenous T-cells prior to their having been attenuated or destroyed by disease or treatment.

     Development Status. Preclinical research is continuing, and we expect to finalize product definition within the next six months. We would then prepare an IND and clinical development plan to hopefully initiate human testing in 2002. Pharmacology, toxicology and dosing studies are some of the requisite studies we expect to undertake next year.


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     D.   Intellectual Property Rights

     Licenses. In November 1998 we co-filed a patent application for T-cell generation with the Massachusetts General Hospital. In December 1998 we received from Massachusetts General Hospital an exclusive, worldwide license for their component of the invention to make, use and sell products incorporating the method of cell production in three-dimensional devices covered by the pending U.S. patent application. In January 2000 we obtained from Tantalum Cellular Products LLC ("TCP") the exclusive, worldwide license, with the right to grant sublicenses, to make, use and sell products incorporating the Cytomatrix(TM) structure covered by U.S. Patent 5,282,861, issued February 1, 1984, for the purpose of culturing, maintaining and expanding human and animal cells in all but dental, orthopedic and other excluded applications. The licensor is responsible for patent maintenance expenses.

     License fees, royalties, etc. We will pay Massachusetts General Hospital a royalty of between .20% and .75% of net sales and 7.5% of any sublicense fees we receive. We also will pay TCP a royalty in the aggregate amount of $2 million, as follows: we will pay a royalty of 2% of gross sales through September 30, 2005, and on January 1, 2006 we will pay an additional amount equal to the difference between $2 million and the amount of such earned royalties we paid.

2.   Verotoxin-based CD77 Receptor-Specific Cytotoxic Therapeutics

     Technology. Verotoxin is a naturally occurring protein produced by certain strains of bacteria; it binds to specific receptor sites (CD77) found on the exterior surfaces of several types of tumor cells, certain epithelial intestinal cells and dividing endothelial cells, as well as specific lymphocytes. The toxic subunit of the verotoxin molecule, after binding to a cell's receptor, penetrates the cell and kills it. Preliminary, pre-clinical studies suggest that the receptor to which verotoxin binds is found on the exterior surfaces of malignant cells including ovarian, testicular, cervical, and breast cancers as well as certain brain tumors such as astrocytoma and gliomas. Preliminary, pre-clinical testing of the effects of verotoxin on astrocytoma tumors implanted in live mice has suggested that the direct intratumoral administration of the toxin molecule may inhibit the growth of such tumors and cause them to regress.

     Preliminary research also suggests that the receptor to which verotoxin binds is not found on the surface of most healthy, non-malignant cells. Should this be confirmed by further testing, it would indicate that verotoxin, if used as a cancer chemotherapy agent, would have selective, receptor-mediated cytoxicity - that is, it would kill the targeted tumor cells with minimal harmful interactions with normal tissue.

     Development Status: The pre-clinical work-up of this clinical candidate is currently underway.


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     Intellectual property rights. In December 1996, we obtained from the
University of Toronto Innovations Foundation the exclusive, worldwide license, with the right to grant sublicenses, to make, use and sell any verotoxin pharmaceutical composition for the treatment of neoplasia, as described in the inventions claimed in certain Canadian and United States patent applications and any improvements. We are responsible for all expenses of filing, prosecuting and maintaining any patents or patent applications issued or filed under the license, and we have a right of first refusal on any improvements made by the University. If we choose to exercise such right, we will be obligated to pay all expenses associated with the filing and prosecution of patent applications, selection of counsel, countries of filing and the like. In the event that we have not achieved commercial sales by December 31, 2005, the University has the option of converting the exclusive license to a non-exclusive license or, if we cannot demonstrate reasonable due diligence towards commercial exploitation, the University can terminate the license.

     License fees, royalties, etc. We paid a non-refundable licensing fee of $210,000, Canadian, in a combination of cash and our common stock. (Throughout this prospectus, all amounts are stated in U.S. dollars unless otherwise indicated.)

     The license requires us to achieve certain results and to expend minimum amounts of money in developing a commercially marketable formulation of the licensed verotoxin technology. In the event that one or more milestones are not timely attained in any given calendar year, we must pay an annual penalty of $50,000, Canadian, in calendar years 2003, 2004 and 2005, which would be credited to future royalties in excess of annual minimum royalties, subject to a minimum annual royalty which has not yet been fixed. (A minimum annual royalty is the amount payable if the royalties earned on actual sales of this product are less than a specified minimum.) Currently, we are in compliance with the milestone and diligence requirements of the agreement.

     We will pay a royalty equal to 4% of our net sales of all verotoxin products used in the treatment of human tumors. However, in the event that we license another royalty bearing product for inclusion in our verotoxin products and the aggregate royalties payable by us on the final product are greater than 6%, then the royalty due to the University shall be reduced to 3%. Prior to the date of the first commercial sale of a pharmaceutical product containing the licensed verotoxin technology, the parties will negotiate annual minimum royalties to be paid by us, taking into account market size, competitive position and patent issues, in order to provide the University with continuing assurance of our diligence toward commercialization of the technology. Depending on when we enter into any sublicense, we shall also pay to the University 30% to 50% of any sublicense fees we receive from an unaffiliated sublicensee.


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3.   Verotoxin-based Antigen Delivery System for Adoptive Immunotherapy and
     Vaccines

     Technology. Our platform technology by-passes the normal antigen processing pathways inside the cell that normally degrade and change the original antigen. This may allow for better retention of the immunogenicity of stimulatory proteins. Further, the antigen is presented on the surface of the dendritic cells directly in the context of MHC Class I molecules, an end-result that has been difficult to accomplish with other technologies. The technology has been shown, in vitro and in animal experiments, to deliver antigens specifically to dendritic cells. We utilize verotoxin's non-toxic "B" fragment ("VT-B") as a carrier to deliver specific antigens to dendritic cells. Dendritic cells are sentinels of the immune system, and they modulate the body's immune responses. Dendritic cells are specialized cells which have the capacity to take up foreign antigens, process them internally, and then display antigen fragments on their surfaces in a chemical form recognizable by other immune cells. It is now believed that this antigen "presentation" by dendritic cells is an integral part of an antibody and cellular immune response to tumor cells or microbes. Activation of an individual's immune system via stimulation of dendritic cells to identify, target and destroy cancer cells is a new approach to cancer therapy. Publications in prestigious scientific journals as well as reports of several early stage clinical trials (conducted by third parties) have shown encouraging, albeit preliminary, results in what is often referred to as "cancer vaccines", a potentially confusing use of the term because these technologies are intended as therapeutics and not as prophylactics.

     Dendritic cells have specific receptors which bind to the non-toxic portion of verotoxin, VT-B. If a tumor antigen is bound to this fragment, the entire complex binds to these specific receptors on the dendritic cell surface. After binding, the complex is internalized into the dendritic cell's antigen-processing pathway and is presented on the surface as an effective activator of the immune system. Based on in-vitro research and testing with in vivo animal models at the Institut Curie, our licensor, it may be possible to use VT-B to stimulate the activation of the dendritic cell antigen processing pathway. This then could be used to improve existing or develop new "therapeutic vaccines" against cancer and other diseases.

     We are investigating several clinical development programs that would allow us to pursue both ex vivo manipulation and direct injection applications of this technology:

     o adoptive immunotherapy, a procedure in which dendritic cells are removed from the patients' blood, activated ex vivo with our VT-B fragment verotoxin tumor antigen complex ("Activate(TM)") and then reinfused to activate the immune system to kill the tumor cells; and

     o direct injection of our VT-B fragment tumor antigen complex ("VeroVax(TM)") to stimulate an in vivo immune response against tumors.

     A.   Development Program: Activate(TM) adoptive immunotherapy

     In adoptive immunotherapy, dendritic cells are exposed to antigens in an ex vivo setting to allow for stimulation and expansion of this dendritic cell population. Since the cells are manipulated ex vivo, the process can be tightly monitored and quality-controlled, which may allow both a shorter regulatory pathway and a more flexible environment for development than in vivo strategies employing direct vaccination of patients. The key goal in adoptive immunotherapy is the demonstration that dendritic cells can be stimulated by antigens to which they do not normally respond and that when reinfused into the patient they then will activate lymphocytes to kill tumor cells. If this is shown, we believe the approach could benefit certain patient populations with compromised immune systems.

     Our collaborators at the Institut Curie have conducted research on an animal model that shows molecular constructs based on VT-B are capable of stimulating dendritic cells to process attached tumor antigens so as to induce cytotoxic lymphocytes to kill tumors bearing that antigen. The next stage of product development involves replication of the results in patient- derived dendritic cells and ex vivo characterization of the cellular response. This can be carried out with laboratory grade materials. However, clinical validation will require preparation of VT-B constructs in compliance with current good manufacturing practices (cGMPs). We have identified a manufacturer to produce suitable clinical trial materials, but we will likely enter into a definitive production agreement only once certain process development milestones have been completed and we have obtained additional financing.

     B.   Development Program: VeroVax(TM) parenteral therapeutic vaccines

     Vaccines are generally composed of foreign antigens whose direct injection into patients is designed to stimulate an effective immune system response. VeroVax(TM) vaccines are expected to be formulated for direct administration to the patient by injection and contain the specific tumor or virus antigens with VT-B as the targeting mechanism. These vaccines could add significant value by avoiding the need for specific ex vivo manipulations and procedures. Since this technology avoids cumbersome ex vivo procedures, it could represent a significant advance over current practice, be less costly to perform and achieve substantial market penetration in the emerging sector of therapeutic cancer vaccines.

     Preliminary proof of concept experiments with VeroVax(TM) have been carried out in animals. Our goal over the next year is to complete the necessary pre-clinical testing program, contract for production of clinically qualified cGMP material, use that material to conduct appropriate pharmacology and toxicology profiles and begin the clinical investigation of this product through the IND process. On December 2, 1999, we established a collaboration with Dr. Evan Hersch of the Arizona Cancer Center that ultimately is expected to lead to the clinical investigation of the VeroVax(TM) technology. In addition to work at the Arizona Cancer Center, our pre-clinical investigations continue to advance via our collaborations at the Institut Curie in Paris, under the director of Dr. Eric Tartour. The production cost of these cGMP materials and its proper documentation and testing are expensive out-of-pocket contracts which are forecasted to cost more than one million dollars. For this purpose as well as other similar programs, we plan to raise additional capital in the next two quarters. Subject to availability of funds, we are planning to have clinically qualified materials produced in 2001 with a view to starting clinical investigations on therapeutic vaccines for certain cancers next year.

     We estimate that the average market size for an approved therapeutic vaccine product will have a revenue potential in the hundreds of millions of dollars. There are more than 100 cancers and dozens of other diseases that could benefit by this form of immunotherapy, and thus the aggregate opportunity is much larger.

     Intellectual property rights. Pursuant to an option we obtained in June 1998, as amended, from the Institut Curie and the Centre National de la Recherche Scientifique, in May 2001 we obtained an exclusive, worldwide license, with the right to grant sublicenses, to make, use and sell any human or animal product for infectious diseases and cancer therapies incorporating technology claimed in the subject United States and other patent applications relating to the use of VT-B to stimulate dendritic cells to initiate a T-cell response.

     License fees, royalties, etc. We must pay a non-refundable licensing fee equal to $450,000, of which $150,000 is due within 30 days of execution of the license, an additional $150,000 is due six months thereafter, and the final $150,000 is due on December 30, 2001.

     The sum of $150,000 is due upon the completion of Phase II clinical trials. Additional development milestones for the years 2002 to 2005 will be set by the parties no later than December 31, 2001. If we have not achieved commercial sales by the year 2005, we will be required to pay a penalty of $200,000, or, if we cannot demonstrate reasonable due diligence towards exploitation, the licensors have the option of terminating the license.

     We will pay a 6% royalty based on our net sales of pharmaceutical products containing the licensed technology. Prior to the date of first commercial sale, the parties will negotiate annual minimum royalties to be paid by us, taking into account market size, competitive position and patent issues. Depending on when we enter into any sublicense, we shall pay 30% to 50% of any sublicense fees we receive from an unaffiliated sublicensee.

Government regulation

     Governmental authorities in the United States and other countries extensively regulate the preclinical and clinical testing, manufacturing, labeling, storage, record-keeping, advertising, promotion, export, marketing and distribution, among other things, of our immunotherapeutics. In the United States, the FDA under the Federal Food, Drug and Cosmetic Act, the Public Health Service Act and other federal statutes and regulations subjects pharmaceutical products to rigorous review. If we do not comply with applicable requirements, we may be fined, our products may be recalled or seized, our production may be totally or partially suspended, the government may refuse to approve our marketing applications or allow us to distribute our products, and we may be criminally prosecuted. The FDA also has the authority to revoke previously granted marketing authorizations.

     In order to obtain approval of a new product from the FDA, we must, among other requirements, submit proof of safety and efficacy as well as detailed information on the manufacture and composition of the product. In most cases, this proof entails extensive laboratory tests, and preclinical and clinical trials. This testing, the preparation of necessary applications and processing of those applications by the FDA are expensive and typically take several years to complete. The FDA may not act quickly or favorably in reviewing these applications, and we may encounter significant difficulties or costs in our efforts to obtain FDA approvals that could delay or preclude us from marketing any products we may develop. The FDA may also require post-marketing testing and surveillance to monitor the effects of approved products or place conditions on any approvals that could restrict the commercial applications of these products. Regulatory authorities may withdraw product approvals if we fail to comply with regulatory standards or if we encounter problems following initial marketing. With respect to patented products or technologies, delays imposed by the governmental approval process may materially reduce the period during which we will have the exclusive right to exploit the products or technologies.

     After an IND becomes effective, a sponsor may commence human clinical trials. The sponsor typically conducts human clinical trials in three sequential phases, but the phases may overlap. In Phase I clinical trials, the product is tested in a small number of patients or healthy volunteers, primarily for safety at one or more doses. In Phase II, the sponsor continues to evaluate safety, but primarily evaluates the efficacy of the product in a patient population. Phase III clinical trials typically involve additional testing for safety and clinical efficacy in an expanded population at geographically dispersed test sites. The sponsor must submit to the FDA a clinical plan, or "protocol," accompanied by the approval of the institution participating in the trials, prior to commencement of each clinical trial. The FDA may order the temporary or permanent discontinuation of a clinical trial at any time.

     The sponsor must submit to the FDA the results of the preclinical and clinical trials, together with, among other things, detailed information on the manufacture and composition of the product, in the form of a new drug application or, in the case of a biologic, a biologics license application. In a process which generally takes several years, the FDA reviews this application and, when and if it decides that adequate data is available to show that the new compound is both safe and effective and that other applicable requirements have been met, approves the drug or biologic for marketing. The amount of time taken for this approval process is a function of a number of variables, including the quality of the submission and studies presented, the potential contribution that the compound will make in improving the treatment of the disease in question, and the workload at the FDA. It is possible that our products will not successfully proceed through this approval process or that the FDA will not approve them in any specific period of time, or at all.

     Congress enacted the Food and Drug Administration Modernization Act of 1997, in part, to ensure the availability of safe and effective drugs, biologics and medical devices by expediting the FDA review process for new products. The Modernization Act establishes a statutory program for the approval of fast track products, including biologics. A fast track product is defined as a new drug or biologic intended for the treatment of a serious or life-threatening condition that demonstrates the potential to address unmet medical needs for this condition. Under the fast track program, the sponsor of a new drug or biologic may request the FDA to designate the drug or biologic as a fast track product at any time during the clinical development of the product.

     The Modernization Act specifies that the FDA must determine if the product qualifies for fast track designation within 60 days of receipt of the sponsor's request. The FDA can base approval of a marketing application for a fast track product on an effect, on a clinical endpoint or on another endpoint that is reasonably likely to predict clinical benefit. The FDA may subject approval of an application for a fast track product to post-approval studies to validate the surrogate endpoint or confirm the effect on the clinical endpoint and prior review of all promotional materials. In addition, the FDA may withdraw its approval of a fast track product on a number of grounds, including the sponsor's failure to conduct any required post-approval study with due diligence.

     If a preliminary review of clinical data suggests that a fast track product may be effective, the FDA may initiate review of sections of a marketing application for a fast track product before the sponsor completes the application. This rolling review is available if the applicant provides a schedule for submission of remaining information and pays applicable user fees. However, the time periods specified under the Prescription Drug User Fee Act concerning timing goals to which the FDA has committed in reviewing an application do not begin until the sponsor submits the entire application.

     We may request fast track designation and orphan drug status for our vaccines and other products. Orphan drug designation may be granted to those products developed to treat diseases or conditions that affect fewer than 200,000 persons in the United States. Under the law, the developer of an orphan drug may be entitled to seven years of market exclusivity following the approval of the product by the FDA, exemption from user fee payments to the FDA, and a 50% tax credit for the amount of money spent on human clinical trials. We cannot predict whether the FDA will grant these designations, nor can we predict the ultimate impact, if any, of the fast track process on the timing or likelihood of FDA approval of our immunotherapeutics.

     The FDA may, during its review of a new drug application or biologics license application, ask for additional test data. If the FDA does ultimately approve the product, it may require post-marketing testing, including potentially expensive Phase IV studies, and surveillance to monitor the safety and effectiveness of the drug. In addition, the FDA may in some circumstances impose restrictions on the use of the drug, which may be difficult and expensive to administer, and may require prior approval of promotional materials.

     Before approving a new drug application or biologics license application, the FDA will also inspect the facilities at which the product is manufactured and will not approve the product unless the manufacturing facilities are in compliance with current Good Manufacturing Practices ("cGMPs"). In addition, the manufacture, holding, and distribution of a product must be in compliance with cGMPs. Manufacturers must continue to expend time, money and effort in the areas of production, quality control, record keeping and reporting to ensure full compliance with those requirements. The labeling, advertising, promotion, marketing and distribution of a drug or biologic product must be in compliance with FDA regulatory requirements. Failure to comply with applicable requirements can lead to the FDA demanding that production and shipment cease, and, in some cases, that the manufacturer recall products, or to FDA enforcement actions that can include seizures, injunctions and criminal prosecution. These failures can also lead to FDA withdrawal of approval to market the product.

     We have not received approval in the U.S. or any foreign states or foreign jurisdictions for the commercial sale of any of our potential therapeutics products. However, the FDA has accepted our IND for the clinical examination of our TranStem (TM) cell culturing system in the expansion of autologous stem cells as an adjunct treatment for hematopoietic malignancies.

     Completion of testing, studies and trials may take several years, and the length of time varies substantially with the type, complexity, novelty and intended use of the product. There can be no assurance that any of our development programs will be successfully completed, that any IND will become effective or that additional clinical trials will be allowed by the FDA or other regulatory authorities or that we will successfully develop any marketable pharmaceutical product.

     Sales of pharmaceutical products outside the United States are subject to foreign regulatory requirements that vary widely from country to country. Whether or not we have obtained FDA approval, we must obtain approval of a product by comparable regulatory authorities of foreign countries prior to the commencement of marketing the product in those countries. The time required to obtain this approval may be longer or shorter than that required for FDA approval. The foreign regulatory approval process includes all the risks associated with FDA regulation set forth above, as well as country-specific regulations.

Environmental Matters

     We currently rely primarily on third party independent contractors to conduct research and development on and manufacture clinical supplies of our proposed drugs. However, to the extent that any of our current and future research and development activities involve the use of hazardous materials and chemicals, or produce waste products, we will be subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of these materials. Although we would expect that our safety procedures for handling and disposing of these materials would comply with the standards prescribed by such laws and regulations, we may be required to incur significant costs to comply with environmental and health and safety regulations in the future. In addition, the risk of accidental contamination or injury from hazardous and radioactive materials cannot be completely eliminated. The potential liability for damages stemming from accidents involving these materials may exceed our insurance coverage or available resources.

Product and Clinical Studies Liability

     Administration of any drug to humans involves the risk of allergic or other adverse reactions in certain individuals. Accordingly, it is possible that claims might be successfully asserted against us for liability with respect to injuries that may arise from the administration or use of our products during clinical trials or following commercialization. We presently carry what we believe is adequate clinical studies and product liability insurance.

Competition

     The biotechnology and biopharmaceutical industries are characterized by rapidly advancing technologies, intense competition and a strong emphasis on proprietary products. Many entities, including pharmaceutical and biotechnology companies, academic institutions and other research organizations are actively engaged in the discovery, research and development of products that could compete directly with our products under development. Dendreon Corporation, AVI Biopharma, Inc., Cell Genesys, Inc., NW Biotherapeutics, Inc., Therion Biologics Corporation and Vical Incorporated, among others, have disclosed that they are developing therapeutic cancer vaccines; Dendreon, Aastrom Biosciences, ViaCell and Targeted Genetics, among others, are working on HSCs; and still others, including Corning, Becton- Dickinson, New Brunswick Scientific, Cellco and Synthecon, are working on cell culture technologies. In addition, Nexell, Eligix, Miltenyi and C-Cell are working on complementary technologies. Many companies, including major pharmaceutical companies, are also developing alternative therapies that may compete with our products in the fields of cancer and infectious diseases. These competitors may succeed in developing and marketing products that are more effective than or marketed before ours. However, to our knowledge, due to our autologous stem cell expansion technology using TranStem(TM), we are the only company that is capable of autologous stem cell expansion without the use of cytokines and in a serum- free environment.

     Virtually all of our competitors have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing. Others have partnered with large established companies to obtain access to these resources. Smaller companies may also prove to be significant competitors, particularly through the establishment of collaborative arrangements with large, established companies.

     Our ability to commercialize our products and compete effectively will depend, in large part, on:

     o our ability to advance through clinical trials, and to successfully manufacture and market these products;

     o the margins of our products relative to other products or competing treatments;

     o the effectiveness of our sales and marketing efforts and those of our marketing partners;

     o the perception by physicians and other members of the health care community of the safety, efficacy and benefits of our vaccines and other products compared to those of competing products or therapies; and

     o unfavorable publicity directly or indirectly relating to our products and technology.

     Competition among products approved for sale will be based, among other things, upon efficacy, reliability, product safety, price and patent position. Our competitiveness will also depend on our ability to advance our technologies, license additional technology, maintain a proprietary position in our technologies and products, obtain required government and other public and private approvals on a timely basis, attract and retain key personnel and enter into corporate partnerships that enable us and our collaborators to develop effective products that can be manufactured cost-effectively and marketed successfully.

Employees

     As of July 25, 2001, we had 25 employees, all of whom are full-time. In addition, we make extensive use of consultants.

Property

     We occupy approximately 10,000 square feet of office and laboratory space located at 50 and 52-B Cummings Park in Woburn, Massachusetts for a monthly rent of $11,484, pursuant to a three year lease terminating on February 28, 2002.

Legal Proceedings

     We do not know of any material litigation pending, threatened or contemplated, or of any unsatisfied judgments, against us, or of any proceeding to which we are a party.

                                   Management

Directors and Executive Officers

     Our directors and executive officers and their positions and ages as of May 22, 2001 are listed below. No family relationships exist among any of our directors and executive officers. All directors hold office until the next annual meeting of shareholders or until their successors have been elected and qualified.

Name                                  Age            Title
----                                  ---            -----

Steve M. Peltzman                     54             chief executive officer and
                                                     director

Robert Bender                         53             chairman of the board,
                                                     secretary and treasurer

Michelle C. Guertin                   44             controller

Allan M. Green                        56             director

Allen Krantz(1)                       61             director

Dr. Clifford A. Lingwood(2)           51             director

Paul Lucas(1)                         51             director

Thomas M. Reardon(1)(2)               55             director

Michael McCall(2)                     62             director

----------

(1) Audit Committee member
(2) Compensation Committee member

     Steve M. Peltzman: In January 2001, Mr. Peltzman became our chief executive officer and a director as well as chairman of the board of Cell Science Therapeutics, Inc., our joint venture with Cytomatrix, LLC (the "Joint Venture"). Mr. Peltzman has 30 years of business experience in health care technology companies. In 1984, he helped start, and until 1990 he served as president and chief executive officer of, Applied bioTechnology, Inc., whose cancer business was sold to OSI Pharmaceuticals, Inc., formerly Oncogene Science. In 1990 he became chief operating officer of OSI Pharmaceuticals and from 1994 through December 1997 he also served as its president. From 1986 to 1990, Mr. Peltzman also was president of Oncogenetics Partners, a joint venture between Applied bioTechnology and E.I. de Pont de NeMours and Company, which focused on development of products relating to the prevention, treatment and diagnosis of cancer. Since 1997, he has been involved with several small health-care and technology companies as interim chief executive officer and/or chief operating officer. From January 1997 to April 2000, he was a part-time chief executive officer at Gene Regulation Laboratories. From April 1999 to January 2000, he was the chief operating officer of CPBD. From May 1999 to April 2000, he was a part-time chief executive officer at Immunetics and from April to December 2000, he was chief executive officer of Cytomatrix, LLC.

     Robert Bender: Mr. Bender is our co-founder and has been one of our directors since our inception in January 1997. Mr. Bender served as our president from our inception until May 1997, at which time he became our chairman of the board, chief executive officer, secretary and treasurer. In January 2001, Mr. Bender was appointed to the board of the Joint Venture and was replaced as our chief executive officer by Steve Peltzman. Since 1972, Mr. Bender has been active in entrepreneurial technology-based companies, primarily in the medical field, and his professional focus has been on the assessment and development of new ventures. Mr. Bender has extensive experience in institutional and private venture capital, having been associated with Adler & Co. in New York City and Ventures West in Vancouver. He has participated in the management and/or development of a number of privately held start-up companies and been active in the transfer of technology between corporations and from academic institutions.

     Michelle C. Guertin: Ms. Guertin has been a consultant to us since December 2000 and became our controller in April 2001. She oversees all financial operations of Select

Therapeutics Inc. and the Joint Venture. From 1999 to 2000, she was corporate controller of Servicesoft Technologies, Inc., an internet software development company in Natick, Massachusetts. In this role, her responsibilities included managing financials for worldwide operations, several financing rounds; mergers and acquisitions; implementing policies and procedures; sales order administration; audit, banking and insurance. From 1993 to 1998, she was controller of the laser systems division of General Scanning Inc., a software and hardware manufacturer in Wilmington, Massachusetts. She was involved in opening up new offices throughout Asia, implementing Oracle financial systems, and designing and implementing worldwide business processes and procedures to support significant growth. From 1979 to 1990, Ms. Guertin also held several financial positions at Dennison Manufacturing Company, most recently as accounting manager for European stationery and corporate accounting manager. Ms. Guertin received her B.S. in Accounting, summa cum laude, and her M.B.A. from Western New England College.

     Allan M. Green, M.D., Ph.D., J.D.: Dr. Green has been one of our directors since January 1999. He is also the chairman of our scientific and medical advisory board. Dr. Green is a physician, lawyer, and research scientist with experience as an operating officer in the pharmaceutical industry. Dr. Green also has been "of counsel" to the Boston/Washington law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. since September 1989. In addition, Dr. Green is vice-president, pharmaceutical/biomedical products for Mintz, Levin's affiliate ML Strategies, LLC, where he serves a wide range of health care, biotechnology and pharmaceutical clients. Dr. Green has successfully represented many American and Canadian clients in their relationships with the FDA and has organized a number of multi-disciplinary conferences on healthcare, pharmaceutical and funding issues. Dr. Green was formerly medical director of New England Nuclear/Dupont Medical Products. He currently is a director of Neurochem, Inc. and North American Scientific, Inc. (NASDAQ: NASI). Dr. Green has served on various government committees as a technical consultant and has held several medical school appointments. Dr. Green is the author of many scientific papers in biochemistry and drug development and is well known for his issues and commentary series which analyzes the competitive commercial aspects and potential markets for emerging pharmaceutical technologies. Dr. Green received his B.S. in economics in 1966 and his Ph.D. in biochemistry and metabolism in 1971 from the Massachusetts Institute of Technology. He received his M.D. from Case Western Reserve University School of Medicine in 1972. Dr. Green holds board certification in both internal medicine and in nuclear medicine. Dr. Green received his J.D. from Boston College Law School in 1991.

     Allen Krantz, Ph.D.: Dr. Krantz has been one of our directors since January 1999. He is trained as an organic chemist and has held several positions of increasing authority at the Syntex Corporation over his 13 years there, most recently as a vice president of research at Syntex Research, Canada and as a distinguished scientist within the Syntex Corporation. Prior to that, Dr. Krantz was a tenured associate professor of chemistry and pharmacology at the State University of New York at Stony Brook. From June 1994 to November 1997, Dr. Krantz was an executive vice president of research at Red Cell, Inc., a start-up biotechnology company. Since November 1997, Dr. Krantz has been president of Bullet Therapeutics, a start-up drug development enterprise. In addition to his responsibilities at Bullet, Dr. Krantz has assumed the position of licensing and business development at the University of South Florida as executive director of the research foundation and is a professor in the department of biochemistry and molecular biology in the school of medicine. Dr. Krantz received his B.S. from the City College of New York and his Ph.D. from Yale University.

     Dr. Clifford A. Lingwood: Dr. Lingwood is our co-founder and has been one of our directors since our inception. For the last 20 years Dr. Lingwood has worked in academia, during which time he participated in the development of the scientific technology which has been licensed to us. Since 1989, Dr. Lingwood has been affiliated with both the University of Toronto and the Hospital for Sick Children in Toronto and is currently serving as an associate professor in the departments of clinical biochemistry, biochemistry and microbiology at the University of Toronto and a senior scientist in the departments of microbiology and biochemistry at the Hospital for Sick Children. Dr. Lingwood is one of the inventors of, and a patent applicant with regard to certain of our licensed technologies.

     Paul Lucas: Mr. Lucas has been one of our directors since September 1998. Since April 1994, Mr. Lucas has been the president and chief executive officer of Glaxo Wellcome, Inc., Canada, a company he joined in September 1986. Mr. Lucas has more than 20 years experience in the Canadian pharmaceutical industry, and was instrumental in overseeing the successful 1995 merger of Glaxo Canada and Burroughs Wellcome. Mr. Lucas currently serves on several university committees and is the vice chairman of the Pharmaceutical Manufacturers Association of Canada. In addition, Mr. Lucas is the chairman of the board of Altimed Pharmaceutical Inc. and is a director of BioChem Pharma.

     Thomas M. Reardon: Mr. Reardon has been one of our directors since January 1999. Since September 2000, he has been "of counsel" to the law firm Greenberg, Traurig in its Boston office. From 1990 until September 2000, he was at Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., where he served as co-chairman of the health law group and president of its affiliate ML Strategies, Inc. In September 1999, Mr. Reardon became the chief executive officer of Vector Health Solutions, now Cambio Health Solutions, LLC, an affiliate of Quorum Health Resources, LLC. In addition, Mr. Reardon serves as a director of numerous organizations in the healthcare field.

     Michael McCall: Mr. McCall, who has been one of our directors since January 2001, has spent most of his adult life involved in the health care field. From 1962 to 1979, he worked for Baxter Laboratories in a variety of marketing and management positions, including director of marketing for Fenwal Blood Products, and in his last position, vice-president of Baxter's pharmaceutical division. From 1980 to 1985, he worked for Delmed Inc. as a vice president responsible for its Blood Products and Serologicals subsidiaries, worldwide providers of specialty human antibodies and other blood-related products and services. Since 1986 Mr. McCall has operated his own consulting business specializing in the area of cell therapies and blood banking computerization. Mr. McCall has been a director of Cytomatrix, LLC, since April 1999. He graduated from the University of Wisconsin in 1962 with a B.S. degree.

Significant employees

     Mark Pykett: Dr. Pykett, age 36, co-founded Cytomatrix in 1996 and oversaw its daily operations and strategy, including its scientific and business collaborations, cooperative research agreements, fund raising efforts, technology licensing opportunities and distribution arrangements. In January 2001, Dr. Pykett became president, chief executive officer and a director of the Joint Venture. He received a B.A. from Amherst College; a V.M.D. and a Ph.D. in molecular biology from the University of Pennsylvania Graduate School of Biological Sciences, where he also received Phi Zeta and Summa Cum Laude honors; post-doctoral fellowships from both the University of Pennsylvania and Harvard University; and an M.B.A. from Northeastern University. He also is a lecturer in Harvard's School of Public Health and is a member of the AAAS, the Mass Biotech Council, the MIT Enterprise Forum and the Community of Science.

     Michael Rosenzweig: Dr. Rosenzweig, age 37, also co-founded Cytomatrix and serves as its chief scientist. As chief scientist, he directed four large research and development programs and managed several scientific teams. He also coordinated Cytomatrix' numerous scientific collaborations and is an inventor on four Cytomatrix patent applications. In January 2001, Dr. Rosenzweig became chief scientific officer and a director of the Joint Venture. Dr. Rosenzweig received a veterinary degree and graduated valedictorian from the University of Pretoria in South Africa and a doctoral degree from the University of Pennsylvania Graduate School of Biomedical Sciences. He later was appointed to a faculty position at Harvard Medical School, where he pursued research in the areas of gene therapy and hematopoiesis. Subsequently, he became an assistant professor of medicine at Harvard's New England Regional Primate Research Center, a position that he currently holds.

     A.J. Meuse, Ph.D., MBA: Dr. Meuse, age 40, is the vice president of the Joint Venture, overseeing product development, operations and marketing for its research and industrial bioproducts group. From 1998 to 2000, Dr. Meuse was chief operating officer of Molecular Geodesics, Inc. a life science design and development firm. In this role his responsibilities included the implementation of business systems designed to accommodate significant growth, intellectual property management, staff development and corporate business development. From 1996 to 1998 he was manager of the life sciences industry group at Pittiglio, Rabin & McGrath, a high technology oriented management consulting firm serving major pharmaceutical and medical device clients. From 1994 to 1998, Dr. Meuse was also a senior new project manager at Polymer Technology, Inc., Bausch & Lomb's Massachusetts-based medical device division. From 1991 to 1994, he was worldwide product marketing manager/bioprocess for Corning-Costar, Inc. of Cambridge, Massachusetts. Dr. Meuse received a B.S. in biology from Merrimack College in North Andover, Massachusetts, an M.S. in biology and biotechnology from Worcester Polytechnic Institute (WPI), and a Ph.D. in biomedical science from WPI. Dr. Meuse completed post-doctoral training and maintained a staff position at Beth Israel Hospital in Boston and held a faculty position at Harvard Medical School. He also received an M.B.A. from the University of New Hampshire's Whittemore School of Business and Economics.

     John T. Flickinger, Ph.D.: Dr. Flickinger, age 56, is director of operations and quality assurance of the Joint Venture. From 1999 to January 2001, he was a director of product development and quality assurance at Cytomatrix, LLC. From 1998 to 1999, he was director of research at Bellco Glass. From 1994 to 1998, he was manager of quality assurance at Standard Chlorine of Delaware. From 1991 to 1994, he was a systems analyst and manager of quality assurance for Wheaton Glass, Inc. Prior to 1991, Dr. Flickinger held various research positions at The Quaker Oats Co., Thomas J. Lipton, and Intech Biolabs, a lab owned by him. Dr. Flickinger received a B.S. from Shippensburg State University, an M.S. from State University of New York at Buffalo and a Ph.D. from the Universite de Sherbrooke. He received postdoctoral training in Pathology at M.S. Hershey Medical College of Pennsylvania State University. In addition, he held a faculty appointment in the Department of General Surgery at the Universite de Sherbrooke's Centre Hospitaliare Universitaire. He has served on the Codex Alimentarius of the World Health Organization, as an advisor to the National Food Processors Committee on Sanitation and Hygiene and as Chair of the Food Microbiologist's Roundtable. He has been a consultant to top companies in the food, drug and cosmetic industries on regulatory and international standards compliance. Dr. Flickinger is an ISO Lead Auditor and a licensed Health Officer.

The 2001 Incentive Plan

     General. On April 17, 2001 Select's Board of Directors adopted the 2001 Incentive Plan ("Incentive Plan"). The Incentive Plan, which will be administered by a committee of independent directors (the "Plan Committee"), permits Select to award stock options, performance awards, and restricted stock, subject to the future shareholder approval of the Plan. The terms of the Incentive Plan are summarized below, and such summary is qualified in its entirety by reference to the text of the Incentive Plan.

     Available Shares. The Incentive Plan authorizes the Plan Committee to issue, over a ten year period, up to three million shares of common stock to participants, net of shares withheld for taxes and lapsed awards. After April 17, 2011, no awards may be issued, other than options which replace the remaining terms of previously granted options.

     Participants. All employees and consultants of Select or its majority owned subsidiaries are eligible to be selected to participate in the Incentive Plan. Actual selection of any eligible employee to participate in the Incentive Plan is within the sole discretion of the Plan Committee.

     Stock Options. The Incentive Plan permits the Plan Committee to issue non-qualified stock options to employees and consultants, which directly links their financial success to that of the shareholders. The Plan Committee shall determine the number of shares subject to options and all other terms and conditions of the options, including vesting requirements. In no event, however, may the exercise price of a stock option be less than 100 percent of the fair market value of our common stock on the date of the stock option's grant, nor may any option have a term of more than 10 years. The Plan Committee may not issue incentive stock options.

     If the Plan Committee determines that an option recipient is engaging in competitive activity with Select or its subsidiaries, the Plan Committee may cancel any option granted to the recipient. In addition, under certain circumstances, we may recover profits from options exercised within six months of the employee engaging in competitive activities.

     Performance Awards. The Incentive Plan allows the award of "performance shares" and "performance units." These are contingent incentive awards that are converted into stock and/or cash and paid out to the participant only if specific performance goals are achieved over performance periods of not less than one year. If the performance goals are not achieved, the awards are forfeited or reduced. Performance shares are each equivalent in value to a share of common stock (payable in cash and/or stock), while performance units are equal to a specific amount of cash.

     Performance Goals. The performance goals set by the Plan Committee include payout tables, formulas or other standards to be used in determining the extent to which the performance goals are met and, if met, the number of performance shares and/or performance units which would be converted into stock and/or cash (or the rate of such conversion) and distributed to participants. The performance goals will be determined by the Plan Committee and may include any of the following criteria or any combination thereof:

          (1) Our financial performance, which may be based on financing activities and financial results, including, without limitation, net income, Value Added (after-tax cash operating profit less depreciation and less a capital charge), EBITDA (earnings before income taxes, depreciation and amortization), revenues, sales, expenses, costs, market share, volumes of a particular product or service or category thereof, including but not limited to the product's life cycle (for example, products introduced in the last two years), return on net assets, return on assets, return on capital, profit margin, operating revenues, operating expenses, and/or operating income;

          (2) Our product development performance, which may be based upon measured progress in achieving specific research and development milestones, such as those related to preclinical programs, clinical trials, regulatory approvals and strategic alliances; or

          (3) Our stock price, return on shareholders' equity, total shareholder return (Stock price appreciation plus dividends, assuming the reinvestment of dividends), and/or earnings per share.

     The effects of the following events are disregarded in determining whether performance goals are met: changes in accounting principles; extraordinary items; changes in tax laws affecting net income and/or value added; and natural disasters, including floods, hurricanes, and earthquakes.

     Restricted Stock. The Incentive Plan also permits the Plan Committee to grant restricted stock awards. Each share of restricted stock shall be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Plan Committee deems appropriate, including, but not by way of limitation, restrictions on transferability and continued employment. In order to qualify a restricted stock grant under Section 162(m) of the Code, the Plan Committee may condition vesting of the award on the attainment of performance goals, using the same performance criteria as that used for performance shares and units. The vesting period for restricted stock shall be determined by the Committee, with a minimum vesting period of three years; however, the Plan Committee may accelerate the vesting of any such award.

     Federal Income Tax Matters Relating to Stock Options. Select believes that, under present law, the following is a summary of the principal U.S. Federal income tax consequences of the issuance and exercise of stock options granted under the Incentive Plan. This summary is not intended to be exhaustive and, among other things, does not describe state or local tax consequences.

     A participant will not be deemed to have received any income subject to tax at the time a non-qualified stock option is granted, nor will Select be entitled to a tax deduction at that time. However, when a non-qualified stock option is exercised, the participant will be deemed to have received an amount of ordinary income equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. Select will be allowed a tax deduction in the year the option is exercised in an amount equal to the ordinary income which the participant is deemed to have received.

     Other Information. The Incentive Plan may be amended in whole or in part by the Board of Directors or the Plan Committee. In the event of a Change in Control (as defined in the Incentive Plan), all options and restricted stock granted under the Plan will become vested, and all performance shares or units relating to incomplete performance periods shall be deemed to have achieved their performance goals.

Executive Compensation

     The following table summarizes the compensation for the fiscal year ended June 30, 2000 and the prior two fiscal years earned by or paid to our then chief executive officer, Robert Bender. No other executive officer earned over $100,000 per year during those years.

                                                              Annual Compensation                    Long-Term Compensation
                                                     ----------------------------------------        ----------------------
                                                                                                     Awards
                                                                                                     ----------------------
                                                                                     Other
                                                                                     Annual          Securities
Name and                                              Salary           Bonus        Comp. (1)        Underlying
Principal Position               Fiscal Year            ($)             ($)            ($)           Options (#)/SARs
------------------               -----------         ----------      ---------      ---------        ----------------
Robert Bender,                       2000            153,541(2)          --             --                 500,000
chief executive officer              1999            144,000(3)         nil            nil                    --
                                     1998             74,000            nil            nil                    --

----------

(1) Excludes perquisites and other benefits, unless the aggregate amount of such compensation is at least the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

(2)  $92,541 was paid in cash and the balance of $61,000 was accrued.

(3)  $120,000 was paid in cash, and the balance of $24,000 was accrued.

                                             Options/SAR Grants in Last Fiscal Year
                                                      [Individual Grants]
                    ----------------------------------------------------------------------------------------
                    Number of          % of Total
                    Securities         Options/SARs
                    Underlying         Granted to          Exercise or                       Market Price
                    Options/SARs       Employees           Base Price        Expiration      on Date of
Name                Granted (#)        in Fiscal Year      ($/share)         Date            Grant ($)
---------           --------------     ---------------     -------------     -----------     ---------------
Robert Bender           250,000              20%               $4.25         03/01/07            $5.13

Robert Bender           250,000              20%               $5.00         03/01/07            $5.13

                                             Aggregated Option/SAR Exercises in Fiscal Year 2000
                                                    and Option/SAR Values at June 30, 2000

                                                                 Number of Securities            Value of Unexercised
                                                                 Underlying Unexercised              in-the-Money
                                                                 Options/SARs                        Options/SARs at
                        Shares                  Value            Fiscal Year-End (#)                 Fiscal Year-End ($)
                        Acquired on             Realized      ----------------------------      ----------------------------
Name                    Exercise (#)                ($)       Exercisable    Unexercisable      Exercisable    Unexercisable
----                    ------------            -----------   -----------    -------------      -----------    -------------
Robert Bender              --                        --          500,000            0                 --              --

Director Compensation

     Under our 2001 Incentive Plan all non-employee directors receive a grant of 30,000 options upon initial election and a grant of 10,000 options upon reelection at the annual shareholders meeting. They also receive a $1,000 fee for each board meeting attended in person, a $500 fee for each committee meeting personally attended on the same day as a board meeting, and a $500 fee for each board meeting attended by telephone conference call, plus reimbursement for travel and lodging expenses incurred to attend each board meeting.

                 Certain Relationships and Related Transactions

     We have entered into a consulting agreement with the consulting company owned by Robert Bender, our chairman of the board, retaining his services for a monthly fee of $16,667. In addition, we have entered into consulting arrangements with Dr. Clifford A. Lingwood and Dr. Allan M. Green, both of whom are directors of Select, whereby we have agreed to pay them monthly consulting fees of approximately $1,900 and $6,300, respectively. Dr. Lingwood's laboratory at the Hospital for Sick Children is a source of technology for us and receives research support through contractual arrangements with the Hospital. Dr. Green has regulatory oversight, and provides scientific direction, for certain of our programs.

     In addition, Dr. Lingwood owns 35% of the shares owned by the Hospital for Sick Children in the patent application entitled "Verotoxin Pharmaceutical Compositions and Medical Treatment." He and the other owners of the patent granted the University of Toronto Innovations Foundation the exclusive right to grant licenses for the verotoxin technology and it in turn has granted an exclusive license to us.

     In September 1999, in connection with the election of Robert C. Galler as our vice president, we issued to Mr. Galler options entitling him to purchase 300,000 shares of our common stock at a price of $1.73 per share, exercisable until September 30, 2004. In March 2000, we issued options to purchase an aggregate of 900,000 shares of our common stock, all exercisable until March 1, 2007, to four of our then officers and/or directors in consideration for services rendered as follows: Robert Bender received an aggregate of 500,000 options entitling him to purchase 250,000 shares at a price of $4.25 per share and 250,000 shares at $5.00 per share; our then officer Robert C. Galler received an aggregate of 300,000 options entitling him to purchase 150,000 shares at $4.25 per share; and 150,000 shares at $5.00 per share; Dr. Allan M. Green received options entitling him to purchase 60,000 shares at $4.25 per share; and Dr. Clifford A. Lingwood received options entitling him to purchase 40,000 shares at $4.25 per share. Mr. Galler is no longer affiliated with Select and the 600,000 shares of common stock underlying his options represent most of the 680,000 option shares included in the registration statement of which this propectus is a part.

                             Principal stockholders

     The following table contains information regarding ownership of our common stock, which are our only voting securities, as of May 2, 2001 for:

     o    each person who beneficially owns more than 5% of our common stock,

     o    each of our directors and executive officers, and

     o    all of our directors and executive officers as a group.

     Unless otherwise indicated, we believe that the individuals listed below have the sole power to vote and dispose of the number of shares listed opposite their respective names.

                                                                                           Percentage
Name and Address                             Office                  Shares owned           of class
----------------                             ------                  ------------           --------
Steve M. Peltzman                    chief executive officer             10,000                *
9 Wildwood Drive                     and director
Sherborn, MA 01770

Robert Bender                        chairman of the board,           1,191,000(1)            9.1%
50 O'Connor Street                   secretary & treasurer
Suite 300
Ottawa, Ontario
Canada K1P 6L2

Michelle C. Guertin                  controller                               0                0
24 Parkman Street, No. 3
Brookline, MA 02446

Dr. Clifford A. Lingwood             director                           407,000(2)            3.2
116 Kingsway Crescent
Toronto, Ontario
Canada M8X 2R9

Dr. Allan M. Green                   director                           420,000(3)            3.3
19 Francis Avenue
Cambridge, MA 02138

Paul Lucas                           director                            10,000                *
c/o Glaxo Wellcome
Canada, Inc.
7333 Mississauga Road North
Mississauga, Ontario
Canada  L5N 6L4

Thomas M. Reardon                    director                            10,000                *
49 Candlewood Road
Ipswich, MA 01938

Allen Krantz, Ph.D.                  director                            10,000                *
2713 Bay Ave. West
Tampa, FL 33611

Michael McCall                       director                                 0                0
105 Woodland Street
Holliston, MA 01746

All directors and                                                     1,758,000              13.3
executive officers
as a group
(9 individuals)

Sally Hansen                                                          1,191,000(4)            9.1
50 O'Connor Street, Suite 300
Ottawa, Ontario
Canada K1P 6L2

----------
* Owns less than 1%

(1) Includes (i) options to purchase an aggregate of 500,000 shares of common stock, of which 250,000 options are exercisable at $4.25 per share and 250,000 options at $5.00 per share, and (ii) warrants to purchase 13,000 shares of common stock exercisable at $3.00 per share. Also includes 95,000 shares owned by his wife, Sally Hansen, 300,000 shares owned by ARGIL Management, a company in which Sally Hansen and Dr. Allan M. Green are principal shareholders, and 150,000 shares owned by 996834 Ontario Ltd., a company controlled by Sally Hansen, as to all of which he disclaims beneficial ownership.

(2) Includes options to purchase 40,000 shares of common stock at $4.25 per share and 183,500 shares owned by his spouse, as to which he disclaims beneficial ownership.

(3) Includes options to purchase 60,000 shares of common stock at $4.25 per share, and 300,000 shares owned by ARGIL Management, a company in which he and Sally Hansen are principal shareholders.

(4) Includes (i) 133,000 shares, (ii) options to purchase 500,000 shares of common stock, and (ii) warrants to purchase 13,000 shares of common stock, all owned by her husband, Robert Bender, as to which she disclaims beneficial ownership. Also includes 300,000 shares owned by ARGIL Management, a company in which she is a principal shareholder, and 150,000 shares owned by 996834 Ontario Ltd., a company in which she holds a controlling interest.

            Market for common equity and related stockholders matters

Market information

     Since February 13, 2001, our common stock has been listed on The American Stock Exchange under the symbol "XZL". Prior to February 13, 2001, our common stock was listed on NASDAQ's over-the-counter bulletin board under the symbol "SLPU.OB".

     The following table sets forth (a) the range of high and low bid closing quotations for our common stock on the over-the-counter market for each quarter within the last two fiscal years and up until February 12, 2001 of the current fiscal year, when our listing on the over-the-counter bulletin board ended; and
(b) the high and low sales prices on The American Stock Exchange for the period from February 13, 2001, the date trading thereof commenced, until March 30, 2001. All quotes were provided by

Pink Sheets LLC. The over-the-counter quotes reflect inter-dealer prices without retail mark-up, mark-down or commission and may not represent actual transactions.

                                         LOW                   HIGH
                                         ---                   ----
      Fiscal 2001
      -----------

      THE AMERICAN STOCK EXCHANGE:

      Feb. 13 through                  $ 1.20                $ 2.98
      March 30, 2001

      OTC BULLETIN BOARD:

      Jan. 2 through                     1.53                  2.97
      Feb. 12, 2001

      October 2 through                  1.34                  5.63
      Dec. 29, 2000

      July 3 through                     2.38                  5.38
      Sept. 29, 2000

      Fiscal 2000
      -----------

      April 3 through                    2.06                  5.00
      June 30, 2000

      Jan. 3 through                     2.00                  7.63
      March 31, 2000

      Oct. 1 through                     1.31                  3.69
      Dec. 31, 1999

      July 1 through                     2.00                  4.88
      Sept. 30, 1999

      Fiscal 1999
      -----------

      April 1 through                    3.13                  5.03
      June 30, 1999

      Jan. 1 through                     3.50                  5.75
      March 31, 1999

      Oct. 1 through                     3.31                  5.31
      Dec. 31, 1998

      July 1 through                     3.88                  6.63
      Sept. 30, 1998

Holders

     As of May 2, 2001, there were 244 holders of record of our common stock.

Dividends

     To date, we have not paid dividends on our common stock and at the present time, we intend to retain earnings, if any, for our development and expansion.

                              Selling stockholders

     The following table sets forth as of the date of this prospectus:

     o the number of shares currently beneficially owned by each selling stockholder,

     o the number of shares owned by each of them being offered for sale in this prospectus, and,

     o the number of shares to be owned by each selling stockholder after the sale of all of the shares offered by this prospectus.

     An "*" indicates less than 1% share ownership.

     None of the selling stockholders has had any position, office or other material relationship with us within the past three years other than as a result of the ownership of our shares or other securities of ours, except that:

     o Brookfield Capital Partners Inc. received 69,933 warrants for investment banking services rendered in connection with our March 2000 private placement. Brookfield subsequently transferred 34,467 warrants to Mill River Capital Partners Inc. and 1,000 warrants to Roger Mazlen, retaining 34,466 warrants, all of which are being registered in this offering;

     o Beirne Chisolm, Brian DiStasio and Peter Duck performed consulting services for us;

     o Robert C. Galler, when he was a director and an officer of Select (from September 1999 to February 2001), earned a finder's fee payable in common stock in connection with our March 2000 private placement, which he assigned to the Lois Joy Galler Foundation, a not-for-profit children's charity of which he is the president;

     o    Haywood Securities Inc., Marc Moreau, Greenwich Global, LLP and Robert
          C. Lau received compensation for acting as a broker/dealer or a finder in connection with one or more of our private placements;

     o    Hofheimer, Gartlir & Gross, LLP is our securities counsel and Richard
          G. Klein, Jules E. Levy and Arthur M. Michaelson are partners, and Donald Weisberg is a former partner, of that firm;

     o    Rubenstein Investor Relations, Inc. is our investor relations firm;

     o Craig Sibley is one of our co-founders and was a director of Select from our inception until April 2000;

     o    The University of Alberta is one of our licensees; and

     o Dawn Van Zant owns an investor relations firm which has worked with us and she received shares as a finder's fee in connection with our March 2000 private placement and as payment for services rendered.

     For most of the selling shareholders, the shares listed in the fourth column below entitled "Registered Shares Underlying Warrants/Options" include shares underlying warrants issued in connection with our October 1999, November 1999 and March 2000 private placements, which are exercisable until September 30 or December 31, 2002, at prices ranging from $1.85 to $3.00 per share. For Brian DiStasio and Beirne Chisolm, such listed shares include 15,000 and 25,000 shares, respectively, underlying warrants exercisable at $2.00 per share until December 31, 2002, issued as payment for services rendered. For Rubinstein Investor Relations, the listed 30,000 shares underlie a warrant exercisable at $3.00 per share until January 22, 2006. For Bonni Dutcher, the listed 15,000 shares underlie options exercisable at $4.00 per share until September 10, 2002, issued to her in connection with the termination of her employment. For Dawn Van Zant, the listed shares also include (a) 22,000 shares underlying warrants exercisable at $2.00 per share until December 31, 2002, (b) 25,000 shares underlying options exercisable at $4.25 per share, and 25,000 shares underlying options exercisable at $5.00 per share, until March 1, 2007, as well as (c) 15,000 shares underlying options exercisable at $4.25 per share until October 25, 2007, all issued to her as payment for services rendered. For Robert C. Galler, the 600,000 listed shares underlie options to purchase (1) 300,000 shares at a price of $1.73 per share until September 30, 2004, (2) 150,000 shares at a price of $4.25 per share until March 1, 2007 and (3) 150,000 shares at a price of $5.00 per share until March 1, 2007.

     The information included below is based on information provided by the selling stockholders. The table has been prepared on the assumption that all shares of common stock offered hereby will be sold.

------------------------------------------------------------------------------------------------------
                                                               Registered                   Percentage
                                  Shares                         shares         Shares      of shares
                                beneficially                   underlying       owned         owned
                                owned prior      Registered     Warrants/     following     following
Selling Stockholder             to offering        Shares        Options       offering      offering
------------------------------------------------------------------------------------------------------
759631 Alberta Ltd.                68,200          48,200        20,000            0             0
------------------------------------------------------------------------------------------------------
Ackerman, Kenneth J.               64,800          44,800        20,000            0             0
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                                               Registered                   Percentage
                                  Shares                         shares         Shares      of shares
                                beneficially                   underlying       owned         owned
                                owned prior      Registered     Warrants/     following     following
Selling Stockholder             to offering        Shares        Options       offering      offering
------------------------------------------------------------------------------------------------------
Ackerman, Steven G.                38,875          28,875        10,000             0             0
------------------------------------------------------------------------------------------------------
AIG SoundShore                     55,527          42,192        13,335             0             0
Holdings Ltd.
------------------------------------------------------------------------------------------------------
AIG SoundShore                     16,193          11,903         4,290             0             0
Opportunity Holding
Fund Ltd.
------------------------------------------------------------------------------------------------------
AIG SoundShore                      6,181           3,806         2,375             0             0
Strategic Holding
Fund Ltd.
------------------------------------------------------------------------------------------------------
Anastasoglou,                      29,900          14,300        15,600             0             0
Thomas
------------------------------------------------------------------------------------------------------
California Bank &                 130,000         110,000        20,000             0             0
Trust, Agent f/b/o
Jonathan Andron,
Roth IRA
------------------------------------------------------------------------------------------------------
Aton Ventures Fund                260,000         220,000        40,000             0             0
Ltd.
------------------------------------------------------------------------------------------------------
Avenir Growth Fund                 15,000           5,000        10,000             0             0
Limited Partnership
------------------------------------------------------------------------------------------------------
Bacon, H. Robert                  139,338         110,000        29,338             0             0
------------------------------------------------------------------------------------------------------
Bacon, H. Robert &                 29,900          14,300        15,600             0             0
Bobbie L., Jt. Ten.
------------------------------------------------------------------------------------------------------
Basso Securities Ltd.              90,100          70,100        20,000             0             0
------------------------------------------------------------------------------------------------------
BBL France                        260,000         220,000        40,000             0             0
------------------------------------------------------------------------------------------------------
Belmont Investments                65,000          55,000        10,000             0             0
Ltd., Acct. 103670M
------------------------------------------------------------------------------------------------------
Ben-Israel,  Amos &                32,900          14,300        15,600         3,000             *
Rachel, Jt. Ten.
------------------------------------------------------------------------------------------------------
Bennett, M. Joslin                 41,600          20,800        20,800             0             0
0------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                                               Registered                   Percentage
                                  Shares                         shares         Shares      of shares
                                beneficially                   underlying       owned         owned
                                owned prior      Registered     Warrants/     following     following
Selling Stockholder             to offering        Shares        Options       offering      offering
------------------------------------------------------------------------------------------------------
Brookfield Capital                 34,466              --        34,466             0             0
Partners Inc.
------------------------------------------------------------------------------------------------------
Brooks, Robert                    121,000         101,000        20,000             0             0
------------------------------------------------------------------------------------------------------
C-Quest Holdings                   30,000          10,000        20,000             0             0
Ltd.
------------------------------------------------------------------------------------------------------
Cantrade Invest                   162,500         137,500        25,000             0             0
Biotech
------------------------------------------------------------------------------------------------------
Chisolm, Beirne                    33,000              --        25,000         8,000             *
------------------------------------------------------------------------------------------------------
Clarion Finanz AG                 135,200          10,400       124,800             0             0
------------------------------------------------------------------------------------------------------
CNCA/SCT Brunoy                   650,000         550,000       100,000             0             0
------------------------------------------------------------------------------------------------------
Coe, Neila                         26,000          13,000        13,000             0             0
------------------------------------------------------------------------------------------------------
Cohen, Frederika                   29,900          14,300        15,600             0             0
Wisehart
------------------------------------------------------------------------------------------------------
Concorde Bank Ltd.                130,000         110,000        20,000             0             0
------------------------------------------------------------------------------------------------------
Corporate Finance                 149,500          71,500        78,000             0             0
(Bermuda) Ltd.
------------------------------------------------------------------------------------------------------
Cullimore, Steve                  132,000          44,000        88,000             0             0
------------------------------------------------------------------------------------------------------
Dent, Gavin                       102,500          38,500        64,000             0             0
------------------------------------------------------------------------------------------------------
Disbrow, Robert                    60,000          50,000        10,000             0             0
------------------------------------------------------------------------------------------------------
DiStasio, Brian                    25,000          10,000        15,000             0             0
------------------------------------------------------------------------------------------------------
D.J. Limited                      149,500          71,500        78,000             0             0
------------------------------------------------------------------------------------------------------
Duck, Peter                        12,000          12,000            --             0             0
------------------------------------------------------------------------------------------------------
Dutcher, Bonni                     15,000              --        15,000             0             0
------------------------------------------------------------------------------------------------------
Mary Jean Fischer                  29,900          14,300        15,600             0             0
Family Trust, Mary
Jean Fischer Trustee
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                                               Registered                   Percentage
                                  Shares                         shares         Shares      of shares
                                beneficially                   underlying       owned         owned
                                owned prior      Registered     Warrants/     following     following
Selling Stockholder             to offering        Shares        Options       offering      offering
------------------------------------------------------------------------------------------------------
Fuchs, Russell                    130,000         110,000        20,000             0             0
------------------------------------------------------------------------------------------------------
Fuchs, Russell &                  130,000         110,000        20,000             0             0
Lauren, Jt. Ten.
------------------------------------------------------------------------------------------------------
Galler, Robert C.                 600,000              --       600,000             0             0
------------------------------------------------------------------------------------------------------
Glenarriff Investments            112,300          92,300        20,000             0             0
------------------------------------------------------------------------------------------------------
Grafton, Richard A.                15,000           5,000        10,000             0             0
------------------------------------------------------------------------------------------------------
Jesse Greenfield IRA              180,000         150,000        30,000             0             0
------------------------------------------------------------------------------------------------------
Greenwich Global                   51,333              --        51,333             0             0
LLP
------------------------------------------------------------------------------------------------------
Hall, Jr., Howard                 280,000         110,000        20,000       150,000             *
------------------------------------------------------------------------------------------------------
Haywood Securities                240,000              --       240,000             0             0
Inc.
------------------------------------------------------------------------------------------------------
Hedblom, Per U.                       750              --           750             0             0
------------------------------------------------------------------------------------------------------
Hofheimer Gartlir &                56,000          13,000        13,000        30,000             *
Gross
------------------------------------------------------------------------------------------------------
Hyra, Evalynn                      29,900          14,300        15,600             0             0
------------------------------------------------------------------------------------------------------
Imperato, Nicholas                 29,900          14,300        15,600             0             0
------------------------------------------------------------------------------------------------------
International Venture             130,000         110,000        20,000             0             0
Capital Management
Ltd.
------------------------------------------------------------------------------------------------------
Juul, Jens                         59,800          28,600        31,200             0             0
------------------------------------------------------------------------------------------------------
Kaimar Investment                  60,000          50,000        10,000             0             0
Corp.
------------------------------------------------------------------------------------------------------
Kaufman, Ivan                     260,000         220,000        40,000             0             0
------------------------------------------------------------------------------------------------------
Keats Investments                  60,000          40,000        20,000             0             0
Limited
------------------------------------------------------------------------------------------------------
Klein, Anne                        67,300          28,600        31,200         7,500             *
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                                               Registered                   Percentage
                                  Shares                         shares         Shares      of shares
                                beneficially                   underlying       owned         owned
                                owned prior      Registered     Warrants/     following     following
Selling Stockholder             to offering        Shares        Options       offering      offering
------------------------------------------------------------------------------------------------------
Klein, Richard G.                  23,200           2,600         2,600        18,000             *
------------------------------------------------------------------------------------------------------
Koploy, Marilyn E.                 14,950           7,150         7,800             0             0
------------------------------------------------------------------------------------------------------
Lau, Robert C. &                  109,500              --       109,500             0             0
Patricia D., Jt. Ten.
------------------------------------------------------------------------------------------------------
Layne, Jeffrey T.                  65,000          55,000        10,000             0             0
------------------------------------------------------------------------------------------------------
Leonhard, James H.                 58,900          14,300        15,600        29,000             *
------------------------------------------------------------------------------------------------------
Levy, Jules E.                      7,475           3,575         3,900             0             0
------------------------------------------------------------------------------------------------------
Levy, Randy                         8,975           3,575         3,900         1,500             *
------------------------------------------------------------------------------------------------------
The Lois Joy Galler                 4,669              --         4,669             0             0
Foundation
------------------------------------------------------------------------------------------------------
Lyall, David                       25,000          15,000        10,000             0             0
------------------------------------------------------------------------------------------------------
MacKenzie, Donald                 158,800          61,600        97,200             0             0
------------------------------------------------------------------------------------------------------
Mangalji, Afzal                    65,000          55,000        10,000             0             0
------------------------------------------------------------------------------------------------------
Mazlen, Roger                       1,000              --         1,000             0             0
------------------------------------------------------------------------------------------------------
Margules, David                     4,669              --         4,669             0             0
------------------------------------------------------------------------------------------------------
Maximum Capital Inc.               48,000          38,000        10,000             0             0
------------------------------------------------------------------------------------------------------
McGowan,  Thomas                   29,900          14,300        15,600             0             0
M. & Stacey S.,
Jt. Ten.
------------------------------------------------------------------------------------------------------
Michaelson, Arlene                  2,600           1,300         1,300             0             0
------------------------------------------------------------------------------------------------------
Michaelson, Arthur                 29,900          14,300        15,600             0             0
M.
------------------------------------------------------------------------------------------------------
Mill River Capital                 34,467              --        34,467             0             0
Partners Inc.
------------------------------------------------------------------------------------------------------
Moreau, Marc                       27,000              --        27,000             0             0
------------------------------------------------------------------------------------------------------
Morganstern, Karen                  7,475           3,575         3,900             0             0
------------------------------------------------------------------------------------------------------
Nemzow, Simon                     130,000         110,000        20,000             0             0
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                                               Registered                   Percentage
                                  Shares                         shares         Shares      of shares
                                beneficially                   underlying       owned         owned
                                owned prior      Registered     Warrants/     following     following
Selling Stockholder             to offering        Shares        Options       offering      offering
------------------------------------------------------------------------------------------------------
Nottinghill Resources              44,000          24,000        20,000             0             0
Limited
------------------------------------------------------------------------------------------------------
Oberbank AG                        30,000          10,000        20,000             0             0
------------------------------------------------------------------------------------------------------
O'Hara, David M. &                 29,900          14,300        15,600             0             0
McShane, Carolyn
W., Tenants in
Common
------------------------------------------------------------------------------------------------------
Peripatetic                        57,300          47,300        10,000             0             0
Investments Ltd.
------------------------------------------------------------------------------------------------------
Pisani, B. Michael                 65,000          55,000        10,000             0             0
------------------------------------------------------------------------------------------------------
First Trust & Co. f/b/o            16,900           1,300        15,600             0             0
B. Michael Pisani IRA
------------------------------------------------------------------------------------------------------
Piskin, Raymond                   130,000         110,000        20,000             0             0
------------------------------------------------------------------------------------------------------
Plush, Herbert                     37,400          14,300        15,600         7,500             *
------------------------------------------------------------------------------------------------------
Poot, Theo                            750              --           750             0             0
------------------------------------------------------------------------------------------------------
Readey, Jr., John H.              119,600          57,200        62,400             0             0
------------------------------------------------------------------------------------------------------
Regenbogen, Brad                   14,000              --        14,000             0             0
------------------------------------------------------------------------------------------------------
Relling, Thomas                    50,000          40,000        10,000             0             0
------------------------------------------------------------------------------------------------------
Riendeau, Robert                  128,700          42,900        85,800             0             0
------------------------------------------------------------------------------------------------------
Romanovich,  Carl &                38,400          14,300        15,600         8,500            --*
Gail
------------------------------------------------------------------------------------------------------
Rubenstein Investor                30,000              --        30,000             0             0
Relations, Inc.
------------------------------------------------------------------------------------------------------
Serpico, Lois                      18,667              --        18,667             0             0
------------------------------------------------------------------------------------------------------
Sibley, Craig                     363,000         113,000        13,000       237,000             1
------------------------------------------------------------------------------------------------------
Steinberg, Arthur B.              188,200          46,800        49,400        92,000             *
------------------------------------------------------------------------------------------------------
Steinberg, Mitchell D.             30,400          14,300        15,600           500             *
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                                               Registered                   Percentage
                                  Shares                         shares         Shares      of shares
                                beneficially                   underlying       owned         owned
                                owned prior      Registered     Warrants/     following     following
Selling Stockholder             to offering        Shares        Options       offering      offering
------------------------------------------------------------------------------------------------------
Steinberg, Robert                  59,800          28,600        31,200             0             0
------------------------------------------------------------------------------------------------------
Robert Steinberg, P.C.             29,900          14,300        15,600             0             0
Pension 001 UA/DTD
2/01/1979
Robert Steinberg,
Trustee
------------------------------------------------------------------------------------------------------
Steinberger, Joshua                 4,667              --         4,667             0             0
------------------------------------------------------------------------------------------------------
Steinberger, M.D.,                 65,000          55,000        10,000             0             0
Robert M.
------------------------------------------------------------------------------------------------------
Stern, Adam K.                     16,400          11,400         5,000             0             0
------------------------------------------------------------------------------------------------------
Templeton, Gary                    59,800          28,600        31,200             0             0
------------------------------------------------------------------------------------------------------
Tognetti, John                    140,036         100,036        40,000             0             0
------------------------------------------------------------------------------------------------------
Trinity Pacific                   225,000         185,000        40,000             0             0
Investments Limited
------------------------------------------------------------------------------------------------------
University of Alberta               5,000           5,000            --             0             0
------------------------------------------------------------------------------------------------------
Van Zant, Dawn                    108,338          12,000        96,338             0             0
------------------------------------------------------------------------------------------------------
Verdi, Anthony                     44,900          14,300        15,600        15,000             *
------------------------------------------------------------------------------------------------------
Verdi, Chad                       169,238         124,300        44,938             0             0
------------------------------------------------------------------------------------------------------
Verdi, Thomas A.                   48,600          14,300        15,600        18,700             *
------------------------------------------------------------------------------------------------------
Verelst, Luc                       65,000          55,000        10,000             0             0
------------------------------------------------------------------------------------------------------
Weisberg, Donald M.                24,050           7,150         7,800         6,500             *
------------------------------------------------------------------------------------------------------
Weisberg, Judith                   24,050           1,300         1,300         6,500             *
------------------------------------------------------------------------------------------------------
Weisberg, Robert J.                 7,475           3,575         3,900             0             0
------------------------------------------------------------------------------------------------------
Weisberg, Steven                    7,475           3,575         3,900             0             0
------------------------------------------------------------------------------------------------------
Weiser, Allen &                    34,900          14,300        15,600           500             *
Breitel, Gaye L.
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                                               Registered                   Percentage
                                  Shares                         shares         Shares      of shares
                                beneficially                   underlying       owned         owned
                                owned prior      Registered     Warrants/     following     following
Selling Stockholder             to offering        Shares        Options       offering      offering
------------------------------------------------------------------------------------------------------
W.H. Berukoff RCA                 181,300         141,300        40,000             0             0
Trust, W.H. Berukoff,
Trustee
------------------------------------------------------------------------------------------------------
Wilson, Robert W.                  66,000          22,000        44,000             0             0
------------------------------------------------------------------------------------------------------
RBC Dominion                       29,900          14,300        15,600             0             0
Securities Inc.
ITF Robert W. Wilson
------------------------------------------------------------------------------------------------------
Mortyn K. Zietz                    14,950           7,150         7,800             0             0
Revocable Trust
Dated 4/9/96
Mortyn K. Zietz,
Trustee
------------------------------------------------------------------------------------------------------

                            Description of securities

Authorized stock

     Our authorized capital stock consists of 50,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001.

Common stock

     As of May 2, 2001, we had 12,572,784 shares of common stock outstanding. All outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

     Holders of common stock are entitled to one vote per share on all matters requiring a vote of shareholders. Since the common stock does not have cumulative voting rights in electing directors, the holders of more than a majority of the outstanding shares of common stock voting for the election of directors can elect all of the directors whose terms expire that year, if they choose to do so.

     Holders of common stock do not have preemptive or other rights to subscribe for additional shares, nor are there any redemption or sinking fund provisions associated with the common stock. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, each share of common stock is entitled to share ratably in any assets available for distribution to holders of our equity securities after satisfaction of all liabilities and after provision has been made for each class of stock, if any, having preference over the common stock.

     All shares of common stock are entitled to participate ratably in dividends, when and if declared by our board of directors, out of the funds legally available for that purpose. Any such dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for the development and expansion of our business and that no dividends will be declared in the foreseeable future.

Preferred stock

     We currently have no shares of preferred stock outstanding. However, our board of directors is authorized to issue all of our authorized shares of preferred stock in series and to establish from time to time the number of shares to be included in each series and to fix the designations, powers and other rights and preferences of the shares of each series as may be determined from time to time by our board of directors, as well as any qualifications, limitations or restrictions. Accordingly, our board of directors, without stockholder approval, may issue preferred stock with dividend, liquidation, conversion, voting, redemption or other rights which could adversely affect the voting power or other rights of the subscribers for our common stock. The preferred stock thus could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of us, which could have the effect of discouraging hostile bids for control of us in which stockholders may receive premiums for their shares of common stock or otherwise dilute the rights of holders of common stock and the market price of the common stock. Although we have no present intention to issue any shares of our preferred stock, we may do so in the future.

Warrants and Options

     We have reserved for issuance an aggregate of 2,960,852 shares of common stock underlying outstanding warrants. We issued warrants to purchase 302,000 shares exercisable at $1.85 per share until September 30, 2002 in connection with our October 1999 private placement; warrants to purchase 859,950 shares exercisable at $3.00 per share until December 31, 2002 in connection with our November 1999 private placement; warrants to purchase 573,952 shares exercisable at $2.00 per share until December 31, 2002 in connection with our March 2000 private placement; and warrants to purchase an aggregate of 1,132,950 shares exercisable at a price of $2.00 per share until December 31, 2002 to investors in our October 1999, November 1999 and March 2000 private placements. We also issued warrants to purchase 62,000 shares exercisable at $2.00 per share until December 31, 2002 and warrants to purchase 30,000 shares exercisable at $3.00 per share until January 22, 2006, in both cases as payment for services rendered.

     In April 2001 our board of directors, subject to stockholder approval, approved our 2001 Incentive Plan pursuant to which 3,000,000 shares of our common stock have been reserved for issuance. The board has granted options to purchase an aggregate of 501,000 shares of common stock at $1.65 per share, none of which are exercisable, in whole or in part, earlier than 12 months after the date of grant. We have also reserved for issuance an aggregate of 1,280,000 shares of common stock underlying certain outstanding options: In September 1999, we issued to one of our then officers and directors options to purchase 300,000 shares of common stock at a price of $1.73 per share; in March 2000, we issued to four then officers and/or directors and one unaffiliated individual for services rendered options to purchase an aggregate of 525,000 shares at a price of $4.25 per share, and options to purchase 425,000 shares at a price of $5.00 per share, exercisable until March 1, 2007; in September 2000, we issued to an individual in connection with the termination of her employment with us options to purchase 15,000 shares at a price of $4.00 per share exercisable until September 10, 2002 and in October 2000 we issued to one unaffiliated individual for services rendered options to purchase 15,000 shares at a price of $4.25 per share exercisable until October 25, 2007.

     In all of the warrants and options, the exercise price and the number of underlying shares of common stock are subject to adjustment if events such as stock dividends, stock splits, combinations or reclassifications of the common stock occur. Additionally an adjustment would be made in the case of a reclassification or exchange of common stock, or if we were to consolidate or merge, in order to enable the holders to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares of common stock that might have been purchased upon exercise. Warrants and options may be exercised in whole at any time or in part from time to time at the applicable exercise price until the warrants expire. We will not issue fractional shares upon exercise.

Delaware anti-takeover law

     We are subject to the General Corporation Law of the State of Delaware, including Section 203, an anti-takeover law enacted in 1988. In general, the law prohibits a public Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

     o prior to the date of the transaction, the board of directors approved the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

     o upon becoming an interested stockholder, the stockholder then owns at least 85% of the voting securities, as defined in Section 203; or

     o after the date of the transaction, the business combination is approved by both the board of directors and the stockholders.

     Business combination generally is defined to include mergers, asset sales and certain other transactions with an interested stockholder. An interested stockholder generally is defined as a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of a corporation's voting stock. Although Section 203 permits us to elect not to be governed by its provisions, to date we have not made this election. As a result of the application of section 203, potential acquirers of the company may be discouraged from attempting to effect an acquisition transaction with us, thereby possibly depriving holders of our securities of certain opportunities to sell or otherwise dispose of their securities at above-market prices in these transactions.

Transfer agent

     The transfer agent for our common stock is Florida Atlantic Stock Transfer, Inc., 7130 Nob Hill Road, Tamarac, Florida 33321.

                              Plan of distribution

     The shares are being registered in order to facilitate their sale from time to time by the selling stockholders, or by their transferees or other successors, as market conditions may permit. The selling stockholders have not entered into any underwriting arrangements. We are unable to predict when, if at all, any of the selling stockholders will sell the shares, as sales will be made solely at the discretion of each selling stockholder. The sale of the shares by the selling stockholders and/or their transferees or other successors may be effected in one or more transactions that may take place on the American Stock Exchange, in privately negotiated transactions or through sales to one or more dealers for resale of the shares as principals, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The shares may be sold by one of more of the following methods:

     o a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     o face-to-face transactions between sellers and purchasers without a broker-dealer.

     In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. They may receive commissions or discounts from the selling stockholders in amounts to be negotiated immediately prior to the sale. The selling stockholders, and any dealers or brokers that participate in the distribution of the shares of common stock, may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales.

     In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144, Rule 144A or any other available exemption from registration under the Securities Act may be sold under Rule 144, Rule 144A or such other available exemption rather than pursuant to this prospectus. We can't assure you that any selling stockholder will sell any or all of the shares described herein, and any selling stockholder may transfer, devise or gift such securities by other means not described herein.

     We have advised each of the selling stockholders that in the event of a distribution of its shares, the selling stockholders and any dealers or brokers that participate in the distribution may be subject to applicable provisions of the Securities Exchange Act of 1934, and the related rules and regulations, including Regulation M.

     We are paying the costs, expenses and fees of registering the shares offered by the selling stockholders, exclusive of any brokerage commissions or similar selling expenses related to the sale of the shares of the common stock, but inclusive of fees relating to compliance with any state blue sky requirements.

     We have agreed to indemnify the selling stockholders, or their transferees or successors against certain liabilities, including liabilities under the Securities Act.

                                  Legal matters

     The legality of our common stock has been passed upon on our behalf by Hofheimer, Gartlir & Gross, LLP, 530 Fifth Avenue, New York, NY 10036. The firm and its individual partners own an aggregate of 88,924 shares of our common stock; 31,850 common stock purchase warrants exercisable at a price of $3.00 per share; and 3,250 common stock purchase warrants exercisable at a price of $2.00 per share, both exercisable until December 31, 2002.

                                     Experts

     The audited financial statements included in this prospectus, except as they relate to Cytomatrix, LLC, have been audited by KPMG, LLP, independent chartered accountants, and, insofar as they relate to Cytomatrix, LLC, by BDO Seidman, LLP, as of and for the fiscal year ended December 31, 1999 and for the period from inception (May 31, 1996) to December 31, 1999. Such financial statements have been so included in reliance on the reports of such independent accountants given on the authority of such firms as experts in auditing and accounting.

     The financial statements of Cytomatrix, LLC, as of December 31, 2000 and for the year then ended and for the cumulative period from May 31, 1996 (date of inception) to December 31, 2000 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                         Limited liability of directors

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL"), article tenth of our certificate of incorporation provides that our directors can't be held liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director other than:

     o for any breach of the director's duty of loyalty to us or our stockholders,

     o for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law,

     o    under Section 174 of the DGCL, or

     o for any transaction from which the director derived an improper personal benefit.

     Section 145 of the DGCL provides that a corporation may, under certain circumstances, indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement, provided that these expenses have been actually and reasonably incurred by the directors and officers by reason of their capacity as such. Article tenth of our certificate of incorporation requires us to indemnify, to the fullest extent permitted by the DGCL, as amended from time to time, any person who is, was, or has agreed to become a director or officer of the company against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person. In addition, we have obtained liability insurance for our officers and directors.

                              Available information

     We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, including quarterly and annual reports, and other information with the Securities and Exchange Commission or the SEC. Such reports and other information may be inspected without charge at the principal office of the commission, 450 Fifth Street, NW, Washington, D.C. 20549, or at other regional offices of the commission. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. To obtain information on the operation of the Public Reference Room, the Securities and Exchange Commission can be contacted at 1-800-SEC-0330. Such material may also be accessed electronically at the SEC's home page on the Internet at http://www.sec.gov.

     This prospectus constitutes a part of a registration statement on Form SB-2 under the Securities Act of 1933, for the shares of our common stock being offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement. For further information about us and the common stock being offered, reference is made to the registration statement, the exhibits and financial statements filed as a part thereof. Copies of the registration statement and the exhibits may be inspected, without charge, at the offices of the SEC, obtained at prescribed rates from the Public Reference Section of the SEC, or accessed electronically at the SEC's home page at the addresses set forth above.

                          INDEX TO FINANCIAL STATEMENTS

Select Therapeutics Inc.
-------------------------

Independent Auditor's Report ............................................  F-1

Consolidated Balance Sheets as of June 30, 2000 and June 30, 1999 .......  F-2

Consolidated Statements of Operations for the years ended June 30,
2000 and 1999 and the period from December 6, 1996 (date of
inception) through June 30, 2000 ........................................  F-3

Consolidated Statements of Changes in Shareholders' Equity for
the period from December 6, 1996 (date of inception) through
June 30, 2000 ...........................................................  F-4

Consolidated Statements of Cash Flows for the years ended June 30,
2000 and 1999 and the period from December 6, 1996 (date of
inception) through June 30, 2000 ........................................  F-5

Notes to Consolidated Financial Statements ..............................  F-6

Consolidated Balance Sheets as of March 31, 2001
and June 30, 2000 (unaudited) ...........................................  F-20

Consolidated Statements of Operations for the nine months
ended March 31, 2001 and 2000, and for the period from
December 6, 1996 (date of inception) through March 31,
2001 (unaudited) ........................................................  F-21

Consolidated Statements of Cash Flows for the nine months ended
March 31, 2001 and 2000, and for the period from December 6,
1996 (date of inception) through March 31, 2001 (unaudited) .............  F-22

Notes to Consolidated Financial Statements (unaudited) ..................  F-23

Cytomatrix, LLC
---------------

Report of Independent Accountants .......................................  F-27

Independent Auditor's Report ............................................  F-28

Balance Sheet as of December 31, 2000 and 1999 ..........................  F-29

Statement of Operations for the years ended December 31, 2000 and 1999 and the period from May 31, 1996 (date
of inception) through December 31, 2000 .................................  F-30

Statement of Cash Flows for the years ended December 31, 2000 and 1999, and the period from May 31, 1996
(date of inception) through December 31, 2000 ...........................  F-31

Statement of Changes in Members' Equity for the period from
May 31, 1996 (date of inception) through December 31, 2000 ..............  F-32

Notes to Financial Statements ...........................................  F-33

Pro Forma Financial Information of Select Therapeutics Inc.
----------------------------------------------------------

Basis of Presentation ...................................................  F-44

Pro Forma Statement of Operations for the year ended June 30, 2000 and the nine months ended March 31, 2001 (unaudited) ....................  F-46

Notes to the Pro Forma Financial Information (unaudited) ................  F-47

INDEPENDENT AUDITORS' REPORT


To the Directors of Select Therapeutics Inc.


We have audited the accompanying consolidated balance sheets of Select Therapeutics Inc. (a Development Stage Enterprise) as at June 30, 2000 and 1999 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the years then ended and for the period from inception on December 6, 1996 to June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as at June 30, 2000 and 1999 and the results of its operations and its cash flows for the years then ended and for the period from inception on December 6, 1996 to June 30, 2000 in conformity with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Chartered Accountants

/s/ KPMG, LLP

Toronto, Canada

September 12, 2000

SELECT THERAPEUTICS INC.
(A DEVELOPMENT STAGE ENTERPRISE)

Consolidated Balance Sheets
(Stated in U.S. dollars)

June 30, 2000 and 1999

-------------------------------------------------------------------------------------------
                                                                   2000            1999
-------------------------------------------------------------------------------------------
Assets

Cash and cash equivalents                                      $  7,901,288    $    120,881
Restricted cash (note 11(a))                                             --          72,000
Accounts receivable                                                  17,042           7,380
Inventory                                                            29,938          32,130
Prepaid expenses and other assets                                    56,516          21,740
Capital assets (note 4)                                             108,940         104,547
Intangible assets (note 5)                                               --         900,581

-------------------------------------------------------------------------------------------
                                                               $  8,113,724    $  1,259,259
-------------------------------------------------------------------------------------------

Liabilities and Shareholders' Equity

Liabilities:
     Accounts payable                                          $    314,173    $     43,309
     Accrued liabilities                                            496,961         655,798
-------------------------------------------------------------------------------------------
                                                                    811,134         699,107

Shareholders' equity:
     Capital stock (note 6):
         Authorized:
              1,000,000 preferred shares (1999 - 1,000,000),
                $0.0001 par value
              50,000,000 common shares (1999 - 10,000,000),
                $0.0001 par value
         Issued and outstanding:
              Nil preferred shares                                       --              --
              11,862,308 common shares (1999 - 5,634,094)             1,186             563
              1,735,902 warrants (1999 - nil)                     3,805,302              --
     Contributed surplus                                         11,522,852       5,145,191
     Stock options                                                1,281,250              --
     Deficit accumulated during the development stage            (9,308,000)     (4,585,602)
-------------------------------------------------------------------------------------------
                                                                  7,302,590         560,152

Going concern (note 1)
Commitments (note 9)
Subsequent event (note 13)

-------------------------------------------------------------------------------------------
                                                               $  8,113,724    $  1,259,259
-------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

SELECT THERAPEUTICS INC.
(A DEVELOPMENT STAGE ENTERPRISE)

Consolidated Statements of Operations
(Stated in U.S. dollars)

----------------------------------------------------------------------------------------
                                                                            Period from
                                                                           inception on
                                                                            December 6,
                                                                                1996 to
                                                     Years ended June 30,       June 30,
                                                      2000         1999           2000
----------------------------------------------------------------------------------------
Revenue                                            $  187,632   $  130,055   $  317,687

Interest income                                       106,070       33,656      139,726

Expenses:
     Research and development                       1,604,607    1,424,526    4,034,675
     Manufacturing, selling, general
       and administration                           2,487,499    1,019,877    4,619,529
     Write-down of intangible assets (note 5)         640,832           --      640,832
     Depreciation                                      23,413       13,470       37,462
     Amortization                                     259,749      173,166      432,915
---------------------------------------------------------------------------------------
                                                    5,016,100    2,631,039    9,765,413

---------------------------------------------------------------------------------------
Loss for the period                                $4,722,398   $2,467,328   $9,308,000
---------------------------------------------------------------------------------------

Loss per share - basic and diluted (note 10)       $     0.58   $     0.46
Weighted average number of common shares            8,175,936    5,318,743

---------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

SELECT THERAPEUTICS INC.
(A DEVELOPMENT STAGE ENTERPRISE)

Consolidated Statements of Changes in Shareholders' Equity
(Stated in U.S. dollars)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                             Deficit
                                                                                           Accumulated
                                                                                           during the
                             Common shares                  Warrants         Contributed   development        Stock
                         Number         Amount        Number       Amount      surplus        stage          Options        Total
------------------------------------------------------------------------------------------------------------------------------------
Balance,
   January 28, 1997           --        $   --            --     $      --   $        --   $        --     $       --    $       --

Issue of
   common shares       4,159,683           416            --            --       958,633            --             --       959,049

Loss for the period           --            --            --            --            --      (199,034)            --      (199,034)
-----------------------------------------------------------------------------------------------------------------------------------

Balance,
   June 30, 1997       4,159,683           416            --            --       958,633      (199,034)            --       760,015

Issue of common
   shares                821,630            82            --            --     2,221,896            --             --     2,221,978

Loss for the year             --            --            --            --            --    (1,919,240)            --    (1,919,240)
-----------------------------------------------------------------------------------------------------------------------------------

Balance,
   June 30, 1998       4,981,313           498            --            --     3,180,529    (2,118,274)            --     1,062,753

Issue of common
   shares                652,781            65            --            --     1,964,662            --             --     1,964,727

Loss for the year             --            --            --            --            --    (2,467,328)            --    (2,467,328)
-----------------------------------------------------------------------------------------------------------------------------------

Balance,
   June 30, 1999       5,634,094           563            --            --     5,145,191    (4,585,602)            --       560,152

Issue of common
   shares              6,228,214           623            --            --     6,377,661            --             --     6,378,284

Issue of
   warrants                   --            --     1,735,902     3,805,302            --            --             --     3,805,302

Loss for the year             --            --            --            --            --    (4,722,398)            --    (4,722,398)

Issue of
   stock options              --            --            --            --            --            --      1,281,250     1,281,250

-----------------------------------------------------------------------------------------------------------------------------------
Balance,
   June 30, 2000      11,862,308        $1,186     1,735,902    $3,805,302   $11,522,852   $(9,308,000)    $1,281,250    $7,302,590
-----------------------------------------------------------------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.

SELECT THERAPEUTICS INC.
(A DEVELOPMENT STAGE ENTERPRISE)

Consolidated Statements of Cash Flows
(Stated in U.S. dollars)

-------------------------------------------------------------------------------------------------
                                                                                      Period from
                                                                                     inception on
                                                                                      December 6,
                                                                                          1996 to
                                                          Years ended June 30,            June 30,
                                                         2000            1999                2000
-------------------------------------------------------------------------------------------------
Cash provided by (used in):

Operating activities:
     Loss for the period                             $ (4,722,398)   $ (2,467,328)   $ (9,308,000)
     Items not involving cash:
         Depreciation                                      23,413          13,470          37,462
         Amortization                                     259,749         173,166         432,915
         Write-down of intangible assets                  640,832              --         640,832
         Stock Compensation                               599,000              --         599,000
         Issue of stock options for services              682,250              --         682,250
         Issue of common shares for services               90,000         933,730       1,023,730
     Change in non-cash operating working capital:
         Accounts receivable                               (9,662)         92,620          82,958
         Inventory                                          2,192           2,300           4,492
         Prepaid expenses and other assets                (34,776)          9,522         (55,254)
         Accounts payable and accrued liabilities         112,027        (554,335)        737,652
-------------------------------------------------------------------------------------------------
                                                       (2,357,373)     (1,796,855)     (5,121,963)

Financing activities:
     Proceeds from issue of common shares,
       net of issue costs                              10,093,586         250,000      13,385,883
     Repayment of loans due to the former
       shareholders of Sierra Diagnostics, Inc.                --        (285,999)       (285,999)
     Restricted cash                                       72,000         (72,000)             --
-------------------------------------------------------------------------------------------------
                                                       10,165,586        (107,999)     13,099,884

Investing activities:
     Additions to capital assets                          (27,806)        (44,970)        (76,633)
-------------------------------------------------------------------------------------------------

Increase (decrease) in cash and cash
   equivalents                                          7,780,407      (1,949,824)      7,901,288

Cash and cash equivalents, beginning of period            120,881       2,070,705              --

-------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period             $  7,901,288    $    120,881    $  7,901,288
-------------------------------------------------------------------------------------------------

Supplemental financial information:
   Non-cash financing and investing activities:
       Issue of common shares to purchase
         licenses                                    $         --    $    138,730    $    138,730
       Issue of common shares related to the
         acquisition of Sierra Diagnostics, Inc.               --         780,997         780,997

-------------------------------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.

SELECT THERAPEUTICS INC.
(A DEVELOPMENT STAGE ENTERPRISE)

Notes to Consolidated Financial Statements
(Stated in U.S. dollars)

Years ended June 30, 2000 and 1999

--------------------------------------------------------------------------------

Select Therapeutics Inc. (the "Company" or "Select Therapeutics") was incorporated under the laws of Delaware. Substantially all of the operations and assets are located in the United States and the Company conducts biopharmaceutical research and development for the purpose of developing pharmaceutical products.

1.   Going concern:

     The Company has had limited commercial activity since inception. Accordingly, the Company is considered to be in the development stage and expects to generate additional losses and require additional financial resources to achieve commercialization of its products. There can be no assurance that sufficient funding can be raised to fund ongoing research and operating expenses or that the Company will be able to develop a commercially viable product. As described in Note 5, the Company has decided that it will not support the diagnostic business after July 31, 2000 in order to focus resources on the research business. Management expects that this action as well as its ongoing efforts to raise capital through the public markets and private placements will allow the Company to continue to settle liabilities as they come due and realize its assets in the ordinary course of business.

2.   Significant accounting policies:

     (a)  Basis of presentation:

          The consolidated financial statements include the accounts of the Company's wholly-owned subsidiaries, Select Therapeutics (Canada) Inc. from the date of incorporation on December 6, 1996, and Sierra Diagnostics, Inc. ("Sierra") from the date of acquisition on November 2, 1998. All material intercompany accounts and transactions have been eliminated.

     (b)  Use of estimates:

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

     (c)  Research and development:

          Research and development costs are expensed as incurred.

SELECT THERAPEUTICS INC.
(A DEVELOPMENT STAGE ENTERPRISE)

Notes to Consolidated Financial Statements (continued)
(Stated in U.S. dollars)

Years ended June 30, 2000 and 1999

--------------------------------------------------------------------------------


2.   Significant accounting policies (continued):

     (d)  Income taxes:

          The Company records income taxes using the asset and liability method as required by the Financial Accounting Standards Board Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts that are more likely than not to be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that such tax rates changes are enacted.

     (e)  Capital assets:

          Capital assets are stated at cost and are amortized on a straight-line basis over their estimated useful lives as follows:

          ---------------------------------------------------------------------

          Leasehold improvements                                       10 years
          Manufacturing equipment                                       7 years
          Office equipment                                              5 years

          ---------------------------------------------------------------------

          All costs incurred relating to patents and licenses were expensed during the year due to the uncertainty relating to their future benefit.

SELECT THERAPEUTICS INC.
(A DEVELOPMENT STAGE ENTERPRISE)

Notes to Consolidated Financial Statements (continued)
(Stated in U.S. dollars)

Years ended June 30, 2000 and 1999

--------------------------------------------------------------------------------



2.   Significant accounting policies (continued):

     (f)  Intangible assets:

          Intangible assets consist of goodwill and acquired license which arose on the acquisition of Sierra on November 2, 1998 (note 3). Goodwill, representing the excess cost over the fair value of net assets acquired, is amortized on a straight-line basis over five years. The Company reviews the value of goodwill regularly. The measurement of possible impairment is based primarily on the ability to recover the balance of goodwill from expected future operating cash flow through the remaining amortization period on an undiscounted basis. If an impairment exists, the amount of such impairment is calculated based on the estimated fair value of the asset. An acquired license, representing the fair value of a license acquired, is amortized over the one-year term of a related contract plus a one-year renewal period. During the year, the Company wrote off the intangible assets as management does not believe that the Company will recover the carrying value of the intangibles (note 5).

     (g)  Fair value of financial instruments:

          The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate their fair values due to the relatively short periods to maturity of these instruments.

     (h)  Cash and cash equivalents:

          The Company considers all highly liquid investments purchased with a maturity of 90 days or less to be cash equivalents. Cash and cash equivalent balances consist of cash balances, investments in money market funds and term deposits.

     (i)  Comparative figures:

          Certain of the 1999 figures have been reclassified to conform with the presentation adopted in the current year.

SELECT THERAPEUTICS INC.
(A DEVELOPMENT STAGE ENTERPRISE)

Notes to Consolidated Financial Statements (continued)
(Stated in U.S. dollars)

Years ended June 30, 2000 and 1999

--------------------------------------------------------------------------------


3.   Acquisition of Sierra Diagnostics, Inc.:

     Effective November 2, 1998, the Company acquired 100% of the issued and outstanding common shares of Sierra for consideration of 219,999 common shares valued at $747,997 and direct costs of acquisition of $33,000. The acquisition has been accounted for using the purchase method. The total consideration exceeded the fair value of the net assets acquired by $923,747, which has been recorded as goodwill and is being amortized on a straight-line basis over five years (Note 5).

4.   Capital assets:

     ----------------------------------------------------------------------
                                                       Accumulated  Net book
     2000                                  Cost       amortization    value
     ----------------------------------------------------------------------
     Leasehold improvements              $ 27,942     $  3,985     $ 23,957
     Manufacturing equipment              116,621       46,032       70,589
     Office equipment                      29,845       15,451       14,394

     ----------------------------------------------------------------------
                                         $174,408     $ 65,468     $108,940
     ----------------------------------------------------------------------

     ----------------------------------------------------------------------
                                                       Accumulated  Net book
     1999                                  Cost       amortization    value
     ----------------------------------------------------------------------
     Leasehold improvements              $ 12,942     $  1,941     $ 11,001
     Manufacturing equipment              109,747       29,865       79,882
     Office equipment                      23,913       10,249       13,664

     ----------------------------------------------------------------------
                                         $146,602     $ 42,055     $104,547
     ----------------------------------------------------------------------

SELECT THERAPEUTICS INC.
(A DEVELOPMENT STAGE ENTERPRISE)

Notes to Consolidated Financial Statements (continued)
(Stated in U.S. dollars)

Years ended June 30, 2000 and 1999

--------------------------------------------------------------------------------


5.   Intangible assets:

     Intangible assets consist of the following:

     --------------------------------------------------------------------------
                                          Accumulated                   Net book
     2000                       Cost     amortization     Write-down      value
     --------------------------------------------------------------------------

     Goodwill              $  923,747    $  307,915       $  615,832      $  --
     Acquired license         150,000       125,000           25,000         --

     --------------------------------------------------------------------------
                           $1,073,747    $  432,915       $  640,832      $  --
     --------------------------------------------------------------------------

     When acquired in 1999, it was expected that Sierra would cover its costs from sales of diagnostic products and eventually contribute cash flow to fund the Company's research and development activities. The Sierra sales were however slower to develop than expected and accordingly, operating losses were increased. In consultation with marketing consultants, management believes the resources required to develop this business are greater than expected or available. Due to the significant ongoing investment required to develop the diagnostic business, management decided in July 2000 that it would not continue to support this business and is presently negotiating a management buy-out agreement with the principals of Sierra.

     Consequently, management concluded from its evaluation that a significant impairment of the goodwill and acquired license had occurred. An impairment charge of $640,832 was required because estimated fair value was less than the carrying value of these assets.

     ----------------------------------------------------------------------
                                                   Accumulated     Net book
     1999                              Cost       amortization       value
     ----------------------------------------------------------------------

     Goodwill                      $  923,747     $  123,166     $  800,581
     Acquired license                 150,000         50,000        100,000

     ----------------------------------------------------------------------
                                   $1,073,747     $  173,166     $  900,581
     ----------------------------------------------------------------------

SELECT THERAPEUTICS INC.
(A DEVELOPMENT STAGE ENTERPRISE)

Notes to Consolidated Financial Statements (continued)
(Stated in U.S. dollars)

Years ended June 30, 2000 and 1999

--------------------------------------------------------------------------------


6.   Capital stock:

     (a) During the year, the Company amended their share capital to increase the authorized number of common shares from 10,000,000 to 50,000,000.

     (b) During the year ended June 30, 2000, the Company completed the following capital stock transactions:

              (i) 36,000 common shares were issued in the amount of $90,000 as consideration for consulting services;

              (ii) In July 1999, 50,000 common shares were issued for gross cash proceeds of $125,000;

              (iii) In August 1999, the Board of Directors approved the reduction of the April 1998 private offering common share price from $3.00 per share to $2.00 per share and authorized the issuance of an additional 381,264 common shares to the subscribers of the April 1998 private offering;

              (iv) In October 1999, the Company completed a private placement consisting of 151,000 units. Each unit consists of one common share and two warrants for gross cash proceeds of $188,750. No portion of proceeds was allocated to the warrants (note 6(vii)).

               (v) In November 1999, the Company issued a total of 58.75 units at a price of $23,400 per unit for total gross proceeds of $1,374,750 ($1,068,783 net of share issue costs) through a private offering. Each unit consists of 13,000 common shares of the Company and 13,000 warrants. No portion of proceeds was allocated to the warrants (note 6(vii)). In addition, the Company issued 7.4 units as consideration for services rendered in connection with the private offering of shares and accordingly an amount of $173,160 has been recorded as share issue costs;

SELECT THERAPEUTICS INC.
(A DEVELOPMENT STAGE ENTERPRISE)

Notes to Consolidated Financial Statements (continued)
(Stated in U.S. dollars)

Years ended June 30, 2000 and 1999

--------------------------------------------------------------------------------


6.   Capital stock (continued):

               (vi) During March 2000, the Company, through a private offering, issued 47.50 units at a price of $200,000 per unit for total gross proceeds of $9,500,000 ($8,631,495, net of share issue costs). Each unit consists of 100,000 common shares of the Company. The Company issued a total of 573,952 warrants for services rendered in connection with the March 2000 private placement. These warrants representing share issue costs have been fair valued at their issuance date and recorded as warrants in the amount of $3,805,302 with an offset to contributed surplus in the same amount; and

               Share issue costs incurred in the year ended June 30, 2000 in the amount of $5,152,934 (1999 - nil) have been netted against contributed surplus.

              (vii) As a result of the foregoing capital transactions, there are a total of 1,735,902 warrants outstanding. Each warrant entitles the holder to purchase one common share at exercise prices ranging from $1.85 to $3.00 and has expiration dates between September 30, 2002 and March 2003. These warrants are not redeemable by the holder for cash.

                    If the closing price of the Company's common shares ranges from $3.00 to $4.00 or more for 10 consecutive trading days, the Company may redeem the warrant at a price of $0.001 per warrant.

SELECT THERAPEUTICS INC.
(A DEVELOPMENT STAGE ENTERPRISE)

Notes to Consolidated Financial Statements (continued)
(Stated in U.S. dollars)

Years ended June 30, 2000 and 1999

--------------------------------------------------------------------------------


6.   Capital stock (continued):

     (c) During the year ended June 30, 1999, the Company completed the following capital stock transactions:

           (i)    11,000 common shares were issued for $33,000 as  consideration
                  for  professional   services   provided  in  relation  to  the
                  acquisition of Sierra;

           (ii) 219,999 common shares were issued on the acquisition of Sierra for a fair value of $747,997;

           (iii) 321,782 common shares were issued to settle amounts payable of $933,730; and

           (iv) 100,000 common shares were issued for gross cash proceeds of $250,000.

     (d)  Preferred shares:

          The Company's Board of Directors is authorized to establish the number of shares to be included in each preferred share series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. As at June 30, 2000, no series of preferred shares are authorized by the Board of Directors and no preferred shares are issued.

     (e)  Stock options:

          In September 1999, the Company granted a member of management who is also a director, 300,000 options to purchase common shares of the Company at an exercise price of $1.73 per share. The options vest as follows: 75,000 immediately, 75,000 on completion of the Company's next private placement, 75,000 after six months of employment and 75,000 upon the earlier of the first anniversary of his employment commencement date or the completion of a significant equity placement by the Company. The options are fully vested and expire on September 30, 2004.

          In March 2000, the Company also granted a total of 950,000 options to certain directors, management and consultants to purchase common shares of the Company with exercise prices of $4.25 and $5.00 which expire on March 1, 2007. The options vest immediately.

SELECT THERAPEUTICS INC.
(A DEVELOPMENT STAGE ENTERPRISE)

Notes to Consolidated Financial Statements (continued)
(Stated in U.S. dollars)

Years ended June 30, 2000 and 1999

--------------------------------------------------------------------------------


6.   Capital stock (continued):

           Details of stock option transactions are as follows:

     -------------------------------------------------------------------------------------------------
                                                                Weighted average      Weighted average
                                                  Number of       exercise price         fair value of
                                                    options           of options               options
     -------------------------------------------------------------------------------------------------
     Outstanding, July 1, 1999                        --                  $  --              $  --
     Granted                                         1,250,000             3.90               3.94

     -------------------------------------------------------------------------------------------------
     Outstanding and exercisable, June 30, 2000      1,250,000            $3.90              $3.94
     -------------------------------------------------------------------------------------------------

     Under U.S. GAAP, there are alternative methods available for accounting for options issued to employees, officers and directors, Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based compensation" ("SFAS 123"). The Company has elected to follow APB 25 and related interpretations, including FASB Interpretation No. 44, in accounting for its employee stock options.

     Under APB 25, no compensation expense is recognized for shares issued at greater than or equal to fair market value or for employee stock options having an exercise price that is greater than or equal to the fair market value of the underlying shares on the date of grant. Because the Company granted options at an exercise price less than the fair market value of the underlying shares on the date of grant, compensation expense has been recorded in the amount of $599,000 which has been calculated based on the difference between the exercise price of the option and the fair value of the shares at the date of grant. The Company issued stock options to consultants and has recorded $682,250 in the year ended June 30, 2000 as compensation expense for services rendered.

     SFAS 123 requires the disclosure of pro forma loss and loss per share as if the Company had adopted the fair value method as of the beginning of its 2000 fiscal year, being the year in which all of the Company's options were issued. Under SFAS 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models. These models also require subjective assumptions, including expected time to exercise, which greatly affect the calculated values.

SELECT THERAPEUTICS INC.
(A DEVELOPMENT STAGE ENTERPRISE)

Notes to Consolidated Financial Statements (continued)
(Stated in U.S. dollars)

Years ended June 30, 2000 and 1999

--------------------------------------------------------------------------------


6.   Capital stock (continued):

          The Company's calculations for options granted were made using the Black Scholes option pricing model using the following average assumptions:

          ----------------------------------------------------------------------

          Risk-free interest rate                                          6.39%
          Expected life of options in years                                   7
          Expected dividend yield                                          0.00%
          Expected volatility                                            145.00%

          ----------------------------------------------------------------------

          Had compensation expense been determined based on the fair value of the awards at the grant dates in accordance with the methodology prescribed in SFAS 123, the Company's loss and loss per share under U.S. GAAP for the periods presented would have been changed to the following pro forma amounts:

          ----------------------------------------------------------------------
                                                     As reported       Pro forma
          ----------------------------------------------------------------------

          Loss - U.S. GAAP                          $  4,722,398    $  8,964,398

          ----------------------------------------------------------------------

          Loss per share - U.S. GAAP:
               Basic and diluted                    $       0.58    $       1.10

          ----------------------------------------------------------------------


          ----------------------------------------------------------------------
                                                             Options outstanding
                                                           and exercisable as at
                                                                   June 30, 2000
          ----------------------------------------------------------------------
                                                                        Weighted
                                                                         average
                                                    Number             remaining
          Exercise price                       outstanding          life (years)
          ----------------------------------------------------------------------

          $1.73                               $    300,000                    4
          $4.25                                    525,000                    7
          $5.00                                    425,000                    7

         -----------------------------------------------------------------------
                                              $  1,250,000                 6.28
         -----------------------------------------------------------------------

SELECT THERAPEUTICS INC.
(A DEVELOPMENT STAGE ENTERPRISE)

Notes to Consolidated Financial Statements (continued)
(Stated in U.S. dollars)

Years ended June 30, 2000 and 1999

--------------------------------------------------------------------------------


7.   Related party transactions:

     In addition to the related party transactions disclosed elsewhere, during the year ended June 30, 2000, the Company paid technical consulting fees of $153,541 (1999 - $151,842) to members of the Board of Directors. This amount is included in research and development expenses.

8.   Income taxes:

     The effective rate of income taxes of nil differs from the statutory Federal rate of 35% due to losses for which no tax benefit has been recorded because it is not more likely than not that such benefits will be realized.

     The tax effects of temporary differences that give rise to future tax assets at June 30, 2000 are as follows:

     --------------------------------------------------------------------------

     Future income tax assets:
         Licenses expensed for
              accounting purposes                                  $    127,000
         Stock option compensation                                      448,000
           Net operating loss carryforwards                           2,029,000
     --------------------------------------------------------------------------
                                                                       2,604,000

       Valuation allowance                                           (2,604,000)
     --------------------------------------------------------------------------

       Net future income tax assets                                $        --
     --------------------------------------------------------------------------

SELECT THERAPEUTICS INC.
(A DEVELOPMENT STAGE ENTERPRISE)

Notes to Consolidated Financial Statements (continued)
(Stated in U.S. dollars)

Years ended June 30, 2000 and 1999

--------------------------------------------------------------------------------


8.   Income taxes (continued):

     The tax effects of temporary differences that gave rise to future income tax assets at June 30, 1999 were as follows:


     --------------------------------------------------------------------------
       Future income tax assets:
           Licenses expensed for
              accounting purposes                                    $  138,000
           Net operating loss carryforwards                             720,000
     --------------------------------------------------------------------------
                                                                        858,000

       Valuation allowance                                             (823,000)
     --------------------------------------------------------------------------

       Net future income tax assets                                      35,000
       Future income tax liability:
           Acquired license                                              35,000

     --------------------------------------------------------------------------
       Net future income tax assets                                  $       --
     --------------------------------------------------------------------------

       At June 30, 2000, the Company and its subsidiaries had operating loss carryforwards for tax purposes which expire as follows:

     ---------------------------------------------------------------------------

       2017                                                          $  105,000
       2018                                                             395,000
       2019                                                           2,299,000
       2020                                                           2,999,000

     ---------------------------------------------------------------------------

SELECT THERAPEUTICS INC.
(A DEVELOPMENT STAGE ENTERPRISE)

Notes to Consolidated Financial Statements (continued)
(Stated in U.S. dollars)

Years ended June 30, 2000 and 1999

--------------------------------------------------------------------------------


9.   Commitments:

     A subsidiary of the Company leases premises under an operating lease which expires on February 28, 2001. The Company has an option to renew the lease for a further 40 months. The minimum lease payment for the year ending June 30, 2001 due under the premises lease is $36,889.

     Rent payment for the year ended June 30, 2000 totalled $52,694 (1999 - $14,455).

     The Company has entered into several license agreements under which the Company has obtained rights to license and sublicense certain intellectual property. These licenses require the Company to pay royalties of between 2% and 7% of net revenue from products using the licensed intellectual property. The licenses also require the Company to pay between 20% and 70% of sublicense fees.

     For the Company to retain its rights under these licenses, the licenses require the Company to fund research and development and make further license payments in fiscal 2001 of approximately $400,000.

     There are certain penalties in the license agreements which total, in aggregate, $156,400 if specified development milestones are not reached. In some cases, failure to meet these payments will result in termination of certain license agreements.

     The Company can terminate the license agreements at any time, provided that 30 days' notice is given.

10.  Loss per share:

     The basic and diluted loss per share has been calculated using the weighted average number of common shares outstanding during the years.

     The 2,985,902 common shares issuable upon the exercise of the options and warrants have not been included in the calculation of the fully diluted loss per share as the results would be anti-dilutive.

     The weighted average number of common shares which was used to calculate the basic and diluted loss per share is as follows:

     ---------------------------------------------------------------------------

       2000                                                            8,175,936
       1999                                                            5,318,743

     ---------------------------------------------------------------------------

SELECT THERAPEUTICS INC.
(A DEVELOPMENT STAGE ENTERPRISE)

Notes to Consolidated Financial Statements (continued)
(Stated in U.S. dollars)

Years ended June 30, 2000 and 1999

--------------------------------------------------------------------------------


11.  Other information:

     (a) Restricted cash represents funds held in escrow by the Company's legal representatives under the terms of an employment contract.

     (b) SFAS No. 130 "Reporting Comprehensive Income" and SFAS No. 131 "Disclosure about Segments of an Enterprise on Related Information" became effective with the fiscal year commencing July 31, 1998. Adoption of this standard had no impact on the consolidated financial statements.

     (c) SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires derivative instruments to be recognized in the balance sheet at fair value. Changes in the fair value of derivative instruments are recognized in earnings in the period of change, unless they are designated as hedging instruments. Adoption of this standard on July 1, 2000 did not have any impact on the consolidated financial statements.

12.  Segmented information:

     The Company operates in a single operating segment consisting of biopharmaceutical research and development for the purpose of developing pharmaceutical products and in-vitro diagnostic and related products.

     All revenue are generated from a single customer located in the United States.

13.  Subsequent event:

     Subsequent to year end, the Company entered into a non-binding letter of intent to acquire Cytomatrix Inc. in a share exchange. Neither the consideration to be given nor the purchase price has been determined.

SELECT THERAPEUTICS INC.
(A DEVELOPMENT STAGE ENTERPRISE)
Consolidated Balance Sheets

(Unaudited)

-------------------------------------------------------------------------------------------------------------
                                                                         March 31,             June 30,
                                                                          2001                   2000
-------------------------------------------------------------------------------------------------------------
Assets

Cash and cash equivalents                                              $  1,862,400              $  7,901,300
Accounts receivable, net                                                         --                    17,100
Receivable from Cell Science Therapeutics                                   142,100                        --
Inventory                                                                        --                    29,900
Prepaid expenses and other assets                                            48,200                    56,500
-------------------------------------------------------------------------------------------------------------
     Total current assets                                                 2,052,700                 8,004,800

Property, plant and equipment, net                                            1,000                   108,900
Investment in Cell Science Therapeutics                                   2,228,200                        --

-------------------------------------------------------------------------------------------------------------
     Total assets                                                      $  4,281,900              $  8,113,700
-------------------------------------------------------------------------------------------------------------

Liabilities and Shareholders' Equity

Liabilities:
   Accounts payable and accrued liabilities                            $  1,049,800              $    811,100
-------------------------------------------------------------------------------------------------------------
     Total current liabilities                                            1,049,800                   811,100
-------------------------------------------------------------------------------------------------------------

Shareholders' equity:
  Preferred stock, $0.0001 par value;
    1,000,000 shares authorized; no shares
    issued and outstanding                                                       --                        --
  Common stock, $0.0001 par value;
    50,000,000 shares authorized; 12,562,784
    and 11,862,308 shares issued and outstanding
    at March 31, 2001 and June 30, 2000, respectively                         1,300                     1,200
  Additional paid in capital                                             17,470,100                16,609,400
  Deficit accumulated during the development stage                      (14,239,300)               (9,308,000)
-------------------------------------------------------------------------------------------------------------
     Total shareholders' equity                                           3,232,100                 7,302,600

-------------------------------------------------------------------------------------------------------------
     Total liabilities and shareholders' equity                        $  4,281,900              $  8,113,700
-------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these consolidated financial statements.

SELECT THERAPEUTICS INC.
(A DEVELOPMENT STAGE ENTERPRISE)
Consolidated Statements of Operations

(Unaudited)

---------------------------------------------------------------------------------------------
                                                                                 Period from
                                                                                  Inception
                                                                                 (December 6,
                                                      Nine months ended         1996) through
                                                          March 31,               March 31,
                                                     2001           2000             2001
---------------------------------------------------------------------------------------------

Revenue                                         $         --    $   170,600    $    317,700
Cost of revenue                                           --             --              --
--------------------------------------------------------------------------------------------
                                                          --        170,600         317,700


Operating expenses:
Research and development                           2,369,500      1,050,000       6,404,200
Selling, general and administration                2,050,500      1,969,000       6,670,000
Write-down of intangible assets                           --             --         640,800
Depreciation and amortization                          6,600        224,700         477,000
--------------------------------------------------------------------------------------------
      Loss from operations                        (4,426,600)    (3,073,100)    (13,874,300)

Interest income                                      266,100            500         405,800
Other income                                           1,000             --           1,000
Equity in loss of Cell Science Therapeutics         (771,800)            --        (771,800)

--------------------------------------------------------------------------------------------
Net loss                                        $ (4,931,300)   $(3,072,600)   $(14,239,300)
--------------------------------------------------------------------------------------------

Basic and diluted net loss per share            $      (0.41)   $     (0.44)

Weighted average number of shares
used in computing basic and diluted
net loss per share                                12,003,216      6,956,082

--------------------------------------------------------------------------------------------


The accompanying notes are an integral part of these consolidated financial statements.

SELECT THERAPEUTICS INC.
(A DEVELOPMENT STAGE ENTERPRISE)
Consolidated Statements of Cash Flows

--------------------------------------------------------------------------------------------------------------------------
                                                                                                              Period from
                                                                                                               Inception
                                                                                                              (December 6,
                                                                                   Nine months ended         1996) through
                                                                                        March 31,              March 31,
                                                                                   2001           2000            2001
--------------------------------------------------------------------------------------------------------------------------
Cash provided by (used in)

Operating activities:
   Net loss for the period                                                      $(4,931,300)   $(3,072,600) $(14,239,300)
   Items not involving cash:
     Depreciation and amortization                                                    6,600        224,700       477,000
     Write-down of intangible assets                                                     --             --       640,800
     Issue of common shares for services and license fees                           493,200         90,000     1,516,900
     Issue of stock options for services                                             60,700        682,300       743,000
     Issue of warrants for services                                                 261,900             --       261,900
     Stock compensation                                                              45,000        599,000       644,000
     Gain on disposal of Sierra                                                      (1,000)            --        (1,000)
     Equity in loss of Cell Science Therapeutics                                    771,800             --       771,800
   Changes in working capital, net of effect of Sierra disposition:
     Accounts receivable                                                             17,100          7,400       100,000
     Inventory                                                                        3,100          9,300         7,600
     Prepaid expenses and other assets                                                5,800          3,000       (49,500)
     Accounts payable and accrued liabilities                                       371,300       (145,900)    1,109,000
     Receivable from Cell Science Therapeutics                                     (142,100)            --      (142,100)
--------------------------------------------------------------------------------------------------------------------------
   Net cash used in operations                                                   (3,037,900)    (1,602,800)   (8,159,900)
--------------------------------------------------------------------------------------------------------------------------

Investing activities:
   Additions to property, plant and equipment                                            --        (37,800)      (76,600)
   Deposit of restricted cash                                                            --         72,000            --
   Cash balance related to Sierra disposition                                        (1,000)            --        (1,000)
   Investment in Cell Science Therapeutics                                       (3,000,000)            --    (3,000,000)
--------------------------------------------------------------------------------------------------------------------------
   Net cash (used in) provided by investing activities                           (3,001,000)        34,200    (3,077,600)
--------------------------------------------------------------------------------------------------------------------------

Financing activities
   Proceeds from issuance of common shares                                               --     10,319,700    13,385,900
   Repayment of loans due to former shareholders
     of Sierra Diagnostics                                                               --             --      (286,000)
--------------------------------------------------------------------------------------------------------------------------
   Net cash provided by financing activities                                             --     10,319,700    13,099,900
--------------------------------------------------------------------------------------------------------------------------

(Decrease) increase in cash                                                      (6,038,900)     8,751,100     1,862,400

Cash and cash equivalents, beginning of period                                    7,901,300        120,900            --

--------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                                        $ 1,862,400    $ 8,872,000  $  1,862,400
--------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these consolidated financial statements.

SELECT THERAPEUTICS INC.
(A DEVELOPMENT STAGE ENTERPRISE)

Notes to Consolidated Financial Statements
Nine months ended March 31, 2001 and 2000
(Unaudited)

--------------------------------------------------------------------------------

1. Basis of presentation

In the opinion of management, the unaudited consolidated financial statements of Select Therapeutics Inc. (the "Company") included herein have been prepared on a consistent basis with the June 30, 2000 audited consolidated financial statements and include all material adjustments, consisting of normal recurring adjustments, necessary to fairly present the information set forth therein. These interim financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto filed in the Company's Form 10KSB for the year ended June 30, 2000. The Company's results of operations for the first three quarters of fiscal 2001 are not necessarily indicative of future operating results.


The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results could differ materially from those estimates.

2. Cash and cash equivalents

Cash and cash equivalents includes cash and investments in US Treasury bills with maturity dates of less than 90 days.

3. Capital Stock

(a) During the nine months ended March 31, 2001, the Company issued 134,000 shares of common stock as consideration for consulting services and license fees.

(b) In September 2000, as part of a termination agreement, the Company granted an option to a former consultant to purchase 15,000 shares of common stock at an exercise price of $4.00 per share, which was equal to fair market value at the date of grant. The option vested immediately and expires on September 10, 2002. The fair value of the option as determined by the Black Scholes Model, amounting to $45,000, was expensed in the current period.

     In October 2000, the Company granted an option to a consultant to purchase 15,000 shares of common stock at an exercise price of $4.25 per share. The option vested immediately and expires on October 25, 2007. The fair value of the option as determined by the Black Scholes Model, amounting to $60,700, was expensed in the current period.

(c) In October 2000, the Company granted Class C warrants to purchase 62,000 shares of common stock at a price of $2.00 per share exercisable until December 31, 2002 as consideration for consulting services. The fair value of the warrants as determined by the Black Scholes Model, amounting to $211,300, was expensed in the current period.

(d) In February 2001, the Company granted Class D warrants to purchase 30,000 shares of common stock at a price of $3.00 per share exercisable until January 22, 2006 as consideration for consulting services. The fair value of the warrants as determined by the Black Scholes Model, amounting to $50,600, was expensed in the current period.

SELECT THERAPEUTICS INC.
(A DEVELOPMENT STAGE ENTERPRISE)

Notes to Consolidated Financial Statements (continued)
Nine months ended March 31, 2001 and 2000
(Unaudited)

--------------------------------------------------------------------------------

(e) In February 2001, the Company issued 566,476 common shares and 1,132,950 warrants to purchase common shares to investors in its October 1999, November 1999 and January/March 2000 private offerings. Each investor received 0.1 share of common stock and one Class E warrant to purchase 0.2 shares of common stock at a price of $2.00 per share, exercisable until December 31, 2002, for each share of common stock purchased in these offerings. This issuance was recorded as an adjustment to the original purchase price.

4. Net loss per share

The basic and diluted net loss per share has been calculated using the weighted average number of common shares outstanding during the period. The calculation of diluted net loss per share excludes potential shares of common stock equivalents relating to outstanding common stock warrants of 2,960,852 and 1,161,950 and options of 1,280,000 and 1,250,000 as of March 31, 2001 and 2000,
respectively, as their inclusion would be anti-dilutive.

5. Disposition

On November 3, 2000, the Company sold its wholly-owned subsidiary, Sierra Diagnostics, to a group of private investors and management of Sierra in exchange for a 6% royalty on future sales of Sierra's current products in excess of specified thresholds and a promissory note in the amount of $1.394 million, the amount of Select's intercompany advances receivable from Sierra at the time of the sale. The sale was effective as of October 1, 2000. The net book value of Sierra at this time was ($1,000) comprised of: $1,000 cash, $26,800 inventory, $2,500 prepaid expenses, $101,300 property, plant and equipment and $132,600 accounts payable and accrued liabilities. The note is secured by certain patent rights of Sierra and bears interest at a rate of 9.5% to December 31, 2000, and thereafter to be adjusted quarterly based on a published prime rate. There is no fixed term to maturity and repayments are contingent upon certain future events. A reserve against the full amount of the note receivable has been provided because there are significant uncertainties as to Sierra's ability to generate the cash flows from sales of current Sierra products necessary to make repayments under the promissory note. This resulted in a net gain of $1,000 on the disposition of Sierra. Interest income on the promissory note of $33,100 was recognized in the three months ended March 31, 2001 and the related payment was received May 2001.

6. Formation of joint venture

On January 2, 2001, the Company and Cytomatrix, LLC formed a joint venture organized as a Delaware corporation and named Cell Science Therapeutics, Inc. ("CST"). The Company and Cytomatrix each own 50% of the equity of CST which operates out of Cytomatrix' premises located in Woburn, Massachusetts.

SELECT THERAPEUTICS INC.
(A DEVELOPMENT STAGE ENTERPRISE)

Notes to Consolidated Financial Statements (continued)
Nine months ended March 31, 2001 and 2000
(Unaudited)

--------------------------------------------------------------------------------

CST is developing biopharmaceutical products based on proprietary technologies in cell culture, tissue engineering and immunotherapy. Cytomatrix contributed to CST all its intellectual property and other assets relating to tissue engineering and design of regenerative T-cells. The Company contributed all its intellectual property and other assets relating to its verotoxin-based vaccine program incorporating its Activate (TM) technology for presenting antigens to dendritic cells and certain other technology. These assets contributed were carried on the Company's balance sheet at a net book value of zero since all related costs have been expensed as research and development. CST also includes the development facilities and personnel infrastructure of Cytomatrix.

Funding for CST was provided as follows: the Company contributed $3,000,000 in cash and Cytomatrix contributed $220,000 in cash; also Cytomatrix contributed an aggregate of approximately $1,810,000 in approved grant funding which is to be paid to it over the next 30 months, as well as any funding from grants which were in the approval process; finally, the Company will make loans to CST to provide any additional monies needed to fund its annual operating plans.

The Company is accounting for its interest in CST under the equity method. The Company includes in its equity in loss of CST amortization of implied goodwill and other intangible assets created at the Company financial reporting level upon the formation of CST. This implied goodwill and other intangible asset value, amounting to $1,310,800, represents the difference in the $3,000,000 net book value of the net assets contributed by the Company and the Company's 50% interest in the $3,378,400 of underlying net assets of CST (on a predecessor basis). A portion of the implied goodwill and other intangible asset value is attributable to in-process research and development contributed to CST which does not have alternative future use; accordingly, the Company has expensed this portion amounting to $131,100 in the three months ended March 31, 2001 as part of its equity in loss of CST. The Company is amortizing the remaining implied goodwill and other intangible asset value based on the useful lives of the underlying assets ranging between 2 - 5 years.


7. Pro forma Results of Operations

The unaudited pro forma consolidated statements of operations presented below reflect the Company's financial results assuming the disposition of Sierra and the formation of CST had occurred at the beginning of each period. Accordingly, it excludes all revenues and costs of Sierra and includes the effect of transferring certain of Select's operations to CST and recognizing Select's equity interest in the results of CST for the nine months ended March 31, 2001 and March 31, 2000. The pro forma equity in loss of CST also includes $262,500 for the each of the nine month periods ended March 31, 2001 and 2000, reflecting the amortization of implied goodwill and other intangible assets created at the Company financial reporting level upon the formation of CST.

SELECT THERAPEUTICS INC.
(A DEVELOPMENT STAGE ENTERPRISE)
Pro forma Consolidated Statements of Operations
(unaudited)

-------------------------------------------------------------------------------
                                                       Nine months ended
                                                            March 31,
                                                      2001             2000
-------------------------------------------------------------------------------
Revenue                                          $         --      $        --

Operating expenses:
Research and development                            1,184,500          472,600
Selling, general and administration                 1,567,700          973,600
Depreciation and amortization                             400               --
-------------------------------------------------------------------------------
      Loss from operations                         (2,752,600)      (1,446,200)

Interest income                                       266,100              500
Equity in loss of Cell Science Therapeutics        (1,989,600)        (933,700)
-------------------------------------------------------------------------------
Net loss                                         $ (4,476,100)     $(2,379,400)
-------------------------------------------------------------------------------

Basic and diluted net loss per share             $      (0.37)     $     (0.34)

Weighted average number of shares
used in computing basic and diluted
net loss per share                                 12,003,216        6,956,082
-------------------------------------------------------------------------------

SELECT THERAPEUTICS INC.
(A DEVELOPMENT STAGE ENTERPRISE)

Notes to Consolidated Financial Statements (continued)
Nine months ended March 31, 2001 and 2000
(Unaudited)

--------------------------------------------------------------------------------

8. Cell Science Therapeutics Statement of Operations

The summarized results of CST, the Company's 50% owned equity investee, for the period from inception (January 2, 2001) to March 31, 2001 are presented below.

The Company has an equity interest in CST equal to the carryover value only of the net assets contributed to CST; therefore, these results of CST exclude amortization of goodwill and intangible assets included in the formation of CST. Furthermore, Cytomatrix incurred stock compensation charges on behalf of CST of $279,200 during the quarter ended March 31, 2001 in relation to employees of CST. These charges have been recognized by CST through the appropriate operating expense categories and as additional paid in capital from Cytomatrix. The Company's benefit from Cytomatrix's contribution to CST relating to these costs ($139,600) was recorded as an increase in its investment in CST with a corresponding reduction of its 50% share in CST's $1,385,500 net loss for the period.


Cell Science Therapeutics, Inc.
(A DEVELOPMENT STAGE ENTERPRISE)
Statement of Operations
(unaudited)
------------------------------------------------------------------------
                                                            Period from
                                                             Inception
                                                            (January 2,
                                                           2001) through
                                                             March 31,
                                                                2001
------------------------------------------------------------------------

Revenue                                                      $ 450,100

Operating expenses:
Research and development                                     1,206,600
Selling, general and administration                            584,900
Depreciation and amortization                                   27,500
------------------------------------------------------------------------
      Loss from operations                                  (1,368,900)

Interest income                                                 10,300
Interest expense                                               (26,900)

------------------------------------------------------------------------
Net loss                                                  $ (1,385,500)
------------------------------------------------------------------------

                        Report of Independent Accountants

To Board of Directors and Members
of Cytomatrix, LLC:

In our opinion, the accompanying balance sheet as of December 31, 2000 and the related statements of operations, of cash flows and of changes in members' equity present fairly, in all material respects, the financial position of Cytomatrix, LLC (a development stage enterprise) at December 31, 2000, and the results of its operations and its cash flows for the year then ended and for the cumulative period from May 31, 1996 (date of inception) to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion which, as it relates to the cumulative period from May 31, 1996 (date of inception) to December 31, 2000, is based on the report of other independent accountants with respect to the cumulative period from May 31, 1996 (date of inception) to December 31, 1999 included within that period.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses from operations since its inception and has a working capital deficit at December 31, 2000. These circumstances raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note
1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Also as discussed in Note 1 to the financial statements, the Company transferred all its assets and operations to a joint venture effective January 2, 2001.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 16, 2001

Independent Auditors' Report


To the Board of Directors and Members of
   Cytomatrix, LLC
Woburn, Massachusetts


We have audited the accompanying balance sheet of Cytomatrix, LLC (a Development Stage Company) as of December 31, 1999, and the related statements of operations, members' deficit, and cash flows for the year ended December 31, 1999 and for the cumulative period from May 31, 1996 (date of inception) to December 31, 1999 (not separately presented herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cytomatrix, LLC (a Development Stage Company) at December 31, 1999 and the results of its operations and its cash flows for the year ended December 31, 1999 and for the cumulative period from May 31, 1996 (date of inception) to December 31, 1999 (not separately presented herein) in conformity with accounting principles generally accepted in the United States of America.

The Company is primarily engaged in research and development, and as such, success of future operations is subject to a number of risks. The Company has incurred a cumulative net loss of $628,936 through December 31, 1999 and has a members' deficit and working capital deficit at December 31, 1999, which raise substantial doubt about its ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.


                                                   /s/ BDO Seidman, LLP

Boston, Massachussetts
June 23, 2000

CYTOMATRIX, LLC
(A DEVELOPMENT STAGE ENTERPRISE)
Balance Sheet


--------------------------------------------------------------------------------
                                                      December 31,  December 31,
                                                              2000          1999
--------------------------------------------------------------------------------

Assets

Cash and cash equivalents                              $  220,400    $   26,100
Research and development grants receivable                316,000       145,000
--------------------------------------------------------------------------------
      Total current assets                                536,400       171,100

Property, plant and equipment, net                        286,500       172,300
Patents, net                                              106,700        27,900
Prepaid royalty                                         1,500,200            --
Security deposit                                           16,800         3,200
--------------------------------------------------------------------------------
      Total assets                                     $2,446,600    $  374,500
--------------------------------------------------------------------------------

Liabilities and Members' Equity

Liabilities:
   Accounts payable and accrued liabilities            $  285,500    $  199,100
   Unearned research and development grants               161,300            --
   Due to related party                                    96,000        96,000
   Current portion of capital lease obligation             13,800        13,100
--------------------------------------------------------------------------------
      Total current liabilities                           556,600       308,200

   Convertible promissory notes                                --       500,000
   Long-term portion of capital lease obligation           11,400        25,200
   Royalty payable                                      1,500,200            --
--------------------------------------------------------------------------------
      Total liabilities                                 2,068,200       833,400
--------------------------------------------------------------------------------

Commitments and contingencies (Notes 9 and 11)

Members' equity (deficit)                                 378,400      (458,900)

--------------------------------------------------------------------------------
      Total liabilities and members' equity (deficit)  $2,446,600    $  374,500
--------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

CYTOMATRIX, LLC
(A DEVELOPMENT STAGE ENTERPRISE)
Statement of Operations


--------------------------------------------------------------------------------
                                                                    Period from
                                                                      Inception
                                                                 (May 31, 1996)
                                        Year ended December 31,         through
                                      --------------------------   December 31,
                                          2000           1999              2000
--------------------------------------------------------------------------------

Grant revenue                         $ 2,221,000    $ 1,241,900    $ 4,465,600


Operating expenses:
Research and development                2,078,400      1,209,100      4,151,200
Selling, general and administration     1,142,600        387,100      1,895,500
Depreciation and amortization              78,600         28,400        131,200
--------------------------------------------------------------------------------
      Loss from operations             (1,078,600)      (382,700)    (1,712,300)

Interest income                            52,800          4,600        121,400
Interest expense                           11,500         51,100         75,300

--------------------------------------------------------------------------------
Net loss                              $(1,037,300)   $  (429,200)   $(1,666,200)
--------------------------------------------------------------------------------


The accompanying notes are an integral part of these financial statements.

CYTOMATRIX, LLC
(A DEVELOPMENT STAGE ENTERPRISE)
Statement of Cash Flows

-----------------------------------------------------------------------------------------------------
                                                                                         Period from
                                                                                           Inception
                                                                                      (May 31, 1996)
                                                            Year ended December 31,          through
                                                          --------------------------    December 31,
                                                              2000            1999              2000
-----------------------------------------------------------------------------------------------------

Cash provided by (used in)

Operating activities:
        Net loss for the period                           ($1,037,300)   ($  429,200)   ($1,666,200)
        Items not involving cash:
             Depreciation and amortization                     78,600         28,400        131,200
             Issue of member units for services                18,200             --         38,200
             Stock compensation expense                       345,800             --        345,800
        Changes in working capital:
             Research and development grants receivable      (171,000)       (53,300)      (316,000)
             Prepaid royalty                               (1,500,200)            --     (1,500,200)
             Unearned research and development grants         161,300             --        161,300
             Security deposit                                 (13,600)            --        (16,800)
             Accounts payable and accrued liabilities          86,400        128,300        285,500
             Royalty payable                                1,500,200             --      1,500,200
-----------------------------------------------------------------------------------------------------
        Net cash used in operations                          (531,600)      (325,800)    (1,037,000)
-----------------------------------------------------------------------------------------------------

Investing activities:
        Additions to property, plant and equipment           (158,100)      (108,800)      (381,500)
        Patent costs                                         (113,500)       (29,400)      (142,900)
-----------------------------------------------------------------------------------------------------
        Net cash used in investing activities                (271,600)      (138,200)      (524,400)
-----------------------------------------------------------------------------------------------------

Financing activities
        Principal payments on long-term debt                  (13,100)        (9,900)       (44,800)
        Proceeds from promissory notes                             --        500,000        500,000
        Proceeds from related party borrowings                     --             --         96,000
        Proceeds from issuance of member units              1,010,600             --      1,010,600
        Proceeds from long-term debt                               --             --         70,000
        Proceeds from capital contributions                        --             --        150,000

-----------------------------------------------------------------------------------------------------
        Net cash provided by financing activities             997,500        490,100      1,781,800
-----------------------------------------------------------------------------------------------------

Increase in cash                                              194,300         26,100        220,400

Cash and cash equivalents, beginning of period                 26,100             --             --

-----------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                  $   220,400    $    26,100    $   220,400
-----------------------------------------------------------------------------------------------------

Cash paid for interest                                    $     4,200    $     2,200    $    17,200

Noncash investing and financing activities:
    Issuance of member units in exchange
    for promissory notes                                  $   500,000    $        --    $   500,000

The accompanying notes are an integral part of these financial statements.

CYTOMATRIX, LLC
(A DEVELOPMENT STAGE ENTERPRISE)
Statement of Changes in Members' Equity


------------------------------------------------------------------------------

                                                    Total Members' Equity
                                           -----------------------------------
                                                   Units           Amount
------------------------------------------------------------------------------

Issue of units to founders                        622,180     $   170,000

Net loss                                               --        (199,700)
------------------------------------------------------------------------------

Balance, December 31, 1998                        622,180         (29,700)

Net loss                                               --        (429,200)

------------------------------------------------------------------------------

Balance, December 31, 1999                        622,180        (458,900)

Issue of units for conversion of
promissory notes                                   50,000         500,000

Issue of units for March 2000 financing            45,000         450,000

Issue of units for consulting services              1,820          18,200

Issue of units for September 2000 financing        48,754         560,600

Total stock compensation related to
issue of stock options, net of deferred
stock compensation at December 31, 2000 of
$472,200                                               --         345,800

Net loss                                               --      (1,037,300)

------------------------------------------------------------------------------
Balance, December 31, 2000                        767,754     $   378,400
------------------------------------------------------------------------------


The accompanying notes are an integral part of these financial statements.

CYTOMATRIX, LLC
(A DEVELOPMENT STAGE ENTERPRISE)

Notes to Financial Statements


1.   Nature of the Business:

     Cytomatrix, LLC (the "Company") was formed as a California Limited Liability Company on May 31, 1996 to engage in the marketing, sale and further development of "cell culture and cell therapy" products for use in transplantation, immunotherapy and transfusion medicine and research. Utilizing its technologies, the Company will seek to provide treatments for certain cancers, immunodeficiences, and infectious diseases that are based on the ability to culture, expand and modify hematopoietic stem cells, immune cells and other tissue-generating cells.

     The Company's financial statements have been prepared on the basis that it will be able to continue as a going concern. The Company is in the development phase, has a limited operating history, has incurred a cumulative net loss of $1,666,200 through December 31, 2000 and has a working capital deficit at December 31, 2000. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to this include formation of the joint venture discussed below, and seeking additional funding through research and development grants, additional contributions from members and other financing arrangements. Although management continues to pursue these plans, there is no assurance that the Company will be successful in obtaining sufficient additional financing on terms acceptable to the Company. These financial statements do not include any adjustments that might result from the outcome of this uncertainty. In that the Company is in the development stage, success of future operations is subject to a number of risks similar to those of other companies in the same stage of development. Risks extend beyond technical and clinical development and, in particular, involve intellectual property rights, the need for substantial additional capital, regulatory, competitive and medical economic factors which are continually changing, and issues of insurance reimbursement, all of which apply also to the biotechnology industry in general.

     Effective January 2, 2001, the Company and Select Therapeutics formed a joint venture organized as a Delaware corporation and named Cell Science Therapeutics, Inc. ("CST"). The purpose of CST is to develop and commercialize biopharmaceutical products based on proprietary technologies in cell culture, tissue engineering and immunotherapy. All the assets and operations of Cytomatrix were transferred into CST. The Company and Select each own 50% of the equity of CST, which operates out of Cytomatrix' former premises located in Woburn, Massachusetts. Starting February 2002, Select has the option to buy out Cytomatrix's 50% of CST for approximately 9.7 million shares of Select common stock.


2.   Summary of Significant Accounting Policies:

     Research and Development Grants

     Research and development grant receivables and revenues are recognized when expenditures are incurred as specified under the terms of the grant. Amounts received in advance of incurring covered expenditures are recorded as unearned grants receivable until the expenditure is incurred.

     Cash Equivalents

     The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

     Financial Instruments

     The estimated fair value of the Company's financial instruments, which include grants receivable, accounts payable and current and long-term debt,

CYTOMATRIX, LLC
(A DEVELOPMENT STAGE ENTERPRISE)

Notes to Financial Statements


     approximate their carrying value based on their short-term maturity and prevailing interest rates.

     Property and Equipment

     Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, typically three to five years. Upon sale or retirement, the asset cost and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations. Maintenance and repair costs are expensed as incurred.

     Research and Development Expenses

     Costs incurred for research and development activities are expensed as incurred.

     Patent Costs

     Legal and other costs incurred to obtain patents are capitalized and amortized using the straight line method over an estimated useful life of five years.

     Patent costs totaling $142,900 and $29,400 at December 31, 2000 and 1999, respectively, are recorded net of accumulated amortization of $36,200 and $1,500 respectively.

     Impairments of Long-Lived Assets

     The Company evaluates the recoverability of its long-lived assets, primarily fixed assets and patents, in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed of." SFAS 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the estimated future undiscounted cash flows attributable to such assets. No impairments were required to be recognized during any of the periods presented.

     Comprehensive Loss

     The Company adopted SFAS No. 130, "Reporting Comprehensive Income," effective January 1, 1998. No difference exists between net loss and comprehensive loss.

     Income Taxes

     The Company had been recognized as a partnership for federal and state income tax purposes since its inception through July 31, 2000. As such, the Company's members are allocated their proportionate share of the Company's taxable losses. Accordingly, the accompanying financial statements do not include a provision for federal or state income taxes for the period through July 31, 2000.

     Effective August 1, 2000, the Company elected to be taxed as a C corporation and will file a final partnership tax return for the period ended July 31, 2000. Accordingly, the Company will account for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes" effective August 1, 2000. Under SFAS No. 109, deferred tax assets or liabilities are computed based on the differences between the financial statement and income tax basis of assets and liabilities using the enacted tax rates.

     Equity-Based Compensation

     The Company accounts for equity-based compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" (APB No. 25) and related interpretations, and complies with the

CYTOMATRIX, LLC
(A DEVELOPMENT STAGE ENTERPRISE)

Notes to Financial Statements


     disclosure provisions of Statement of Financial Accounting Standards (SFAS No. 123) "Accounting for Stock-Based Compensation" (SFAS No. 123). Under APB No. 25, compensation expense is recognized based on the difference, if any, of the fair value of the Company's stock over the exercise price of the option on the measurement date. Compensation expense is recognized over the respective vesting period.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Reclassifications

     Certain accounts in the December 31, 1999 financial statements have been reclassified to conform with the current year presentation. Such reclassifications had no effect on the reported net loss for 1999.

     Segment Reporting

     In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS 131"). This statement requires companies to report information about operating segments consistent with management's internal view of the Company. The Company operates in a single segment and has no organizational structure dictated by product lines, geography or customer type.

     Recent Pronouncements

     In June 1998, the Financial Accounting Standards Boards ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The standard established accounting and reporting standards requiring the recognition of all derivative instruments as either assets or liabilities in the statement of financial position and the measure of those instruments at fair value. In June 1999, the FASB issued SFAS No. 137, which defers the effective date of SFAS No. 133 to fiscal years beginning after June 15, 2000. Because the Company does not currently hold any derivative instruments and does not currently engage in hedging activities, we expect the adoption of SFAS No. 133 will not have a material impact on our financial position or operating results.

3.   Research and Development Grants Receivable

     Research and development grants receivable consist of the following:

                                                               December 31,
                                                         -------------------
                                                           2000        1999

     US Department of Commerce -
     Advanced Technology Program                         $116,600   $ 64,200

     Department of Defense - US Army
     Aviation and Missile Command                          15,300     35,500

     National Science Foundation                          151,800     45,300

     National Institute of Health                          32,300         --
                                                         --------   --------

                                                         $316,000   $145,000
                                                         ========   ========

CYTOMATRIX, LLC
(A DEVELOPMENT STAGE ENTERPRISE)

Notes to Financial Statements


     As of December 31, 2000, the Company is entitled to receive additional grant money of $1,500,800 from the above agencies for future qualifying research and development expenditures. In addition, the Company has received $161,300 which is classified as unearned research and development grants at December 31, 2000. The Company expects to incur these expenses, as these grants are part of an active program.

4.   Property and Equipment

     Property and equipment consists of the following:

                                               Useful          December 31,
                                                Lives    ----------------------
                                             (in years)     2000         1999
                                               -------   ---------    ---------

     Laboratory equipment                         5      $ 303,600    $ 145,500
     Laboratory equipment under capital lease     5         70,000       70,000
     Computer and office equipment                3          6,200        6,200
     Furniture and fixtures                       5          1,700        1,700
                                                         ---------    ---------

                                                           381,500      223,400

     Accumulated depreciation                              (95,000)     (51,100)
                                                         ---------    ---------

                                                         $ 286,500    $ 172,300
                                                         =========    =========

     Depreciation expense for the years ended December 31, 2000 and 1999 was $43,900 and $26,900, respectively. Depreciation expense for equipment under capital lease was $14,000 for the year ended December 31, 2000 and $14,000 for the year ended December 31, 1999.

5.   Related Party Transactions

     Tantalum Cellular Products, LLC ("TCP"), which is a member of the Company, made loans to the Company totaling $96,000 during 1998. The loans bear interest at 8% per annum and have no fixed repayment terms. Accrued interest on the loans amounted to $21,600 at December 31, 2000. In addition, the Company issued convertible promissory notes (Note 6) to certain related parties.

6.   Convertible Promissory Notes

     During 1999, the Company issued $500,000 in convertible promissory notes to certain individual investors, some of whom were related parties of the Company. The notes bear interest at 9% per annum and have certain equity security conversion rights, as defined in the subscription agreements. In January 2000, all of the notes were converted at $10 per unit into 50,000 member units in the Company. The noteholders agreed upon conversion of the notes that no amounts would be converted with respect to interest accrued and that such interest was forgiven.

CYTOMATRIX, LLC
(A DEVELOPMENT STAGE ENTERPRISE)

Notes to Financial Statements


7.   Issuance of Member Units

     In addition to the conversion of the promissory notes and issuance of 50,000 member units (Note 6), the Company also issued 45,000 member units at $10.00 per unit during January 2000 and 48,754 units at $11.50 per unit during September 2000, raising a total of $1,010,600 in cash.

8.   Members' Equity

     During 1996, TCP contributed cash of $150,000 and the exclusive right to utilize certain patented cell therapy technology, excluding orthopedic applications (the "Technology") in exchange for its members' interest in the Company. At the date of contribution, the Technology was in process and needed further development. The initial agreed upon value assigned to the Technology was $1,120,000 as determined by TCP and the Company's founding members. The assigned value for the acquired research and development was utilized to determine the priority of distributable cash flow, if any.

     The acquired Technology was recorded at TCP's cost basis, which was considered zero since all related amounts incurred by TCP were expensed as research and development expenses.

     In accordance with the Company's operating agreement, distributable cash flow, if any, is payable to the Company's members in the following order:

     o    First, to repay member loan balances including all accrued interest;

     o Second, to reduce members' capital accounts (including the $1,120,000 assigned value for contributed technology) to zero; and

     o Third, to the members in accordance with their applicable percentage interests in the Company.

     In accordance with the Company's operating agreement, net losses are allocated to its members' to the extent of positive capital balances. When capital accounts are reduced to zero, net losses are allocated in accordance with each members' percentage interest in the Company. Net income of the Company is allocated first, to each member to the

CYTOMATRIX, LLC
(A DEVELOPMENT STAGE ENTERPRISE)

Notes to Financial Statements


     extent of prior net losses allocated, and second, in accordance with each members' percentage interest in the Company.

9.   Royalty Agreement

     Effective November 27, 2000, the Company entered into a royalty agreement with TCP providing for up to $2,000,000 in royalty payments. The royalty agreement requires quarterly payments based on 2% of gross revenues on products derived from the licensed technology or quarterly royalty payments due as outlined below.

     Date                                                    Amount

     January 1, 2001 through October 1, 2001            $15,000 per quarter

     January 1, 2002 through October 1, 2005            $21,000 per quarter

     January 1, 2006                                    Balance remaining on
                                                        total royalty commitment
                                                        of $2,000,000

     As of December 31, 2000, the Company has recorded the present value of the royalty commitment of $1,500,200 as a prepaid asset and corresponding liability. The imputed discount of $499,800 will be amortized to interest expense over the term of the royalty payments through January 1, 2006. The prepaid royalties will be expensed as revenues are generated from products using the licensed technology or, if earlier, as minimum payments are made in accordance with the schedule above.

10.  Equity-Based Compensation

     In accordance with the Company's 2000 Unit Option Plan, approved by the Company's Board of Directors (the "Board") on January 1, 2000, the maximum number of units which may be granted to qualified individuals by the Board is 50,000 units. On August 17, 2000, the Board approved the Company's 2000 Stock Option Plan. Under this plan, the Board is authorized to grant to qualified individuals incentive stock options ("ISOs") and nonqualified stock options to purchase a maximum of 150,000 shares of units. ISOs are granted to employees of the Company with exercise prices not less than the fair market value of the Company's units on the date of grant, as determined by the Company's Board of Directors, typically vest over a three to four year period, and are exercisable over a period not to exceed ten years from the date of grant. Nonqualified options may be granted to employees, directors, consultants and other advisors to the Company on terms set forth by the Board on an individual case basis.

CYTOMATRIX, LLC
(A DEVELOPMENT STAGE ENTERPRISE)

Notes to Financial Statements


     Transactions under the Plans for the year ended December 31, 2000 are summarized below:

                                              Number of        Weighted-Average
                                               Shares          Exercise Price
                                              ---------        ----------------

     Outstanding at December 31, 1999               --          $     --
     Granted                                   144,000              5.30
     Exercised                                      --                --
     Canceled                                   (4,750)             2.66
                                              --------
     Outstanding at December 31, 2000          139,250          $   5.39
                                              ========


     Summarized information about stock options outstanding at December 31, 2000 is as follows:

                              Outstanding                      Exercisable
                 -------------------------------------   -----------------------
                               Weighted-
                               Average       Weighted-                 Weighted-
                               Remaining     Average                   Average
      Exercise   Number        Contractual   Exercise    Number        Exercise
      Price      Outstanding      Life         Price     Exercisable     Price
      -----      -----------   -----------   ---------   -----------   ---------
      $ 1.00       81,000      9.5 years     $ 1.00        22,663       $ 1.00
       11.50       58,250      9.7 years      11.50        13,996        11.50
                  -------                                  ------

                  139,250      9.6 years     $ 5.39        36,659       $ 5.01
                  =======                                  ======

     The Company applies APB Opinion No. 25 and related interpretations in accounting for awards under its stock option plans. In the year ended December 31, 2000, the Company recorded deferred stock compensation of $818,000, of which $345,800 was amortized to compensation expense; as of December 31, 2000, $472,200 remained as deferred stock compensation to be amortized to expense over the remaining vesting period of the options. Had compensation expense been determined based on the fair value at the grant dates for the options granted under the plan consistent with the method of SFAS 123, Accounting for Stock-Based Compensation, the pro forma net loss for the year ended December 31, 2000 would have been $1,187,911, compared to the actual reported net loss of $1,037,300.

CYTOMATRIX, LLC
(A DEVELOPMENT STAGE ENTERPRISE)

Notes to Financial Statements

     The fair value of employee options at the date of grant were estimated using the minimum value option pricing model with the following assumptions:


                                                          Year Ended
                                                      December 31, 2000
                                                      -----------------

     Expected option term ....................              5 years
     Risk-free interest rate..................              6.02%
     Expected dividend yield .................                 0%

11.  Lease Commitments:

     Operating Leases

     The Company is obligated under an operating lease for its office space, laboratory facilities and certain office equipment.

CYTOMATRIX, LLC
(A DEVELOPMENT STAGE ENTERPRISE)

Notes to Financial Statements


     As of December 31, 2000, future minimum lease payments under the operating lease are approximately as follows (Note 13):

     Year ended December 31,

     2001                              $  110,400
     2002                                  28,700
     2003                                   1,500
     2004                                   1,000
     2005                                     700
                                       ----------
                                       $  142,300
                                       ==========

     Rent expense was $101,300, $96,100, and $299,900 under the operating lease for the years ended December 31, 2000 and 1999 and the period May 31, 1996 (date of inception) to December 31, 2000, respectively.

     Capital Leases

     The Company entered into a five year capital equipment lease on October 27, 1997. The equipment will be depreciated on a straight-line basis over the life of the lease. Capital lease payments are due in monthly installments of $1,336 through September 27, 2002, including interest at 12% per annum. The lease is collateralized by certain laboratory equipment.

     The following is a schedule of future minimum lease payments under the capital lease, together with the aggregate present value of such payments as of December 31, 2000:

     Year ended December 31,

     2001                                                       $  16,000
     2002                                                          12,000
                                                                ---------
                                                                   28,000
     Less: amount representing interest                            (2,800)
                                                                ---------
     Present value of future minimum lease payments                25,200
     Less: amounts due within one year                             13,800
                                                                ---------
     Long-term portion                                             11,400
                                                                =========

CYTOMATRIX, LLC
(A DEVELOPMENT STAGE ENTERPRISE)

Notes to Financial Statements


12.  Income Taxes

     Effective August 1, 2000, the Company elected to be taxed as a C corporation; prior thereto, the Company was recognized as a partnership for federal and state income tax purposes. As a result of losses generated since August 1, 2000, the Company had no provision for current or deferred income taxes in 2000.

     Deferred tax assets are comprised of the following:

                                                             December 31, 2000
                                                             -----------------
     Deferred tax assets:
       Net operating loss carryforwards                          $ 400,000
       Less: valuation allowance                                  (400,000)
                                                                 ---------
                                                                 $     -0-
                                                                 =========

     Realization of total deferred tax assets is contingent upon the generation of future taxable income. Due to the uncertainty of realization of these tax benefits, the Company has provided a valuation allowance for the full amount of its deferred assets.

     Income taxes computed at the federal statutory income tax rate differs from effective tax rate primarily due to the following:

                                                                Year ended
                                                             December 31, 2000
                                                             -----------------

     Income tax benefit at U.S federal statutory tax rate           (34)%
     State taxes, net of federal tax impact                          (6)%
     Change in valuation allowance                                   40%
                                                                    -----

     Provision for income taxes                                      -0-
                                                                    =====

     At December 31, 2000, the Company had federal and state net operating losses of approximately $1 million available to reduce future taxable income and future tax liabilities. If not utilized, these carryforwards will expire in 2020 and 2005 for federal and state tax purposes, respectively.

     Under the provisions of the Internal Revenue Code, certain substantial changes in the Company's ownership may limit the amount of net operating loss carryforward which could be utilized annually to offset future taxable income and income tax liability. The amount of any annual limitation is determined based upon the Company's value prior to an ownership change.

13.  Subsequent Events

     Effective January 2, 2001, the Company entered into a joint venture with Select Therapeutics, Inc. ("Select"). The joint venture is a Delaware corporation named Cell Science Therapeutics, Inc. ("CST"). The Company and Select each own 50% of CST. Under the terms of the agreement, the Company contributed all of its assets, including intellectual property, research and development grant funding commitments, liabilities and operations, to CST. The agreement also provides for the financing plans and operations of CST.

     On January 2, 2001, all of the employees of the Company were transferred to the payroll of CST while maintaining their options in the Company. Per FIN 44, with respect to the Company, this action constitutes a change in status for each transferee from employee to non-employee and requires variable accounting for any unvested options outstanding. At January 2, 2001, this will result in the Company recording the value of the stock options of $3,177,000 as an increase to Members' Equity and, based on the Company's 50% ownership of CST, a deferred compensation charge of $1,588,500 to be amortized to compensation expense over the remaining three to four year vesting period of the options as well as $1,588,500 as an increase in the Company's investment in CST.

     On January 19, 2001, CST amended the operating lease to expand its office facilities, at an additional annual cost of $36,500. The amended annual lease commitment is $137,800 and $23,000 for the years ended December 31, 2001 and 2002, respectively. The lease terminates on February 28, 2002.

Select Therapeutics Inc.
(A DEVELOPMENT STAGE ENTERPRISE)
Pro Forma Financial Information - Basis of Presentation

(Unaudited)

The following unaudited pro forma financial information gives effect to the formation of a joint venture by Select Therapeutics Inc. ("Select") and Cytomatrix, LLC on January 2, 2001 named Cell Science Therapeutics ("CST") and to the disposition of Sierra Diagnostics, Inc. ("Sierra") by Select. Select and Cytomatrix each own 50% of the equity of CST. This pro forma financial information is based on the actual historical financial statements of Select and Cytomatrix, and the estimates and assumptions set forth below and in the notes to the unaudited pro forma financial information.

The formation of CST is subject to the terms of a definitive agreement between the parties dated December 13, 2000 and was effective January 2, 2001. Under the terms of the agreement, Select contributed all its intellectual property and other assets relating to its verotoxin-based vaccine program incorporating its Activate (TM) technology for presenting antigens to dendritic cells and certain other technology. These assets were carried on Select's balance+ sheet at a net book value of zero since all related costs have been expensed as research and development. Cytomatrix contributed all its intellectual property and other assets relating to tissue engineering and design of regenerative T-cells and all of its operations. Funding for CST will be provided as follows: Select contributed approximately $3,000,000 in cash and Cytomatrix contributed approximately $220,000 in cash; Cytomatrix will contribute, upon receipt, an aggregate of approximately $1,810,000 in approved grant funding which is to be paid to it over the next 30 months, as well as any funding from grants which were in the approval process; and Select will make loans to CST to provide any additional monies needed to fund its annual operating plans.

Select's investment in CST will be accounted for using the equity method of accounting and accordingly, Select will record its 50% share of the net loss of CST in Select's Statement of Operations. Select also includes in its equity in loss of CST amortization of implied goodwill and other intangible assets created at the Select financial reporting level upon the formation of CST. This implied goodwill and other intangible asset value, amounting to $1,310,800, represents the difference in the $3,000,000 net book value of the net assets contributed by the Company and the Company's 50% interest in the $3,378,400 of underlying net assets of CST (on a predecessor basis). A portion of the implied goodwill and other intangible asset value is attributable to in-process research and development contributed to CST which does not have alternative future use; accordingly, the Company has expensed this portion amounting to $131,100 in the three months ended March 31, 2001 as part of its equity in loss of CST. The Company is amortizing the remaining implied goodwill and other intangible asset value based on the useful lives of the underlying assets ranging between 2 - 5 years.

On November 3, 2000, Select sold all of its shares in its wholly-owned subsidiary, Sierra, to a group of private investors and the management of Sierra in exchange for a 6% royalty on future sales of Sierra's current products in excess of specified thresholds and a promissory note in the amount of $1,394,000, the amount of Select's intercompany advances receivable from Sierra at the time of the sale. The sale was effective as of October 1, 2000. The note is secured by certain patent rights of Sierra and bears interest at a rate of 9.5% to December 31, 2000, and thereafter to be adjusted quarterly based on a published prime rate. There is no fixed term to maturity and repayments are contingent upon certain future events. A reserve against the full amount of the note receivable and accrued interest was provided because there are significant uncertainties as to Sierra's ability to generate the cash flows from sales of current Sierra products necessary to make repayments under the promissory note.

The unaudited balance sheet of Select as of March 31, 2001 reflects both the formation of CST and the disposition of Sierra since these events occurred prior thereto. Select's fiscal year ends on June 30 while Cytomatrix's fiscal year ends on December 31. Accordingly, the reporting periods for Cytomatrix's results of operations have been conformed to the reporting periods of Select in the unaudited pro forma statements of operation. The unaudited pro forma statements of operations for the year ended June 30, 2000 and the nine months ended March 31, 2001 reflect Select's results assuming the disposition of Sierra and the formation of CST had occurred at the beginning of each period. Accordingly, it excludes all revenues and costs of Sierra and includes 50% of the net loss of CST for the year ended June 30, 2000 and the nine months ended March 31, 2001.

The pro forma adjustments are based upon estimates, currently available information and certain assumptions that management deems appropriate. The unaudited pro forma financial information presented herein is not necessarily indicative of the results Select would have obtained had such events occurred on July 1, 1999, as assumed for purposes of the pro forma statements of operations, or of the future results of Select. The unaudited pro forma financial information should be read in conjunction with the audited financial statements and notes thereto of each of Select for the year ended June 30, 2000 and Cytomatrix for the year ended December 31, 2000, as well as the unaudited financial statements for Select for the nine months ended March 31, 2001, all of which financial statements are included elsewhere in this prospectus.

SELECT THERAPEUTICS
(A DEVELOPMENT STAGE ENTERPRISE)
Pro forma Statement of Operations
Year Ended June 30, 2000

(Unaudited)

------------------------------------------------------------------------------------------------------------------------------------
                                             Select            Sierra                              Cell Science
                                         Therapeutics       Diagnostics     Pro forma, excluding   Therapeutics
                                             Actual              (a)         Sierra Diagnostics     Adjustments          Pro forma
------------------------------------------------------------------------------------------------------------------------------------
Revenue                                   $   187,600       $   187,600         $        --         $        --         $        --

Operating expenses:
Research and development                    1,604,600            13,900           1,590,700             926,200 (b)         664,500
Selling, general and administration         2,487,500           717,600           1,769,900             687,100 (b)       1,082,800
Write-down of intangible assets               640,800           640,800                  --                  --                  --
Depreciation and amortization                 283,200           282,600                 600                  --                 600
------------------------------------------------------------------------------------------------------------------------------------
      Loss from operations                 (4,828,500)        1,467,300          (3,361,200)          1,613,300          (1,747,900)

Interest income                               106,100                --             106,100                  --             106,100
Equity in loss of Cell Science Therapeutics        --                --                  --          (1,339,900)(c)      (1,339,900)
------------------------------------------------------------------------------------------------------------------------------------
Net loss                                  $(4,722,400)      $ 1,467,300         $(3,255,100)        $   273,400         $(2,981,700)
------------------------------------------------------------------------------------------------------------------------------------

Basic and diluted net loss per share      $     (0.58)                          $     (0.40)                            $     (0.36)

Weighted average number of shares
used in computing basic and diluted
net loss per share                          8,175,936                             8,175,936                               8,175,936
------------------------------------------------------------------------------------------------------------------------------------

SELECT THERAPEUTICS
(A DEVELOPMENT STAGE ENTERPRISE)
Pro forma Statement of Operations
Nine months ended March 31, 2001

(Unaudited)

====================================================================================================================================
                                                Select                                               Cell Science
                                             Therapeutics           Sierra    Pro forma, excluding   Therapeutics
                                                Actual           Diagnostics   Sierra Diagnostics      Adjustments        Pro forma
                                                                      (a)
------------------------------------------------------------------------------------------------------------------------------------
Revenue                                             $ --               $ --               $ --              $ --               $ --

Operating expenses:
Research and development                       2,369,500                 --          2,369,500         1,185,000  (b)     1,184,500
Selling, general and administration            2,050,500            171,800          1,878,700           311,000  (b)     1,567,700
Depreciation and amortization                      6,600              6,200                400                --                400
------------------------------------------------------------------------------------------------------------------------------------
      Loss from operations                    (4,426,600)           178,000         (4,248,600)        1,496,000         (2,752,600)

Interest income                                  266,100                 --            266,100                --            266,100
Other income                                       1,000             (1,000)                --                --                 --
Equity in loss of Cell Science                  (771,800)                --           (771,800)       (1,217,800)(c)     (1,989,600)
------------------------------------------------------------------------------------------------------------------------------------
Net loss                                    $ (4,931,300)        $  177,000       $ (4,754,300)     $    278,200       $ (4,476,100)
====================================================================================================================================

Basic and diluted net loss per share             $ (0.41)                              $ (0.40)                             $ (0.37)

Weighted average number of shares
used in computing basic and diluted
net loss per share                            12,003,216                            12,003,216                           12,003,216
====================================================================================================================================

The accompanying notes are an integral part of these pro forma financial statements.

Notes to the Pro Forma Statements of Operations:

(a) To remove the results of operations of Sierra previously consolidated with Select's results, as if the disposition of Sierra had occurred as of the beginning of the periods presented.

(b) To remove the results of operations of the Select research and development programs and related selling, general and administrative costs contributed into CST.

(c) To record under the equity method Select's share of the pro forma net loss of CST, derived based on the total of Select's expenses for its contributed programs per adjustment (b) above and Cytomatrix's reported net loss for the applicable periods, multiplied by 50%. The pro forma equity in loss of CST also includes $350,000 and $262,500 for the year ended June 30, 2000 and the nine months ended March 31, 2001, respectively, reflecting the amortization of implied goodwill and other intangible assets created at the Select financial reporting level upon the formation of CST. Because it is nonrecurring, these pro forma statements of operations exclude the immediate write-off of $131,100 of the implied goodwill and other intangible asset value which related to in-process research and development with no future alternative use; this charge was included in Select's actual statement of operations in the three months ended March 31, 2001.

                                 --------------



                            Select Therapeutics Inc.

                                8,894,989 shares


                                  ------------
                                   PROSPECTUS
                                  ------------


     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.


                                July __, 2001

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

     Article TENTH of the Registrant's Certificate of Incorporation, contains the following provision with respect to the indemnification of officers and directors of the Company:

          "TENTH: The Corporation shall indemnify each officer and director of the Corporation to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended from time to time."

     Article VII of the Registrant's By-laws contains the following provision with respect to the indemnification of directors:

          "No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability which may be specifically defined by law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by law. The corporation shall indemnify to the fullest extent permitted by law each person that such law grants the corporation the power to indemnify."

     Section 145 of the Delaware General Corporation Law also contains provisions entitling directors and officers of the Company to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of the Company or, at the request of the Company, a director or officer of another corporation or other enterprise; provided the officers or directors acted in good faith. The Company also may obtain an insurance policy which will cover officers and directors for any liability arising out of their actions in such capacity.

     The foregoing do not and will not eliminate or limit the liability of a director for violating his duty of loyalty, which includes the obligation of a director of the Company to refrain from self-dealing with respect to the Company, improperly competing with the Company or usurping Company opportunities, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law or participating in the payment of a dividend or a stock repurchase or redemption for himself. The foregoing also do not and will not affect any director's liability under federal securities laws or the availability of equitable remedies such as an injunction or rescission for breach of fiduciary duty.

Item 25.  Other Expenses of Issuance and Distribution

     The following table sets forth an itemized list of all expenses to be borne by the Registrant in connection with the issuance and distribution of the securities being registered hereby.

SEC Registration Fee                                       $   5,781.74
Legal Fees and Expenses                                      100,000   *
Accounting Fees and Expenses                                  65,000   *
State "blue sky" fees                                          5,000   *
Miscellaneous Expenses                                         5,000   *

        TOTAL ............................................ $ 180,781.74*
                                                           ------------

*    Estimated

     The selling stockholders will not bear any portion of the foregoing expenses, but will pay fees in connection with the resale of the shares of common stock effected to or through securities brokers and/or dealers in the form of markups, markdowns, or commissions, as well as the fees and disbursements of counsel and accountants, if any, retained by them and any other fees and expenses not expressly agreed to be borne by the Registrant.

Item 26.  Recent Sales of Unregistered Securities

     In April, May and June 1998, the Company sold to 47 accredited investors and 23 non-accredited investors 762,531 shares of its Common Stock for an aggregate cash price of $2,287,593 ($3.00 per share) in a private placement (the "April 1998 Offering") pursuant to the exemption from registration provided by
Section 4(2) of the Securities Act of 1933 ("Section 4(2)") and Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended ("Rule 506"). In August 1999, the Company authorized the issuance of 381,264 additional shares of its Common Stock to the investors in the April 1998 Offering in reliance on the exemption from registration provided by Section 4(2) and Rule 506, to reduce the offering price of the April 1998 Offering from $3.00 to $2.00 per share.

     In November 1998, the Company sold solely to accredited investors 219,999 shares of its Common Stock in exchange for all of the issued and outstanding shares of Sierra Diagnostics, Inc., valued at $747,997, in reliance on the exemption from registration provided by Section 4(2) and Rule 506.

     In December 1998, the Company issued 240,000 shares as payment for services rendered, valued at $720,000, in reliance on the exemption from registration provided by Section 4(2) and Rule 506.

     In March 1999, the Company issued 11,000 shares of its Common Stock as payment for services rendered, valued at $33,000, in reliance on the exemption from registration provided by Section 4(2).

     In May 1999, the Company issued 30,000 shares of its Common Stock valued at $75,000 to three directors in connection with their election as directors, in reliance on the exemption from registration provided by Section 4(2).

     In May 1999, the Company issued 100,000 shares of its Common Stock to an accredited investor for cash consideration of $250,000, in reliance on the exemption from registration provided by Section 4(2).

     In May 1999, the Company issued 30,000 shares of its Common Stock to an individual as payment for consulting services rendered valued at $75,000, in reliance on the exemption from registration provided by Section 4(2).

     In May 1999, the Company issued 6,000 shares of its Common Stock to a certain individual as payment for services rendered valued at $15,000 in reliance on the exemption from registration provided by Section 4(2).

     In July 1999, the Company issued 50,000 shares of its Common Stock to an accredited investor for cash consideration of $125,000, in reliance on the exemption from registration provided by Section 4(2).

     In September 1999, in connection with the election of Robert C. Galler as our vice president, we issued to Mr. Galler options entitling him to purchase 300,000 shares of our common stock at $1.73 per share, exercisable until September 30, 2004.

     In October 1999, the Company sold solely to accredited investors 151,000 units at a price of $1.25 per unit, each unit consisting of one share of its Common Stock and two redeemable warrants, for an aggregate price of $188,750, in a private placement made pursuant to the exemption from registration provided by Sections 4(2) and 4(6) of the Securities Act of 1933, as amended ("Section 4(6)") and Rule 506. Each redeemable warrant entitles the holder to purchase one share of the Company's Common Stock at an exercise price of $1.85 per share until September 30, 2002.

     From January to March 2000, the Company sold solely to accredited investors 58 3/4 units at a price of $23,400 per unit, each unit consisting of 13,000 shares of its Common Stock and 13,000 redeemable warrants, for an aggregate price of $1,374,750, in a private placement made pursuant to the exemption from registration provided by Section 4(2) and 4(6) and Rule 506 (the "November 1999 Offering"). Each redeemable warrant entitles the holder to purchase one share of the Company's Common Stock at an exercise price of $3.00 per share until December 31, 2002. In addition, for services rendered in the November 1999 Offering by the placement agent and others, the Company issued 7 2/5 additional units valued at $173,160, in reliance on the exemption from registration provided by Section 4(2) and 4(6) and Rule 506.

     In March 2000, the Company sold solely to accredited investors 4,750,000 shares of its Common Stock at a price of $2.00 per share for an aggregate price of $9,500,000, in a private placement made pursuant to the exemption from registration provided by Section 4(2) and 4(6) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder (the "March 2000 Offering"). In addition, for services rendered in the March 2000 Offering by the placement agent and others, the Company issued warrants to purchase an aggregate of 573,952 shares of the Company's Common Stock at a price of $2.00 per share until December 31, 2002.

     In March 2000, the Company issued to four officers and/or directors and one unaffiliated individual for services rendered options to purchase an aggregate of 525,000 shares at a price of $4.25 per share, and 425,000 shares at a price of $5.00 per share, until March 1, 2007, pursuant to the exemption from registration provided by Section 4(2).

     In September 2000, the Company issued to a certain individual as payment for services rendered, 12,000 shares of Common Stock pursuant to the exemption from registration provided by Section 4(2).

     In September 2000, the Company issued to an individual in connection with the termination of her employment with the Company options to purchase 15,000 shares of the Company's Common Stock at a price of $4.00 per share until September 10, 2002, pursuant to the exemption from registration provided by
Section 4(2).

     In September 2000, the Company issued 30,000 shares of its Common Stock to Thomas Jefferson University and 65,000 shares of its Common Stock to Philadelphia Health and Education Corporation d/b/a MCP Hahnemann University, in each case as payment for license fees pursuant to certain license agreements. In September 2000, the Company also issued an aggregate of 22,000 shares of its Common Stock to two consultants for services rendered. All of these issuances were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

     In October 2000, the Company issued to three individuals for consulting services rendered options to purchase an aggregate of 15,000 shares of the Company's Common stock exercisable until October 25, 2007 at a price of $4.25 per share and redeemable warrants to purchase an aggregate of 62,000 shares of the Company's Common Stock at a price of $2.00 per share exercisable until December 31, 2002.

     In January 2001, the Company issued to the University of Alberta in connection with a License Agreement, 5,000 shares of the Company's Common Stock, pursuant to the exemption from registration provided by Section 4(2).

     In January 2001, pursuant to the exemption from registration provided by
Section 4(2), the Company issued to Rubenstein Investor Relations, Inc. warrants to purchase an aggregate of 30,000 shares of the Company's Common Stock at a price of $3.00 per share until January 22, 2006.

     In February 2001, the Company issued to investors in its October 1999, November 1999 and March 2000 private placements 566,476 additional shares of its Common Stock and warrants to purchase 1,132,950 shares of its Common Stock at a price of $2.00 per share until December 31, 2002.

     In April 2001, the Company issued 10,000 shares to a consulting firm as payment for services rendered, pursuant to the exemption from registration provided by Section 4(2).

Item 27.  Exhibits

          Number    Description
          ------    -----------

          2.1 Joint Venture and Shareholder Agreement by and between Select Therapeutics Inc. and Cytomatrix, LLC, dated December 13, 2000(1)

          3.1       Restated Certificate of Incorporation(2)

          3.1a Certificate of Amendment of Certificate of Incorporation, dated June 27, 2000(3)

          3.2       By-Laws(2)

          4.1       Specimen Common Stock Certificate(3)

          4.2 Form of Class A Redeemable Common Stock Purchase Warrant for investors in the private placement offering dated October 1, 1999 (3)

          4.3 Form of Class B Redeemable Common Stock Purchase Warrant for investors in the private placement offering dated November 11, 1999 and as payment to certain individuals for services rendered in connection with said offering(3)

          4.4 Form of Class C Redeemable Common Stock Purchase Warrant as payment to certain individuals for services rendered in connection with the private placement offering dated March 10, 2000, as amended(3)

          4.5 Form of Class D Redeemable Common Stock Purchase Warrant as payment to a certain entity for services rendered to Select(4)

          4.6 Form of Class E Redeemable Common Stock Purchase Warrant for investors in the private placement offerings dated October 1, 1999, November 11, 1999 and March 10, 2000, as
                    amended.(4)

          4.7 Stock Option Agreement with Dawn Van Zant, dated March 2, 2000 to purchase 25,000 shares of the Company's Common Stock at a price of $4.25 per share.(3)

          4.8 Stock Option Agreement with Dawn Van Zant, dated March 2, 2000 to purchase 25,000 shares of the Company's Common Stock at a price of $5.00 per share.(3)

          4.9 Stock Option Agreement with Dawn Van Zant, dated October 26, 2000 to purchase 15,000 shares of the Company's Common Stock at a price of $4.25 per share.(4)

          4.9a Stock Option Agreement with Bonni Dutcher, dated September 11, 2000, to purchase 15,000 shares of the Company's Common Stock at a price of $4.00 per share.(5)

          5.1       Opinion of Hofheimer Gartlir & Gross, LLP(4)

          10.1 Consulting Agreement with Robert Bender Consulting Limited, dated January 1, 1999(2)

          10.2      Consulting Agreement with Craig Sibley dated January 1,
                    1999(2)

          10.3 Consulting Agreement with Dr. Clifford A. Lingwood, dated January 1, 1999(2)

          10.4 Consulting Agreement with Allan M. Green, M.D., J.D., Ph.D., dated January 1, 1999(2)

          21.1      Subsidiaries of the Registrant(4)

          23.1      Consent of Hofheimer Gartlir & Gross, LLP (Included in
                    5.1)(4)

          23.2      Consent of KPMG, LLP(4)

          23.3      Consent of PricewaterhouseCoopers LLP(4)

          23.4      Consent of BDO Seidman, LLP(4)

          24.1 Power of Attorney (set forth on the signature page of this Registration Statement)(4)

----------

(1)  Incorporated by reference on Form 8-K filed on January 11, 2001.

(2)  Incorporated by reference on Form 10-SB filed on September 16, 1999.

(3)  Incorporated by reference on Form 10K-SB filed on September 28, 2000.

(4)  Filed herewith.

(5)  Incorporated by reference on Form 10Q-SB filed on November 14, 2000.

Item 28.  Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act,

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement;

     (2) that, for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Woburn, State of Massachusetts, on July 26, 2001.


                                           Select Therapeutics Inc.

                                           By: /s/ Steve M. Peltzman
                                              -----------------------------
                                               Steve M. Peltzman
                                               Chief Executive Officer

                                           By: /s/ Michelle C. Guertin
                                              -----------------------------
                                               Michelle C. Guertin
                                               Controller


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned executive officers and directors of Select Therapeutics Inc., hereby severally constitute and appoint Steve M. Peltzman and Robert Bender, our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for us and in our name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

         Name                               Title                      Date
         ----                               -----                      ----

  /s/ Robert Bender                  Chairman of the Board,       July 26,2001
-------------------------------      Secretary and Treasurer
      Robert Bender


  /s/ Steve M. Peltzman              Director                     July 26, 2001
-------------------------------
      Steve M. Peltzman


  /s/ Allan M. Green                 Director                     July 26, 2001
-------------------------------
      Dr. Allan M. Green


  /s/ Allen Krantz                   Director                     July 26, 2001
-------------------------------
      Allen Krantz, Ph.D

  /s/ Clifford A. Lingwood           Director                     July 26, 2001
-------------------------------
      Dr. Clifford A. Lingwood


  /s/ Paul Lucas                     Director                     July 26, 2001
-------------------------------
      Paul Lucas


  /s/ Thomas M. Reardon              Director                     July 26, 2001
-------------------------------
      Thomas M. Reardon


  /s/ Michael McCall                 Director                     July 26, 2001
-------------------------------
      Michael McCall